Exhibit-10.1

EXECUTION VERSION

SIXTH AMENDMENT TO LOAN AND SERVICING AGREEMENT, dated as of August 13, 2026 (this

“Agreement”), by and among:

(1)
STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP., a Delaware corporation (together with its successors and assigns in such capacity, the “Borrower”);
(2)
THE LENDERS (as defined herein) PARTY HERETO; and
(3)
WEBSTER BANK, N.A. (f/k/a STERLING NATIONAL BANK), as the Agent (as defined herein);

Borrower, Webster Bank, N.A. (f/k/a Sterling National Bank), as the collateral agent and administrative agent (in such capacities, the “Agent”) and the lenders party thereto (the “Lenders”) are party to that certain Loan and Servicing Agreement, dated as of July 2, 2021 (as amended, amended and restated, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Loan and Servicing Agreement.

The Borrower, the Lenders and the Agent have agreed to amend the Loan and Servicing Agreement as set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Loan and Servicing Agreement; Eligibility. As of the Effective Date (defined below):

(a)
Amendments to Loan and Servicing Agreement. The Loan and Servicing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: doubled-underlined text) as set forth in the Loan and Servicing Agreement attached hereto as Annex A.
(b)
The Agent and the Lenders agree that the Loan Asset for which the Obligor is Watt Contracting Holdings, LLC shall, as of the Effective Date, be deemed an Eligible Asset, with an Assigned Value as established by Agent. The Borrower agrees that the Agent may establish and adjust the Assigned Value thereof from time to time in its sole and absolute discretion (regardless of whether an Assigned Value Adjustment Event has occurred with respect thereto) , as set forth in a written notice thereof sent to the Borrower.
(c)
On the date hereof, pursuant to Section 10.04(c) of the Loan and Servicing Agreement, the Agent and the Borrower have agreed to cause all amounts owed to Apple Bank under the Transaction Documents to be repaid in full, at which time Apple Bank shall cease to be a Lender under the Loan and Servicing Agreement, and Apple Bank’s Commitment thereunder shall be terminated. In connection therewith, each Lender shall make a payment to the Agent for the account of Apple Bank, in an amount calculated by the Agent, so that after giving effect to such payment by the applicable Lenders and to the distribution thereof to Apple Bank, all amounts owed to Apple Bank under the Transaction Documents shall be repaid in full, and the Advances will be held ratably by the Lenders in accordance with the respective Commitments of such Lenders.

SECTION 2. Conditions Precedent. This Agreement and the amendments set forth in Section 1 shall become effective on and as of the date hereof (the “Effective Date”) upon satisfaction of the following conditions precedent, as determined in the sole discretion of, or waived by, the Agent:

(a)
counterparts of this Agreement shall have been duly executed by, and delivered to, the parties hereto and thereto, each in form and substance reasonably satisfactory to the Agent; and
(b)
all reasonable and documented up-front expenses and fees (including the reasonable and documented legal fees of outside counsel and any fees required under any fee letters executed and delivered in connection herewith) that have been invoiced shall have been paid in full.

SECTION 3. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants that:

(a)
The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority necessary to own and service the Loan Assets and the Collateral and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.
(b)
The Borrower (i) has the power, authority and legal right to (x) execute and deliver this Agreement; and (y) perform and carry out the terms of this Agreement and the Loan and Servicing Agreement as supplemented by this Agreement and the transactions contemplated thereby, and (ii) has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Loan and Servicing Agreement as supplemented by this Agreement.
(c)
This Agreement has been duly executed and delivered by the Borrower and this Agreement and the Loan and Servicing Agreement as supplemented by this Agreement constitute the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity.
(d)
No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower of this Agreement or the Loan and Servicing Agreement as supplemented by this Agreement or the validity or enforceability of this Agreement or the Loan and Servicing Agreement as supplemented by this Agreement, other than such as have been met or obtained and are in full force and effect, in each case, other than those consents, approvals, registrations, filings or actions the failure of which to obtain or make could not reasonably be expected to materially impact the rights and remedies of the Collateral Agent, the Administrative Agent, any Lender and the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document or the ability of any of the Borrower to perform its obligations under this Agreement or any other Transaction Document to which it is a party.
(e)
The execution, delivery and performance of this Agreement, the Loan and Servicing Agreement as supplemented by this Agreement, and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Borrower’s certificate of formation or the Operating Agreement, (ii) result in the creation or imposition of any Lien on the Collateral other than Permitted Liens, (iii) violate any Applicable Law in any material respect, or (iv) violate any contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound.

(f)
There is no litigation, proceeding or investigation pending or, to the knowledge of the Borrower, threatened in writing against the Borrower or any properties of the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or the Loan and Servicing Agreement as supplemented by this Agreement, or (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Borrower is a party.
(g)
No Unmatured Event of Default or Event of Default shall have occurred and be continuing on the date hereof or shall result from the transactions contemplated hereby;
(h)
The representations and warranties contained in this Agreement and the other Transaction Documents are true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the date hereof as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

SECTION 4. Consent and Reaffirmation.

(a)
(x) The Borrower (i) agrees that, the Loan and Servicing Agreement and each other Transaction Document continue to be in full force and effect and all of the covenants and agreements and other provisions contained in the Loan and Servicing Agreement (as supplemented hereby) and each other Transaction Document are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their terms from and after the date hereof, and (ii) confirms and ratifies its collateral assignment and pledge to the Collateral Agent, on behalf of the Secured Parties, and grant of a security interest to the Collateral Agent, on behalf of the Secured Parties, in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all of the Collateral, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located, to secure the prompt and complete payment in full when due, whether at stated maturity, by lapse of time, acceleration or otherwise, of the Obligations (as supplemented hereby) due or to become due, direct or indirect, or absolute or contingent, and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to the Loan and Servicing Agreement and each other Transaction Document, whether now or hereafter existing, all as provided in the Transaction Documents as originally executed (and supplemented hereby).
(b)
On the Effective Date, each reference in the Loan and Servicing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Loan and Servicing Agreement as modified by this Agreement and each reference in any other Transaction Document shall mean the Loan and Servicing Agreement as modified hereby.
(c)
This Agreement is a Transaction Document under the Loan and Servicing Agreement.

SECTION 5. Expenses. Pursuant to Section 10.07 of the Loan and Servicing Agreement, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented outside counsel fees and expenses) of the Agent in connection with the preparation, execution, delivery, and administration of this Agreement and the other documents entered into in connection herewith.

SECTION 6. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail in portable document format (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 7. GOVERNING LAW; JURY WAIVER. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

SECTION 8. Headings. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:

STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP.

By:	/s/ Brett A. Hickey
	Name:	Brett A. Hickey
	Title:	Authorized Signatory

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to

SIXTH AMENDMENT TO

LOAN AND SERVICING AGREEMENT AGREEMENT]

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT:

WEBSTER BANK, N.A. (f/k/a STERLING NATIONAL BANK)

By:	/s/ James Gelwicks
Name:	James Gelwicks
Title:	Senior Managing Director

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to

SIXTH AMENDMENT TO

LOAN AND SERVICING AGREEMENT AGREEMENT]

LENDER:

WEBSTER BANK, N.A. (f/k/a STERLING NATIONAL BANK)

By:	/s/ James Gelwicks
Name:	James Gelwicks
Title:	Senior Managing Director

[Signature Page to

SIXTH AMENDMENT TO

LOAN AND SERVICING AGREEMENT AGREEMENT]

LENDER:

DIME COMMERCIAL BANK

By:	/s/ Jason Brenner
Name:	Jason Brenner
Title:	SVP, Co-Head of Lender Finance

[Signature Page to

SIXTH AMENDMENT TO

LOAN AND SERVICING AGREEMENT AGREEMENT]

LENDER:

MITSUBISHI HC CAPITAL AMERICA, INC.

By:	/s/ Candace Pavilscak
Name:	Candace Pavilscak
Title:	Senior Vice President

[Signature Page to

SIXTH AMENDMENT TO

LOAN AND SERVICING AGREEMENT AGREEMENT]

LENDER:

WOODFOREST NATIONAL BANK

By:	/s/ Trey McCord
Name:	Trey McCord
Title:	Executive Vice President

[Signature Page to

SIXTH AMENDMENT TO

LOAN AND SERVICING AGREEMENT AGREEMENT]

LENDER:

PEAPACK PRIVATE BANK & TRUST (F/K/A PEAPACK-GLADSTONE BANK)

By:	/s/ Alex Lurye
Name:	Alex Lurye
Title:	Senior Managing Director

[Signature Page to

SIXTH AMENDMENT TO

LOAN AND SERVICING AGREEMENT AGREEMENT]

LENDER:

HANMI BANK

By:	/s/ Seung Hyu Lee
Name:	Seung Hyu Lee
Title:	SVP & Syndications Banking Manager

[Signature Page to

SIXTH AMENDMENT TO

LOAN AND SERVICING AGREEMENT AGREEMENT]

ANNEX A

LOAN AND SERVICING AGREEMENT

[ATTACHED]

CONFORMED COPY INCORPORATING ~~FIFTH~~SIXTH AMENDMENT

AS OF ~~JUNE 27~~AUGUST 13, ~~2025~~2026

LOAN AND SERVICING AGREEMENT

among

STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP.,

as the Borrower,

Each of the Lenders from time to time party hereto,

WEBSTER BANK, N.A. (f/k/a STERLING NATIONAL BANK),

as the Collateral Agent,

and

WEBSTER BANK, N.A. (f/k/a STERLING NATIONAL BANK),

as the Administrative Agent and the Swing Lender

WEBSTER BANK, N.A. (f/k/a STERLING NATIONAL BANK),

as Sole Lead Arranger

Dated as of July 2, 2021

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.01(a)	Commitments
SCHEDULE 1.01(b)	Eligibility Criteria
SCHEDULE 1.01(c)	Industry Categories
SCHEDULE 3.01(a)	Conditions Precedent Documents
SCHEDULE 4.01(q)	Prior Names, Tradenames, Fictitious Names and “Doing Business As” Names

EXHIBITS

EXHIBIT A	Form of Borrowing Base Certificate
EXHIBIT B	[Reserved]
EXHIBIT C	Form of Joinder Supplement
EXHIBIT D	Form of Notice of Borrowing
EXHIBIT E	Form of Notice of Reduction (Reduction of Advances Outstanding)
EXHIBIT F	[Reserved]
EXHIBIT G	Form of Quarterly Servicing Report
EXHIBIT H	Form of Quarterly Servicing Report Certificate
EXHIBIT I	Form of Transferee Letter
EXHIBIT J	Form of Loan Asset Register Certificate ()
EXHIBIT K	Form of U.S. Tax Compliance Certificate
EXHIBIT L	Form of Revolving Note ANNEXES

ANNEXES

ANNEX A	Borrowing Base Model

LOAN AND SERVICING AGREEMENT, dated as of July 2, 2021, by and among:

(1) STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP., a Delaware corporation (together with its successors and assigns in such capacity, the “Borrower”);

(2) EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO, as a Lender (as defined herein);

(3) WEBSTER BANK, N.A. (f/k/a STERLING NATIONAL BANK), as the Collateral Agent (as defined herein); and

(4) WEBSTER BANK, N.A. (f/k/a STERLING NATIONAL BANK), as (i) the Administrative Agent (as defined herein) and (ii) Swing Lender (as defined herein).

The Lenders have agreed, on the terms and conditions set forth herein, to provide a senior secured revolving credit facility, which shall provide for Advances from time to time in the amounts and in accordance with the terms set forth herein.

Accordingly, the parties agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.01 Certain Defined Terms.

(a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01.

(b) As used in this Agreement and the exhibits, schedules and annexes hereto (each of which is hereby incorporated herein and made a part hereof), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“1940 Act” means the Investment Company Act of 1940, and the rules and regulations promulgated thereunder.

“ABL Loan” means a loan that is an asset-based financing secured by working-capital assets such as inventory, equipment and accounts receivable and that utilizes a borrowing base formula for determining availability of advances thereunder.

“ABR” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50% and (c) Term SOFR for a one-month tenor in effect on such day plus 1.00%. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively.

“ABR Advance” means an Advance that bears interest based on the ABR.

“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Action” has the meaning assigned to that term in Section 8.03.

“Additional Amount” has the meaning assigned to that term in Section 2.10(a).

“Adjusted Assigned Value” means, with respect to any Loan Asset included in the calculation of the Borrowing Base of any date following the occurrence of an Assigned Value Adjustment Event, the value (expressed as a percentage of the Outstanding Principal Balance) of such Loan Asset established by the Administrative Agent from time to time in its sole and absolute discretion (and the Administrative Agent shall promptly notify the Borrower of any change to Assigned Value it may establish from time to time (an “Assigned Value Notice”), determined as follows:

(1)
with respect to any Assigned Value Adjustment Event under clauses (iv) through (vii) of the definition thereof, the Adjusted Assigned Value shall be an amount equal to the Assigned Value of such Loan Asset prior to such Assigned Value Adjustment Event times the Assigned Value Adjustment Factor thereof; and
(2)
with respect to any other Assigned Value Adjustment Event, the Adjusted Assigned Value shall initially equal the value established by the Administrative Agent from time to time in its sole and absolute discretion and set forth in a written notice thereof sent to the Borrower); and
(3)
if the Borrower disagrees with the determination established under clause (2) above, the Borrower may (at its sole expense) retain an Approved Valuation Firm selected by the Borrower to obtain a Valuation Price for such Loan Asset, and if such Valuation Price (i) is obtained within 30 days of the Assigned Value Notice, and (ii) is greater than the Adjusted Assigned Value established under clause (2) above, then, effective as of the date of delivery of the Valuation Price report from the Approved Valuation Firm to the Administrative Agent, the “Adjusted Assigned Value” shall equal such Valuation Price.

provided, in no event shall the Adjusted Assigned Value exceed the Assigned Value in effect immediately prior to the occurrence of the Assigned Value Adjustment Event or the value that is reflected, as of the relevant date of determination, on the books and records of the Borrower and Investment Manager and maintained in compliance GAAP.

“Adjusted Borrowing Value” means for any Loan Asset for any date of determination, an amount equal to the Assigned Value of such Loan Asset at such time multiplied by the Outstanding Principal Balance of such Loan.

~~{“Assigned Value Notice” has the meaning assigned to that term in the defined term “Adjusted Assigned Value”.}~~

“Adjusted Pro Rata Share” means, (i) with respect to each Lender that is a Non-Defaulting Lender, (x) with respect to the determination of Advances, the Pro Rata Share with respect to each Lender determined when assessing a value of zero to the “Undrawn Amount” of all Defaulting Lenders in the calculation thereunder, and (y) with respect to the allocation of Collections on any Payment Date or otherwise in connection with any distribution hereunder, the Pro Rata Share with respect to each Lender determined when assessing a value of zero to the “Advances Outstanding” of all Defaulting Lenders in the calculation thereunder, and (ii) with respect to each Defaulting Lender, 0%.

“Administrative Agent” means Webster Bank, N.A. (f/k/a Sterling National Bank), in its capacity as administrative agent for the Lenders, together with its successors and assigns, including any successor appointed pursuant to Article IX.

“Administrative Agent Fee Letter” means the letter agreement, dated as of the Closing Date between the Borrower and SNB, in its capacities as Administrative Agent and Collateral Agent.

“Advance” means each loan advanced by the Lenders to the Borrower on an Advance Date pursuant to Article II (including (i) any Interest Reserve Amount advanced pursuant to Section 2.04(a) and (ii) any Swing Loans).

“Advance Date” means, with respect to any Advance, the Business Day during the Revolving Period on which such Advance is made.

“Advance Rate” means,

(i)
with respect to First Lien Loan Assets for which the applicable Obligor has EBITDA of:

(1) greater than $20,000,000, ~~67.5~~70.0%;

(2) greater than $10,000,000 but less than or equal to $20,000,000, ~~65.0~~67.5%;

(3) less than or equal to $10,000,000, 62.5%;

(ii)
with respect to First Lien Last Out Loan Assets for which the Senior Net Leverage

Ratio is:

(1) less than 0.75 to 1.00, ~~62.5~~65.0%;

(2) greater than or equal to 0.75 to 1.00 but less than or equal to 1.25 to 1.00, ~~57.5~~60.0%;

(3) greater than 1.25 to 1.00, 45.0%;

(iii)
with respect to Second Lien Loan Assets, 45.0%;

“Advances Outstanding” means, at any time, the sum of the outstanding principal amounts of Advances (including Swing Loans) loaned to the Borrower for the initial and any subsequent borrowings pursuant to Sections 2.01 and 2.02 as of such time.

“Affected Party” has the meaning assigned to that term in Section 2.09(a).

“Affiliate” means with respect to a Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director, officer or manager of such Person. For purposes of this definition, “control,” when used with respect to any specified Person means the possession, directly or indirectly, of the power to vote 25% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Commitments” means, for all Lenders as of any date of determination, the aggregate of the Commitments of all Lenders as of such date, as such amounts may be decreased pursuant to Section 2.17(c) or increased pursuant to Section 2.18 by a Lender executing and delivering a Joinder Supplement to the Administrative Agent and the Borrower as contemplated by Section 10.04(a). The Aggregate Commitments on the Closing Date are set forth in Schedule 1.01(a) and equal $50,000,000, being the Initial Commitment. The Aggregate Commitments on the First Amendment Effective Date are set forth in Schedule 1.01(a) as in effect on such date and equal $125,000,000. The Aggregate Commitments on the ~~Second~~Sixth Amendment Effective Date are set forth in Schedule 1.01(a) as in effect on such date and equal $~~200,000,000~~185,000,000.

“Aggregate Outstanding Principal Balance” means the aggregate Outstanding Principal Balances of all Eligible Loan Assets.

“Aggregate Unfunded Exposure Amount” means, on any date of determination, the sum of the Unfunded Exposure Amounts of all Loans included in the Collateral.

“Aggregate Unfunded Exposure Equity Amount” means, on any date of determination, the sum of the Unfunded Exposure Equity Amounts of all Loans included in the Collateral.

“Agreement” means this Loan and Servicing Agreement.

“Amortization Reduction Amount” means, with respect to each Payment Date occurring on or after the Commitment Termination Date, an amount equal to 100% of Available Collections received or otherwise deposited into the Collection Account during the related Interest Period.

“Applicable Collateral Value” means, with respect to Eligible Loan Assets relating to (i) Tier 3 Obligors, 85.00%, (ii) Tier 2 Obligors, 92.50%, and (iii) Tier 1 Obligors, 100.00%.

“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person (including, without limitation, predatory lending laws, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and applicable state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Spread” means (i) 2.30%, plus (ii) following the occurrence and during the continuance of an Event of Default, 2.00%.

“Approved Valuation Firm” means (i) Lincoln International LLC, (ii) Houlihan Lokey Howard & Zukin, (iii) Valuation Research Corporation, and (iv) any other nationally recognized accounting firm or valuation firm recommended by the Borrower and approved by the Administrative Agent in its sole reasonable discretion.

“Anti-Money Laundering Laws” means the PATRIOT Act, the Money Laundering Control Act of 1986, the Bank Secrecy Act, and the rules and regulations promulgated thereunder.

“Assigned Value” means, with respect to any Loan Asset, as of any date of determination and expressed as a percentage of the Outstanding Principal Balance of such Loan Asset,

(A) prior to the occurrence of an Assigned Value Adjustment Event (and the determination of an Adjusted Assigned Value), the lesser of (i) the Applicable Collateral Value and (ii) the Fair Market Value thereof as of such date of determination, and

(B) following the occurrence of an Assigned Value Adjustment Event (and the determination of an Adjusted Assigned Value), the most recently determined Adjusted Assigned Value of such Loan Asset;

provided (i) in no event shall any Assigned Value exceed 100%, (ii) the Assigned Value of any Loan Asset that is not an Eligible Loan Asset shall be zero, and (iii) any portion of a First Lien Loan Asset that causes the Senior Net Leverage Ratio of the applicable Obligor with respect to such Loan Asset to be equal to or greater than 5.00 to 1.00, and any portion of a First Lien Last Out Loan Asset or Second Lien Loan Asset that causes the Total Net Leverage Ratio of the applicable Obligor with respect to such Loan Asset to be equal to or greater than 5.00 to 1.00, shall in each case be deemed to have an Assigned Value of zero.

“Assigned Value Adjustment Event” means, with respect to any Loan Asset, the occurrence of one or more of the following events (any of which, for the avoidance of doubt, may occur more than once):

(i)
the failure to report the test of the Cash Interest Coverage Ratio under the Loan Agreement as of the most recent fiscal quarter of such Obligor in the most recent Quarterly Servicing Report, or the Cash Interest Coverage Ratio (as reported in such Quarterly Servicing Report) (a) declines to 75.0% of the applicable Original Cash Interest Coverage Ratio, and (b) is less than 1.50 to 1.00;
(ii)
with respect to any First Lien Loan Asset or First Lien Last Out Loan Asset, the failure to report the test of the Senior Net Leverage Ratio under the Loan Agreement as of the most recent fiscal quarter of such Obligor in the most recent Quarterly Servicing Report, or the Senior Net Leverage Ratio (as reported in such Quarterly Servicing Report) (a) increases by 0.75 times as compared to the applicable Original Senior Net Leverage Ratio, and (b) is greater than 4.00 to 1.00;
(iii)
with respect to any Second Lien Loan Asset, the failure to report the test of the Total Net Leverage Ratio under the Loan Agreement as of the most recent fiscal quarter of such Obligor in the most recent Quarterly Servicing Report, or the Total Net Leverage Ratio (as reported in such Quarterly Servicing Report) (a) increases by 0.50 times as compared to the applicable Original Total Net Leverage Ratio, and (b) is greater than 4.25 to 1.00;
(iv)
the failure to deliver (i) with respect to quarterly reports required to be delivered by the Obligor by the terms of the applicable Loan Documents, any financial statements (including unaudited financial statements) to the Administrative Agent by the date that is no later than sixty (60) days after the end of each fiscal quarter, and (ii) with respect to annual reports required to be delivered by the Obligor by the terms of the applicable Loan Documents any audited financial statements to the Administrative Agent by the date that is no later than one hundred fifty (150) days after the end of any fiscal year;
(v)
a Material Modification with respect to the Loan Agreement or other Loan Documents governing such Loan Asset;

(vi)
an Obligor payment default (as to principal, interest or any fee) under any Loan Asset (without consideration of waivers but after giving effect to any grace or cure period set forth in the applicable Loan Agreement, but not to exceed three days);
(vii)
any other Obligor default under any Loan Asset (i) that continues for 60 days from the date of occurrence thereof without such default being waived, or (ii) for which the Borrower (or agent or required lenders pursuant to the Loan Agreement, as applicable) has elected to accelerate the loan relating thereto; or
(viii)
a Bankruptcy Event with respect to the related Obligor.

“Assigned Value Adjustment Factor”: means (a) with respect to an Assigned Value Adjustment Event of the types described in clause (iv) in the definition thereof, 80%; (b) with respect to an Assigned Value Adjustment Event of the types described in clause (v) in the definition thereof, 85%; provided, that with respect to any Material Modification under clause (i) or (ii) of the definition thereof, the Assigned Value Adjustment Factor under this clause (b) shall be automatically and immediately reduced to (x) 42.5% on the date that is six-months after the occurrence of Assigned Value Adjustment Event, and (y) 0% on the one-year anniversary of such Assigned Value Adjustment Event, (c) with respect to an Assigned Value Adjustment Event of the types described in clause (vi) in the definition thereof, 0%, and (d) with respect to an Assigned Value Adjustment Event of the types described in clause (vii) in the definition thereof, 75%.

{“Assigned Value Notice” has the meaning assigned to that term in the defined term “Adjusted Assigned Value”.}

“Assuming Lender” has the meaning assigned to that term in Section 2.18(a). “Assumption Date” has the meaning assigned to that term in Section 6.01(d)(i).

“Available Collections” means all cash Collections with respect to any Loan Asset deposited in the Collection Account, all other amounts on deposit in the Collection Account from time to time, and all proceeds of Permitted Investments with respect to the Collection Account.

“Bankruptcy Code” means Title 11, United States Code, 11 U.S.C. §§ 101 et seq.

“Bankruptcy Event” shall be deemed to have occurred with respect to a Person if either:

(i)
a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under the Bankruptcy Laws, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the Bankruptcy Laws or other similar laws now or hereafter in effect;
(ii)
such Person shall commence a voluntary case or other proceeding under any Bankruptcy Laws now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or all or substantially all of its assets under the Bankruptcy Laws, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors or members shall vote to implement any of the foregoing; or
(iii)
with respect to an insured depository institution, including a national banking association, the appointment of the Federal Deposit Insurance Corporation as a conservator or receiver of such bank pursuant to Section 11(c) of the Federal Deposit Insurance Act.

“Bankruptcy Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Bankruptcy Proceeding” means any case, action or proceeding before any court or other Governmental Authority relating to any Bankruptcy Event.

“Basel III” means the consultative papers of The Basel Committee on Banking Supervision of December 2009 entitled “Strengthening the resilience of the banking sector” and “International framework for liquidity risk measurement, standards and monitoring”, in each case together with any amendments thereto.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.24(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) Daily Simple SOFR; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body

or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(d) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such

Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(e) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date for the then-current Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.24 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.24.

“Borrower” has the meaning assigned to that term in the preamble hereto.

“Borrowing Base” means, as of any date of determination, an amount (calculated under the Borrowing Base Model set forth as Annex A) equal to (i) the aggregate Adjusted Borrowing Value of all Eligible Loan Assets as of such date minus (ii) the Excess Concentration Amount as of such date; provided that any Loan Asset which at any time is no longer an Eligible Loan Asset shall not be included in the calculation of “Borrowing Base”. For purposes of calculating the Borrowing Base, (a) any Eligible Loan Asset in respect of which the Borrower has entered into a binding and unconditional (other than standard conditions precedent) commitment to originate or acquire which has not yet settled shall be included for the purposes of such calculation, and (b) any Loan Asset in respect of which the Borrower has entered into a binding and unconditional (other than standard conditions precedent) commitment to sell which has not yet settled shall not be included for the purposes of such calculation.

“Borrowing Base Certificate” means a certificate setting forth the calculation of the Borrowing Base as of the applicable date of determination substantially in the form of Exhibit A hereto, prepared by the Borrower.

“Borrowing Base Deficiency” means, as of any date of determination, the extent to which the aggregate Advances Outstanding on such date exceeds the Borrowing Base.

“Business Day” means a day of the year other than (i) Saturday or a Sunday or (ii) any other day on which commercial banks in New York, New York or the city in which the offices of the Administrative Agent are authorized or required by Applicable Law, regulation or executive order to close.

“Capital Lease Obligations” means, with respect to any entity, the obligations of such entity to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such entity under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Interest Coverage Ratio”: With respect to any Loan Asset for any relevant test period under the related Loan Agreement, either (a) the meaning of “Cash Interest Coverage Ratio” or comparable definition set forth in the related Loan Agreement, or (b) in the case of any Loan Asset with respect to which the related Loan Agreement does not include a definition of “Cash Interest Coverage Ratio” or comparable definition, the ratio of (i) EBITDA to (ii) the amount which, in conformity with GAAP, would be set forth as “interest expense” or any similar reference reflected on the most recent financial statements delivered by such Obligor to the Borrower for such relevant test period, as calculated by the Borrower in good faith; provided that in calculating “Cash Interest Coverage Ratio” under either of clause (a) or clause (b) above, EBITDA of the applicable Obligor shall in any event be deemed to be no greater than EBITDA of such Obligor as computed in accordance with the definition of “EBITDA” hereunder; provided, further, that, for the purposes of calculating Cash Interest Coverage Ratio for any Obligor in any relevant test period in which such Obligor issued or originated Indebtedness, the Cash Interest Expense resulting from such Indebtedness shall be annualized based on the period from the date on which such Indebtedness was originated or issued to the last day of such relevant test period.

“Change of Control” shall be deemed to have occurred if any of the following occur:

(i)
the Investment Manager ceases to be the investment advisor of the Borrower; oe
(ii)
the dissolution, termination or liquidation in whole or in part, transfer or other disposition, in each case, of all or substantially all of the assets of, the Borrower.

“Charged-Off Asset” means a Loan Asset with respect to which either of the following occurs: (i) the Borrower has classified such Loan Asset as “charged-off” pursuant to criteria consistent with the Servicing Standard, or (ii) all or any portion of one or more principal or interest payments (other than in respect of default rate interest thereon) under such Loan Asset remains unpaid for at least 60 days from the original due date for such payment.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Closing Date” means July 2, 2021.

“Code” means the Internal Revenue Code of 1986.

“Collateral Agent” means Webster Bank, N.A. (f/k/a Sterling National Bank), not in its individual capacity, but solely as collateral agent pursuant to the terms of this Agreement.

“Collateral” means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Borrower in all assets of the Borrower, including the property identified below in clauses (i) through (v) and all accounts, cash, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, in each case, as defined in the UCC, or other property consisting of, arising out of, or related to any of the following:

(i)
the Loan Assets, and all monies due or to become due in payment under such Loan Assets on and after the related Cut-Off Date, including, but not limited to, all Available Collections and other payments thereon or with respect thereto;
(ii)
the Portfolio Assets with respect to the Loan Assets referred to in clause (i);
(iii)
the Collection Account, and all cash and Financial Assets credited thereto and all income from the investment of funds therein;
(iv)
all Permitted Investments purchased with funds on deposit in the Collection Account;
(v)
all income and Proceeds of the foregoing;

provided, that the Collateral does not include any Loan Assets that were sold, substituted or purchased in accordance with the requirements of Section 2.06 hereof effective as of its applicable Release Date; provided, further, that in no event shall the Collateral include any Excluded Assets.

“Collection Account” means the deposit account (account number 11742640) at the Custodian in the name of the Borrower and subject to the Collection Account Agreement.

“Collection Account Agreement” means that certain Deposit Account Control Agreement, among the Borrower, the Custodian and the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent.

“Collection Date” means the date on which the aggregate outstanding principal amount of the Advances has been repaid in full in cash (other than contingent obligations that survive the termination of any Transaction Document and for which no underlying claim has been asserted) and all interest and Fees and all other Obligations have been paid in full in cash, the commitments of the Lenders hereunder have been terminated and the Borrower shall have no further right to request any additional Advances.

“Collections” means all collections and other cash proceeds with respect to any Loan Asset (including, without limitation, payments on account of interest, principal, prepayments, fees, guaranty payments and all other amounts received in respect of such Loan Asset), all Recoveries, all Insurance Proceeds, and proceeds of any liquidations, sales or dispositions, in each case, attributable to such Loan Asset, and all other proceeds or other funds of any kind or nature received by the Borrower from any member of an Obligor Group with respect to any Loan Asset or any Underlying Collateral, but excluding any Excluded Amounts.

“Commitment” means, with respect to each Lender, (i) prior to the end of the Revolving Period, the dollar amount set forth opposite such Lender’s name on Schedule 1.01(a) hereto (as such amount may be revised from time to time in accordance with the terms hereof, including pursuant to Section 2.17(c) hereof) or the amount set forth as such Lender’s “Commitment” on Schedule 1.01(a) to the Joinder Supplement relating to such Lender as its “Commitment”, and (ii) on or after the Revolving Period, such Lender’s Pro Rata Share of the aggregate Advances Outstanding.

“Commitment Increase” has the meaning assigned to that term in Section 2.18(a). “Commitment Increase Date” has the meaning assigned to that term in Section 2.18(a). “Commitment Percentage” means, with respect to each Lender as of any date of determination, the amount (expressed as a percentage) obtained by dividing (i) the Commitment of such Lender, by (ii) the Aggregate Commitments at such time.

“Commitment Termination Date” means the earliest to occur of (i) the Scheduled Commitment Termination Date, (ii) an Event of Default under Section 7.01(e) or Section 7.01(f), (iii) the date on which the Administrative Agent has declared an Event of Default and has notified Borrower that the Commitment Termination Date or the Final Maturity Date has occurred, (iv) the occurrence of a Keyman Event, and (v) the occurrence of the termination of this Agreement pursuant to Section 2.17(d) hereof.

“Concentration Limits” means, as of any date of determination for purposes of determining the Excess Concentration Amount and the Borrowing Base, the concentration limitations set forth below:

(a)
the sum of Outstanding Loan Balances of all Eligible Loan Assets with Obligors:
(i)
in the Industry with the highest aggregate Outstanding Loan Balances shall not exceed 20.0% (or, if such Industry with the highest aggregate Outstanding Loan Balances is any of Commercial Services & Supplies, Construction & Engineering or Professional Services, then 25.0%) of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets;
(ii)
in the Industry with the second highest aggregate Outstanding Loan Balances shall not exceed 15.0% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets;
(iii)
in any Industry (other than the Industries considered under clauses (i) and (ii) above) shall not exceed 10.0% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets;
(b)
the sum of Outstanding Loan Balance of the Eligible Loan Assets of each Obligor Group shall each not exceed 7.5% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets;
(c)
the sum of Outstanding Loan Balances of all Eligible Loan Assets that are either (i) First Lien Last Out Loan Assets that are subordinated to indebtedness (including any asset-based financing revolver) that is equal to or more than 1.50x of the related Obligor’s EBITDA or (ii) Second Lien Loan Assets, in the aggregate for the foregoing clause (i) and (ii), shall not exceed 20.0% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets;
(d)
the sum of Outstanding Loan Balances of all Eligible Loan Assets that are Second Lien Loans shall not exceed 10.0% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets;
(e)
the sum of Outstanding Loan Balances of all Eligible Loan Assets that are not First Lien Loan Assets shall not exceed 30.0% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets; provided, that, for purposes of this clause (e), any First Lien Last Out Loan Asset that is subordinated to indebtedness (including any asset-based financing revolver) that is less than 1.00x of the related Obligor’s EBITDA, shall constitute a First Lien Loan Asset;

(f)
the sum of Outstanding Loan Balances of all Eligible Loan Assets with Obligors with EBITDA of less than $5,000,000 shall not exceed 15.0% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets;
(g)
the sum of Outstanding Loan Balances of all Eligible Loan Assets that are Fixed Rate Loan Assets shall not exceed 10.0% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets;
(h)
the sum of Outstanding Loan Balances of all Eligible Loan Assets with Obligors who derive a material portion of their business from energy, travel, hospitality, and leisure Industries, shall not exceed 10.0% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets;
(i)
the sum of Outstanding Loan Balances of all Eligible Loan Assets that are Revolving Loan Assets or Delayed Draw Loan Assets shall not exceed 15.0% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets; and
(j)
the sum of Outstanding Loan Balances of all Eligible Loan Assets that are obligations of Obligors that are non-sponsor owned shall not exceed (i) 15.0% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets, or (ii) 10.0% of the aggregate Adjusted Borrowing Value of all Eligible Loan Assets to the extent the Loan Agreement permits more than 25.0% of the proceeds of such Loan Asset to be used to pay dividends, distributions and other restricted payments.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the definition of “ABR”, “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Cov-Lite Loan Asset” means a Loan Asset that does not require the Obligor to maintain compliance during any reporting period applicable to such Loan Asset with any maximum total leverage, maximum senior leverage, maximum first lien leverage, minimum fixed charge coverage, minimum debt service coverage, minimum EBITDA, or other customary financial covenants, regardless of whether any action by, or event relating to, the Obligor has occurred. For the avoidance of doubt, Loan Assets that are cross-defaulted to other debt or other obligations of the Obligor that is pari passu or senior to such Loan Assets that contain any of the foregoing financial covenants shall not be considered Cov-Lite Loan Assets hereunder.

“Custodial Agreements” means (i) the Custody Agreement, dated as of May 14, 2021 (the “Custody Agreement”), between the Borrower and the Custodian, (ii) the Custodial Pledge Agreement and (iii) any other related documents.

“Custodial Pledge Agreement” means a pledge agreement or a control agreement in connection with the Custody Agreement, among the Borrower, the Custodian and the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent.

“Custodian” means State Street Bank and Trust Company, or any other financial institution mutually agreeable to the Collateral Agent and the Borrower. The term “Custodian” includes any agent or sub-custodian acting on behalf of the Custodian in accordance with the terms of the Collection Account Agreement.

“Cut-Off Date” means, with respect to each Loan Asset, either (i) the date (which may be the Closing Date) such Loan Asset is Transferred and an Advance based on a Borrowing Base including such Loan Asset is funded hereunder, or (ii) with respect to a Loan Asset that is part of the Collateral and the term of the Loan Agreement thereunder has been extended during the Revolving Period, the effective date of the amendment extending the term of such Loan Agreement.

“Default Excess” means, with respect to any Defaulting Lender, an amount equal to (i) such Defaulting Lender’s Pro Rata Share of Advances Outstanding (calculated as if all Defaulting Lenders (including such Defaulting Lender) had funded all of their respective Advances, including Advances not funded by such Defaulting Lender which resulted in such Defaulting Lender being deemed a Defaulting Lender), minus (ii) the aggregate outstanding principal amount of Advances Outstanding of such Defaulting Lender.

“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (i) the date on which all Commitments are cancelled or terminated or the Obligations are declared or become immediately due and payable; (ii) with respect to any Funding Default (other than any such Funding Default arising pursuant to clause (iv) of the defined term “Funding Default”), the date on which (A) the Default Excess with respect to such Defaulting Lender has been reduced to zero (whether by the funding by such Defaulting Lender of all payments resulting in such Funding Default of such Defaulting Lender, the non-pro rata application of any voluntary or mandatory prepayments of the Advances in accordance with the terms of this Agreement, or any combination thereof) and (B) such Defaulting Lender has delivered to the Administrative Agent a written reaffirmation of its intention to honor its obligations under this Agreement with respect to its Commitment; and (iii) the date on which the Borrower, the Administrative Agent, and the Majority Lenders waive all Funding Defaults of such Defaulting Lender in writing.

“Defaulting Lender” means any Lender as to which a Funding Default has occurred.

“Delayed Draw Loan Asset” means a Loan Asset that is fully committed on the initial funding date of such Loan Asset and is required to be fully funded in one or more installments on draw dates to occur after the initial funding of such Loan but which, once all such installments have been made, has the characteristics of a Term Loan Asset; provided, that any such Loan Asset will be a Delayed Draw Loan Asset only to the extent of undrawn commitments of the Borrower and solely until all commitments by the Borrower to make advances on such Loan Asset to the Obligor under the related Loan Agreement expire or are terminated or are reduced to zero.

“Delinquent Asset” means, as of any date of determination, a Loan Asset that is not a Charged-Off Asset and as to which either (i) the Borrower has classified (and continues, as of such date of determination, to classify) such Loan Asset, as “delinquent” pursuant to criteria consistent with the

Servicing Standard, or (ii) all or any portion of one or more principal or interest payments (other than in respect of default rate interest) under such Loan Asset remain, as of such date of determination, unpaid for at least 30 days from the original due date for such payment.

“Determination Date” means the first day of each Quarter (commencing on October 1, 2021). “DIP Loan Asset” means any loan for which the Obligor thereunder is a Chapter 11 debtor-in-possession under the Bankruptcy Code.

“Dispute” means any dispute, claim, offset or defense (other than the discharge in bankruptcy of an Obligor) to the payment of any Loan Asset included in the Collateral based upon such payment (or the Loan Agreement or other Loan Documents) not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms; provided, that a Dispute shall not arise solely as a result of a Loan Asset being uncollectible due to the Obligor’s financial inability to pay.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for non-Disqualified Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Advances and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for non-Disqualified Stock), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is one hundred and eighty (180) days after the Scheduled Maturity Date.

“Dodd-Frank” means the Dodd-Frank Wall Street Reform and Consumer Protection Act, Pub. L.111-203 (2010).

“EBITDA” means, with respect to any period and any Loan Asset, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the Loan Agreement for each such Loan Asset (together with all add-backs and exclusions as designated in such Loan Agreement), and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such Loan Agreement, an amount, for the principal Obligor on such Loan Asset and any of its parents or Subsidiaries that are obligated pursuant to the Loan Agreement for such Loan Asset (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus interest expense, income taxes and depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period), and any other item the Borrower and the Administrative Agent mutually deem to be appropriate.

“Eligibility Criteria” means, with respect to any Loan Asset, (i) each of the representations and warranties contained in Section 4.02 hereto, and (ii) the standards set forth Schedule 1.01(b).

“Eligible Assignee” means (i) any Lender or any of its Affiliates, or (ii) any financial or other institution reasonably acceptable to the Administrative Agent (other than the Borrower or an Affiliate thereof).

“Eligible Bid” means a bid made in good faith (and acceptable as a valid bid in the Administrative Agent’s reasonable discretion) by a bidder for all or any portion of the Collateral in connection with a sale of the Collateral in whole or in part pursuant to Section 7.02(i).

“Eligible Loan Asset” means, at any time a Loan Asset for which the Eligibility Criteria are true and correct or satisfied in full unless otherwise waived by the Administrative Agent in its sole discretion.

“Environmental Laws” means any and all foreign, federal, State and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended or supplemented from time to time.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as a specified Person, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person, any corporation described in clause (a) above or any trade or business described in clause (b) above.

“Event of Default” has the meaning assigned to that term in Section 7.01. “Excepted Persons” has the meaning assigned to that term in Section 10.10(a).

“Excess Concentration Amount” means, as of any date of determination, the sum of the amounts, if any, by which the Outstanding Loan Balance of any Loan Asset exceeds the applicable Concentration Limit, as applied sequentially and without duplication in accordance with the Borrowing Base Model set forth in Annex A.

“Exchange Act” means the United States Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

“Excluded Assets” means (i) any Excluded Amounts, (ii) any Retained Interest, (iii) other than with respect to the Portfolio Assets, any assets to the extent the burden or cost (including any material adverse tax consequences) of obtaining or perfecting a lien therein outweighs the benefit of the security afforded thereby as reasonably determined by the Administrative Agent after consultation with the Borrower or if the granting of a Lien in such asset would be prohibited by enforceable anti-assignment provisions of contracts or applicable law or with respect to any assets to the extent such a security interest would violate the terms of any contract with respect to such assets or would require governmental consent, approval, license or authorization, or the consent of one or more third parties or would trigger termination pursuant to any “change of control” or similar provision (in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law), and (iv) any assets securing a Permitted Capital Call Facility permitted pursuant to clause (f) of the definition of “Permitted Liens”.

“Excluded Amounts” means (a) any amount received in the Collection Account with respect to any Loan Asset included as part of the Collateral, which amount is attributable to the payment of any Tax, fee or other charge imposed by any Governmental Authority on such Loan Asset or on any Underlying Collateral, and (b) any amount received in the Collection Account representing (i) any amount representing a reimbursement of insurance premiums, (ii) any escrows relating to Taxes, insurance and other amounts in connection with Loan Assets which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under a Loan Agreement, (iii) any amount received in the Collection Account with respect to any Loan Asset retransferred, substituted for or that is otherwise replaced by a Substitute Eligible Loan Asset, or that is otherwise sold or transferred by the Borrower pursuant to Section 2.06, to the extent such amount is attributable to a time after the effective date of such replacement, transfer or sale, and (iv) any amount received in the Collection Account not relating to a Loan Asset and certified by the Borrower as being received in error.

“Excluded Taxes” means, with respect to any payment made by or on account of any obligation of the Borrower under this Agreement, any of the following Taxes imposed on or with respect to a Lender (a) any Taxes imposed on (or measured by) net income (however denominated), franchise Taxes and any branch profits Taxes, in each case (i) by the United States of America, (ii) by the jurisdiction under the laws of which such Lender is organized, conducts business, in which its principal office is located, or in which its applicable lending office is located or (iii) that are Other Connection Taxes, (b) any United States federal withholding Taxes imposed under FATCA, (c) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.10, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, and (d) Taxes attributable to a Lender’s failure to comply with Section 2.10(d), Section 2.10(e), or Section 2.10(g).

“Fair Market Value” means for any Loan Asset either (a) if such Loan Asset is a “Level 3” asset (as determined in accordance with Financial Accounting Standard 157, (i) the most recent fair market value approved by the Investment Manager based on the valuations included in a report prepared by the Borrower’s Approved Valuation Firm; provided that for purposes of determining Fair Market Value under clause (i), if the Approved Valuation Firm provides a range of market values, the Fair Market Value shall not exceed the mid-point of such range of market values reported by the Approved Valuation Firm or (ii) if prior to the Borrower’s first fair market valuation for such Loan Asset, the fair market value of such Loan Asset as determined by the Borrower in accordance with GAAP and the Servicing Standard, and (b) for any other Loan Asset, the quoted value of such Loan Asset determined by the Borrower in accordance with pursuant to a quotation methodology reasonably satisfactory to Agent; provided, that in no event shall the Fair Market Value of any Loan Asset exceed the par value thereof.

“FATCA” means Sections 1471 through 1474 of the Code as in effect on the date hereof (or any amended version that is substantively comparable), together with any current or future regulations promulgated thereunder or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into among Governmental Authorities implementing such Sections of the Code, and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any such intergovernmental agreement, or any treaty or convention among Governmental Authorities and implementing the foregoing.

“FDIC” means the Federal Deposit Insurance Corporation, and any successor thereto.

“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0.50%.

“Fee Letters” means the Administrative Agent Fee Letter and each other fee letter agreement that shall be entered into by and among the Borrower, the applicable Lender in connection with the transactions contemplated by this Agreement.

“Fees” means (i) the Non-Utilization Fee and (ii) the fees payable to the Administrative Agent, the Collateral Agent, or any Lender pursuant to the terms of the Fee Letters.

“Final Maturity Date” means the earliest to occur of (i) the Scheduled Maturity Date, (ii) the date of the automatic occurrence of an Event of Default, or the date of the declaration of the Final Maturity Date upon the occurrence and continuance of an Event of Default, or (iii) the occurrence of the termination of this Agreement pursuant to Section 2.17(d) hereof.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC. “Financial Covenant” means each of the financial covenants set forth in Section 5.03. “First Amendment Effective Date” means May 6, 2022.

“First Lien Last-Out Loan Asset” means any Loan Asset that would be classified as a First Lien Loan Asset but may, any time prior to and/or after an event of default under the related Loan Agreement by its terms, become subordinate in right of payment to (i) one or more tranches of such First Lien Loan Asset, or (ii) any other obligation of the Obligor of the Loan Asset, in either case in accordance with a specific waterfall of payments or other priority of payments.

“First Lien Loan Asset” means any Loan Asset (i) that is secured by a valid and perfected first priority Lien on substantially all of the Obligor’s assets constituting Underlying Collateral for the Loan Asset, and any Liens on such Underlying Collateral that secures any other outstanding Indebtedness of the Obligor is expressly subject to and contractually or structurally subordinate to the priority claim under the Loan Agreement governing such Loan Asset, subject to any “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein (including, without limitation, priority Liens on certain current assets, including accounts receivable, to secure working capital facilities or other ABL Loan set forth in “permitted liens” as defined in such Loan Agreement or such comparable definition or provision if “permitted liens” is not defined therein, so long as (A) the aggregate commitment amount of such working capital loan does not exceed an amount equal to the applicable Obligor’s EBITDA, and (B) such working capital loan is not secured by any assets other than such current assets) that are reasonable and customary for similar loans (provided that such permitted liens do not secure indebtedness for borrowed money except as set forth above), (ii) that provides that the payment obligation of the Obligor on such Loan Asset is either senior to, or pari passu with, and is not (and cannot by its terms become) subordinate in right of payment to, all other Indebtedness of such Obligor, including in any proceeding related to a Bankruptcy Event, (iii) for which the principal Underlying Collateral is not comprised of equity interests in the Obligor’s subsidiaries and Affiliates, (iv) the Investment Manager has determined in good faith and in a commercially reasonable manner that the enterprise value of the related Obligor or the Underlying Collateral securing the Loan Asset on or about the Cut-Off Date thereof equals or exceeds the outstanding principal balance of the Loan Asset plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral, and (v) that is not a First Lien Last-Out Loan Asset or a Second Lien Loan Asset.

“Fixed Rate Loan Asset” means a Loan Asset other than a Floating Rate Loan Asset.

“Floating Rate Loan Asset” means a Loan Asset (i) that provides for scheduled payments of floating-rate interest in cash on a semi-annual or more frequent basis, (ii) under which the interest rate payable by the Obligor thereof is based on a prime rate or SOFR or any successor thereto (subject, if applicable, to an interest rate floor), plus some specified interest percentage in addition thereto, and (iii) that provides that such interest rate will reset immediately (or at the end of the designated interest period) upon any change in the related prime rate or SOFR.

“Floor” means a rate of interest equal to 0.50%.

“Fourth Amendment Effective Date” means May 9, 2024.

“Funding Default” means, which respect to any Lender, a determination by Administrative Agent that such Lender has (i) failed to make available its ratable share of any Advance as required to be funded under Section 2.02(b) or failed to make any other payment or provide funds to the Administrative Agent as required under this Agreement, and such failure has not been cured within two Business Days; (ii) notified the Administrative Agent and the Borrower in writing that it does not intend to comply with any of its funding obligations under this Agreement or made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit; (iii) failed, within one Business Day after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund Advances under this Agreement; or (iv) become, or has a parent company that has become, the subject of any Bankruptcy Event.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Governmental Authority” means, with respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to a nation or government and any court or arbitrator having jurisdiction over such Person.

“Hazardous Materials” means all materials subject to any Environmental Law, including, without limitation, materials listed in 49 C.F.R. § 172.010, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“Highest Required Investment Category” means (i) with respect to ratings assigned by Moody’s, “Aa2” or “P-1” for one month instruments, “Aa2” and “P-1” for three month instruments, “Aa3” and “P-1” for six month instruments and “Aa2” and “P-1” for instruments with a term in excess of six months and (ii) with respect to ratings assigned by S&P, “A-1” for short-term instruments and “A” for long-term instruments.

“Increasing Lender” has the meaning assigned to that term in Section 2.18(a). “Indebtedness” means:

(i)
with respect to any Obligor under any Loan Asset, the meaning of “Indebtedness” or any comparable definition in the Loan Agreement for each such Loan Asset, and in any case that “Indebtedness” or such comparable definition is not defined in such Loan Agreement, without duplication, (a) all obligations of such entity for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such entity evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such entity under conditional sale or other title retention agreements relating to property acquired by such entity, (d) all obligations of such entity in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such entity, whether or not the indebtedness secured thereby has been assumed, (f) all guarantees by such entity of indebtedness of others, (g) all Capital Lease Obligations of such entity, (h) all obligations, contingent or otherwise, of such entity as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such entity in respect of bankers’ acceptances; and
(ii)
for all other purposes, with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (b) all obligations of such Person under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all indebtedness, obligations or liabilities of that Person in respect of derivatives, and (f) all obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clauses (a) through (e) of this clause (ii).

“Indemnified Amounts” has the meaning assigned to that term in Section 8.01(a). “Indemnified Party” has the meaning assigned to that term in Section 8.01(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnifying Party” has the meaning assigned to that term in Section 8.03.

“Indorsement” has the meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Industry” means the industry categories listed on Schedule 1.01(c) hereto. “Initial Advance” means the first Advance made pursuant to Article II.

“Initial Commitment” means the aggregate Commitments in effect on the Closing Date, being $50,000,000.

“Initial Payment Date” means October 10, 2021.

“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC.

“Insurance Policy” means, with respect to any Loan Asset, an insurance policy covering liability and physical damage to, or loss of, the Underlying Collateral.

“Insurance Proceeds” means any amounts received on or with respect to a Loan Asset under any Insurance Policy or with respect to any condemnation proceeding or award in lieu of condemnation, other than any such amount received which is required to be used to restore, improve or repair the related real estate or other assets or required to be paid to the Obligor under the Loan Agreement.

“Interest Collections” means, (i) with respect to any Loan Asset, all cash Collections attributable to interest on such Loan Asset, including, without limitation, all scheduled payments of interest and payments of interest relating to principal prepayments, all guaranty payments attributable to interest and proceeds of any liquidations, sales or dispositions attributable to interest on such Loan Asset and (ii) amendment fees, late fees, waiver fees, prepayment fees or other amounts (other than amounts expressly designed as Principal Collections) received in respect of Loan Assets.

“Interest Coverage Ratio” means as of any Reporting Date, the percentage equivalent of a fraction (i) the numerator of which is equal to the sum of Interest Collections deposited in the Collection Account during the immediately preceding three-Month period, as set forth in the latest Quarterly Servicing Report, and (ii) the denominator of which is equal to the sum of the payments of interest required to be made pursuant to Section 2.04(a) hereof on the related Payment Date, as set forth in the latest Quarterly Servicing Report, plus, solely with respect to any calculation made under Section 5.02(c)(iii), the sum of the payments of interest on such unsecured Subordinated Indebtedness, calculated on a pro forma basis as if such unsecured Indebtedness was incurred and the full balance thereof was drawn as of the first day of such three-Month period, and was outstanding for each day during, such three-Month Period.

“Interest Period” means, with respect to any Payment Date, (i) as to the Initial Payment Date, the period beginning on the Closing Date and ending on, but excluding, the Determination Date immediately preceding such Payment Date, and (ii) as to any subsequent Payment Date, the period beginning on, and including, the first day of the Month immediately preceding Payment Date and ending on, but excluding, either (x) the Determination Date immediately preceding such Payment Date, or (y) with respect to the final Interest Period, the Collection Date.

“Interest Rate” means, subject to Section 2.24, as of any date of determination, an interest rate per annum equal to the Term SOFR for such date plus the Applicable Spread.

“Interest Reserve Amount” means an amount estimated by the Administrative Agent and reported to the Borrower on each Determination Date in an amount not to exceed the amount of interest payable on the Advance Outstanding over the next three-Month period pursuant to Section 2.02(c).

“Investment Manager” means Star Mountain Fund Management, LLC, a Delaware limited liability company.

“Joinder Supplement” means an agreement among the Borrower, a Lender and the Administrative Agent in the form of Exhibit C to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the Closing Date.

“Keyman Event” means any two of Brett Hickey, Stephen Paras, Christopher Gimbert, and Christopher Birosak are no longer employed by the Borrower or a member thereof, or is no longer actively involved in the management of the Borrower.

“Lender” means each financial institution listed on Schedule 1.01(a) as providing a “Commitment”, as Schedule 1.01(a) may be revised to reflect any assigns of any part of its rights and obligations under this Agreement and the other Transaction Documents in accordance with the terms of Section 10.04, and shall include the Swing Lender.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, claim, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, lease or other title retention agreement, sale subject to a purchase obligation, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) or the filing of or agreement to give any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction.

“Loan Agreement” means the loan agreement, credit agreement or other agreement pursuant to which a Loan Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan Asset or of which the holders of such Loan Asset are the beneficiaries.

“Loan Asset” means any loan originated or acquired by the Borrower in the ordinary course of its business, which loan includes, without limitation, (i) the Required Loan Documents and Loan Asset File, and (ii) all right, title and interest in and to the loan and any Underlying Collateral, but excluding, in each case, any Retained Interest and any Excluded Amounts.

“Loan Asset Checklist” means an electronic or hard copy, as applicable, of a checklist delivered by or on behalf of the Borrower to the Collateral Agent for each Loan Asset, of all Required Loan Documents to be included within the respective Loan Asset File, which shall specify whether such document is an original or a copy.

“Loan Asset File” means, with respect to each Loan Asset, a file containing (a) each of the documents and items as set forth on the Loan Asset Checklist with respect to such Loan Asset and (b) duly executed originals (to the extent required by the Servicing Standard) and copies of any other Records relating to such Loan Assets and Portfolio Assets pertaining thereto and contained therein.

“Loan Asset Register” has the meaning assigned to that term in Section 6.02(f).

“Loan Asset Schedule” means the schedule of Loan Agreements evidencing Loan Assets and related information delivered by the Borrower to the Collateral Agent and the Administrative Agent. Each such schedule shall set forth, as to any Eligible Loan Asset to be Transferred hereunder, the applicable information specified on the Borrowing Base Certificate, which shall also be provided to the Collateral Agent in electronic format acceptable to the Collateral Agent.

“Loan Asset Servicing” means the duties and obligations to service and administer the Loan Assets and as set forth in Section 6.02

“Loan Documents” means all Required Loan Documents and all other agreements, including security agreements, financing statements and guaranties, and other instruments evidencing, securing, guaranteeing or otherwise relating to any Loan Asset or security of the Borrower or other investment with respect to or otherwise relating to any Underlying Collateral or proceeds thereof.

“Majority Lenders” means, as of any date of determination, Lenders holding an aggregate of more than 50% of the Drawn Percentages at such time (which, so long as there exists at least two unaffiliated Lenders, shall be comprised of at least two Lenders that are not Affiliates); provided, that the Commitments of Defaulting Lenders shall be excluded for the purposes of making a determination of Majority Lenders.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Borrower (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loan Assets generally or any material portion of the Loan Assets, (c) the rights and remedies of the Collateral Agent, the Administrative Agent, any Lender and the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of any of the Borrower to perform its obligations under this Agreement or any other Transaction Document to which it is a party, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s, the Administrative Agent’s or the other Secured Parties’ lien on the Collateral.

“Material Modification” means any amendment or waiver of, or modification or supplement to, a Loan Agreement or other Loan Document governing a Loan Asset executed or effected on or after the Cut-Off Date for such Loan Asset which:

(i)
reduces, forgives or delays any or all of the principal amount due under such Loan Asset;
(ii)
waives, delays, postpones or extends the maturity date or any other due date for any payment under such Loan Asset;
(iii)
waives one or more cash interest payments, permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Loan Asset, or reduces the cash spread or cash coupon with respect to such Loan Asset (other than any deferral or capitalization either (x) already allowed by the terms of the Loan Agreement of any Loan Asset as of the Cut-Off Date thereof with respect to interest that is payable “in kind”, or (y) in addition to existing interest payments), or reduces the amount of interest due;
(iv)
contractually or structurally subordinates such Loan Asset by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than any expressly permitted Liens, including “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset, or such comparable definition if “permitted liens” is not defined therein) on any of the Underlying Collateral securing such Loan Asset;
(v)
substitutes, alters or releases the Underlying Collateral securing such Loan Asset and each such substitution, alteration or release, as determined in the sole reasonable discretion of the Administrative Agent, materially and adversely affects the value of such Loan Asset (other than releases expressly permitted by the Loan Documents related to such Loan Asset for value with application of 100% of net proceeds in permanent reductions of amounts outstanding under the Loan Asset (or in the case of a Second Lien Loan Asset, under such Loan Asset or the related first lien loan asset) as may be permitted in the underlying Loan Agreement as of the Cut-Off Date thereof); or
(vi)
amends, waives, forbears, supplements or otherwise modifies in any way for more than one calendar quarter the definition of “Senior Net Leverage Ratio”, “Total Net Obligor Leverage Ratio”, “Cash Interest Coverage Ratio”, “EBITDA” or definition of “permitted lien” or “indebtedness” (or any similar term) (or any respective comparable definitions in the underlying Loan Agreement as of the Cut-Off Date thereof) or the definition of any component thereof, in each case, in a manner that, in the sole discretion of the Administrative Agent, is materially adverse to the Administrative Agent or any Lender.

“Maximum Availability” means the lesser of:

(i)
the Maximum Facility Amount;
(ii)
(a) the product of (x) the Borrowing Base multiplied by (y) the Weighted Average Advance Rate, minus (b) the Aggregate Unfunded Exposure Equity Amount, minus (c) the Interest Reserve Amount, plus (d) the amount of Available Collections on deposit in the Principal Collection Account as of such date; and
(iii)
(a) the aggregate Adjusted Borrowing Value of all Eligible Loan Assets as of such date minus (b) the Minimum Credit Enhancement Amount, plus (c) the amount of Available Collections on deposit in the Principal Collection Account as of such date, minus (d) the Aggregate Unfunded Exposure Equity Amount, minus (e) the Interest Reserve Amount

For purposes of calculating the Maximum Availability, (a) any Eligible Loan Asset in respect of which the Borrower has entered into a binding and unconditional (other than standard conditions precedent) commitment to acquire which has not yet settled shall be included for the purposes of such calculation and the Available Collections to be used to acquire such Loan Asset shall be excluded from the calculation as if such origination or acquisition had been completed, and (b) any Loan Asset in respect of which the Borrower has entered into a binding and unconditional (other than standard conditions precedent)commitment to sell which has not yet settled shall not be included for the purposes of such calculation and the Available Collections to be received from the sale of such Loan Asset shall be included in the calculation as if such sale had been completed.

“Maximum Facility Amount” means the Aggregate Commitments as then in effect, which amount on the Closing Date shall equal the Initial Commitment and may be increased pursuant to Section 2.18 to $350,000,000; provided that at all times after the Revolving Period, the Maximum Facility Amount shall mean the aggregate Advances Outstanding at such time.

“Minimum Equity Amount” means the greater of (i) the aggregate Outstanding Loan Balances of the three largest Eligible Loan Assets (and, for the purpose of this calculation, all Eligible Loan Assets funded to a single Obligor Group shall constitute a single Eligible Loan Asset); and (ii) $15,000,000.

“Month” means a calendar month.

“Moody’s” means Moody’s Investors Service, Inc. (or its successors in interest).

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate of the Borrower, contributed or had any obligation to contribute on behalf of its employees at any time during the current year or the preceding five years.

“Non-Defaulting Lender” means any Lender that is not a Defaulting Lender. “Non-U.S. Lender” has the meaning assigned to that term in Section 2.10(d). “Non-Utilization Fee” has the meaning assigned to that term in Section 2.08(a).

“Non-Utilization Payment Date” means (i) each Payment Date during the Revolving Period, and (ii) the Payment Date immediately following the Commitment Termination Date.

“Non-Utilization Period” means, (i) as to the initial Non-Utilization Payment Date, the period beginning on the Closing Date and ending on, but excluding, the Determination Date immediately preceding such Non-Utilization Payment Date and (ii) as to any subsequent Non-Utilization Payment Date, the period beginning on, and including, the Determination Date prior to the immediately preceding Non-Utilization Payment Date and ending on, but excluding, the Determination Date immediately preceding such Non-Utilization Payment Date, or, with respect to the final Non-Utilization Period, the Commitment Termination Date.

“Non-Utilization Fee Rate” with respect to any Lender, means the “Non-Utilization Fee Rate” as set forth in such Lender’s Fee Letter.

“Noteless Loan Asset” means a Loan Asset with respect to which the Loan Agreements (i) do not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Loan Asset or (ii) require any holder of the indebtedness created under such Loan Asset to affirmatively request a promissory note from the related Obligor.

“Notice of Borrowing” means an irrevocable written notice of borrowing from the Borrower to the Administrative Agent in the form attached hereto as Exhibit D.

“Notice of Exclusive Control” has the meaning specified in the Collection Account Agreement, or if not defined therein, means a notice delivered by the Collateral Agent to the Custodian in accordance with the terms of the Collection Account Agreement notifying the Custodian to cease following instructions of the Borrower with respect to the Collection Account.

“Notice of Reduction” means a notice of a reduction of the Advances Outstanding pursuant to Section 2.17, in the form attached hereto as Exhibit E.

“Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Lenders, the Administrative Agent or the Collateral Agent arising under this Agreement or any other Transaction Document and shall include, without limitation, all liability for principal of and interest on the Advances, Fees, indemnifications and other amounts due or to become due by the Borrower to the Lenders, the Administrative Agent and the Collateral Agent under this Agreement or any other Transaction Document, including, without limitation, any Fee Letter, any Prepayment Premium and costs and expenses payable by the Borrower to the Lenders, the Administrative Agent or the Collateral Agent, including reasonable attorneys’ fees, costs and expenses of outside counsel, including without limitation, interest, fees and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).

“Obligor” means, collectively, each Person obligated to make payments under a Loan Agreement, including any guarantor thereof.

“Obligor Group” means, collectively, each Obligor and its direct corporate or entity parents and subsidiaries; provided, that Obligors will not be considered members of the same Obligor Group solely as a result of a relationship based on the direct or indirect ownership of, or control by, a common owner which is a financial institution, asset manager, private equity sponsor, fund, investment vehicle or similar entity which is in the business of making diversified investments.

“Offering Memorandum” means that certain Confidential Private Placement Memorandum of the Borrower, dated May 2021.

“Officer’s Certificate” means a certificate signed by the president, the secretary, an assistant secretary, the chief financial officer or any vice president, as an authorized officer, of any Person.

“Operating Agreement” means the By-Laws of the Borrower.

“Original Cash Interest Coverage Ratio” means, with respect to any Loan Asset, the Cash Interest Coverage Ratio for such Loan Asset on (i) the Cut-Off Date for such Loan or (ii) if applicable, the date such Loan Asset was most recently assigned a new Assigned Value by the Administrative Agent as a result of an Assigned Value Adjustment Event under clause (i) of the definition thereof, as set forth in the applicable Assigned Value Notice with respect to such Loan Asset.

“Original Senior Net Leverage Ratio”: With respect to any Loan Asset, the Senior Net Leverage Ratio for such Loan Asset on (i) the Cut-Off Date for such Loan or (ii) if applicable, the date such Loan Asset was most recently assigned a new Assigned Value by the Administrative Agent as a result of an Assigned Value Adjustment Event under clause (ii) of the definition thereof, as set forth in the applicable Assigned Value Notice with respect to such Loan Asset.

“Other Connection Taxes” means, with respect to the Administrative Agent or each Lender, Taxes that are imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Advance or Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Outstanding Loan Balance” means for any Loan Asset, for any date of determination, an amount equal to the Assigned Value of such Loan Asset at such time multiplied by the Outstanding Principal Balance of such Loan Asset; provided that the parties hereby agree that the Outstanding Loan Balance of any Loan Asset that is no longer an Eligible Loan Asset shall equal zero.

“Outstanding Principal Balance” means the principal balance of a Loan Asset, expressed exclusive of the portion of the outstanding principal balance of a Loan Asset, if any, that represents interest which has accrued in kind and has been added to the principal balance of such Loan Asset, and any accrued interest.

“Partial PIK Loan Asset” means any Loan Asset that provides for payments of a portion of scheduled interest in cash on a current basis, the remainder of which is or can be payable “in kind” and not in cash; provided the portion of such Loan Asset that is accruing interest that is required to be paid in cash pursuant to the terms of the related Loan Agreement is at an interest rate that is at least 300 basis points higher than the Interest Rate hereunder.

“Participant Register” has the meaning assigned to that term in Section 2.13.

“Payment Date” means the 10th day of each of Quarter, commencing on the Initial Payment Date, or, if any such day is not a Business Day, the next succeeding Business Day; provided that the final Payment Date shall occur on the Collection Date.

“Pension Plan” has the meaning assigned to that term in Section 4.01(aa).

“Permitted Capital Call Facility” means Indebtedness of the Borrower pursuant to a capital call loan facility (i) pursuant to which advances are made based on the unused capital commitments of the eligible investors in the Borrower, and (ii) secured solely by any capital commitments of the Borrower’s investors and assets directly related thereto (including any deposit account the sole purpose of which is for the deposit of capital contributions made from the Borrower’s investors); provided that, in no event shall such facility be secured by any Loan Asset, Portfolio Assets or any other assets listed in clauses (i) through (v) in the definition of “Collateral”.

“Permitted Investments” means U.S. Dollar denominated negotiable instruments or securities or other investments (which may include securities or investments in which SNB, the Collateral Agent or their respective Affiliates provide services or receive compensation) that (i) except in the case of demand or time deposits and investments in money market funds, are represented by instruments in bearer or registered form or ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers, (ii) as of any date of determination, mature by their terms on or prior to the Business Day preceding the next Payment Date, and (iii) evidence:

(a) direct obligations of, and obligations fully guaranteed as to full and timely payment by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States);

(b) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Borrower’s investment or contractual commitment to invest therein, the commercial paper, if any, and short-term unsecured debt obligations (other than such obligation whose rating is based on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from each Rating Agency in the Highest Required Investment Category granted by such Rating Agency;

(c) commercial paper, or other short-term obligations, having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating in the Highest Required Investment Category granted by each Rating Agency;

(d) demand deposits, time deposits or certificates of deposit that are fully insured by the FDIC and either have a rating on their certificates of deposit or short-term deposits from Moody’s and S&P of “P-1” and “A-1”, respectively;

(e) notes that are payable on demand or bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f) investments in taxable money market funds or other regulated investment companies having, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category from each Rating Agency; or

(g) time deposits (having maturities of not more than 90 days) by an entity the commercial paper of which has, at the time of the Borrower’s investment or contractual commitment to invest therein, a rating of the Highest Required Investment Category granted by each Rating Agency.

In connection with the acquisition or disposition of Permitted Investments pursuant to the terms of the Transaction Documents, the Collateral Agent may pursuant to the direction of the Borrower or the Administrative Agent, as applicable, purchase or sell to itself or an Affiliate, as principal or agent, the Permitted Investments described above.

“Permitted Liens” means any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced (a) Liens for state, municipal or other local Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens granted pursuant to or by the Transaction Documents, including restrictions on transfer with respect to any Loan Asset, either imposed by law or contained in the Loan Agreements, that are customary qualifications for instruments similar to such Loan Asset (including consent of the relevant agent or Obligor), (d) Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law and/or pursuant to customary custodial, banking or cash management arrangements encumbering deposits solely to the extent incurred in connection with maintenance of securities accounts or deposit accounts in the ordinary course of business and not involving the borrowing of money or the granting of collateral, (e) any Liens set forth on Schedule 5.02(d), and (f) Liens on capital commitments of the Borrower’s investors and assets directly related thereto (including any deposit account the sole purpose of which is for the deposit of capital contributions made from the Borrower’s investors) (other than any Loan Asset, Portfolio Assets or any other assets listed in clauses (i) through (v) in the definition of “Collateral”) pledged to secure a Permitted Capital Call Facility.

“Person” means an individual, partnership, corporation (including a statutory or business trust), limited partnership, limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“PIK Loan Asset” means any Loan Asset that provides that payments of scheduled interest may be payable “in kind” and not in cash (other than a Partial PIK Loan Asset).

“Portfolio Assets” means all Loan Assets owned by the Borrower, together with all proceeds thereof and other assets or property related thereto, including all right, title and interest of the Borrower in and to:

(a) any amounts on deposit in any cash reserve, collection, custody or lockbox accounts securing the Loan Assets;

(b) all rights with respect to the Loan Assets to which the Borrower is entitled as lender under the applicable Loan Agreement;

(c) the Collection Account, together with all cash and investments in each of the foregoing from the Loan Assets

(d) any Lien in the Underlying Collateral securing a Loan Asset and all Recoveries related thereto, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Cut-Off Date and all liquidation proceeds;

(e) all Required Loan Documents, the Loan Asset Files related to any Loan Asset, any Records, and the documents, agreements, and instruments included in the Loan Asset Files or Records;

(f) all Insurance Policies with respect to any Loan Asset;

(g) all Liens, guaranties, indemnities, warranties, letters of credit, accounts, bank accounts and property subject thereto from time to time purporting to secure or support payment of any Loan Asset, together with all UCC financing statements, mortgages or similar filings signed or authorized by an Obligor relating thereto;

(h) all UCC financing statements;

(i) all records (including computer records) with respect to the foregoing; and

(j) all Collections, income, payments, proceeds and other benefits of each of the foregoing.

“Prepayment Premium” means, for the period beginning on the Closing Date and ending on the one year anniversary thereof, an amount equal to 1.00% of the amount of the reduction of the Maximum Facility Amount, whether pursuant to Section 2.17 or otherwise, other than any reduction in connection with the payment of the applicable Amortization Reduction Amount following the Commitment Termination Date.

“Prime Rate” means the rate of interest most recently published in the Money Rates section of The Wall Street Journal from time to time as the Prime Rate in the United States of America or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Agent in a commercially reasonable manner) or any similar release by the Federal Reserve Board (as determined by Agent in a commercially reasonable manner). Any change in such prime rate shall take effect at the opening of business on the day specified in the public announcement of such change.

“Principal Collections” means (i) any cash Collections deposited by the Borrower into the Collection Account in accordance with Section 2.05 or Section 2.06 with respect to any Loan Asset, all cash Collections received which are not Interest Collections, including, without limitation, all Recoveries, all Insurance Proceeds, all scheduled payments of principal and principal prepayments and all guaranty payments and proceeds of any liquidations, sales or dispositions, in each case, attributable to the principal of such Loan Asset.

“Pro Rata Share” means, with respect to each Lender, (1) at any time during the Revolving Period (i) with respect to the determination of Advances, the Undrawn Percentage of such Lender, and (ii) with respect to the allocation of Collections on any Payment Date or otherwise in connection with any distribution hereunder, the Drawn Percentage of such Lender, and (2) after the Revolving Period, with respect to the allocation of Available Collections on any Payment Date or otherwise in connection with any distribution hereunder, such Lender’s Drawn Percentage, where:

“Drawn Amount” of each Lender, means the Advances Outstanding of such Lender.

“Drawn Percentage” for any Lender as of any date of determination, means the amount, expressed as a percentage, obtained by dividing (i) the Drawn Amount of such Lender, by (ii) Advances Outstanding of all Lenders.

“Undrawn Amount” for any the Lender as of any date of determination, means the positive difference, if any, between (i) the Commitment of such Lender, and (ii) the Drawn Amount of such Lender.

“Undrawn Percentage” for any Lender as of any date of determination, means the amount, expressed as a percentage, obtained by dividing (i) the Undrawn Amount of such Lender, by (ii) the aggregate Undrawn Amounts of all Lenders.

“Proceeds” means, with respect to any Collateral, all property that is receivable or received when such Collateral is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral.

“Quarter” means each calendar quarter.

“Quarterly Reporting Date” means the date that is two Business Days prior to each Payment Date.

“Quarterly Servicing Report” has the meaning assigned to that term in Section 6.07(b)(ii).

“Quarterly Servicing Report Certificate” has the meaning assigned to that term in Section 6.07(c).

“Rating Agency” means each of DBRS, S&P and Moody’s, or any other nationally recognized statistical rating organization identified as such by the Securities and Exchange Commission.

“Records” means all documents relating to the Loan Assets, including books, records and other information executed in connection with the origination or acquisition of the Collateral or maintained with respect to the Collateral and the related Obligors that the Borrower or has generated, in which the Borrower has originated or has otherwise obtained an interest.

“Recoveries” means, as of the time any Underlying Collateral with respect to any Loan Asset that is subject to any Assigned Value Adjustment Event is sold, discarded or abandoned (after a determination by the Borrower that such Underlying Collateral has little or no remaining value) or otherwise determined to be fully liquidated by the Borrower in accordance with the Servicing Standard, the proceeds from the sale of the Underlying Collateral, the proceeds of any related Insurance Policy, any other recoveries with respect to such Loan Asset, as applicable, the Underlying Collateral, and amounts representing late fees and penalties, net of any amounts received that are required under such Loan Asset, as applicable, to be refunded to the related Obligor.

“Register” has the meaning assigned to that term in Section 2.13. “Release Date” has the meaning assigned to that term in Section 2.06(d).

“Replacement Servicer” has the meaning assigned to that term in Section 6.01(c).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than an event for which the 30 day notice period has been waived.

“Reporting Date” means October 7, 2021, and thereafter on the second Business Day immediately preceding the 10th day of each succeeding Quarter.

“Required Loan Documents” means, for each Loan Asset, originals (except as otherwise indicated) of the following documents or instruments, all as specified on the related Loan Asset Checklist:

(a) (i) the original executed promissory note or, in the case of a lost note, a copy of the executed underlying promissory note accompanied by an original executed affidavit and indemnity endorsed by the Borrower in blank (and an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower), or (ii) if such promissory note is not issued in the name of the Borrower or if such Loan Asset is a Noteless Loan Asset, each assignment and assumption agreement, transfer document or instrument relating to such Loan Asset evidencing the assignment of such Loan Asset from any prior third party owner thereof to the Borrower and from the Borrower in blank (which shall be the original executed copies, in case of documents or instruments evidencing the transfer from the Borrower in blank, and otherwise may be copies of the executed versions); and

(b) to the extent applicable to the related Loan Asset, copies of the executed (a) guaranty, (b) credit agreement, (c) loan agreement, (d) note purchase agreement, (e) sale and servicing agreement, (f) acquisition agreement (or similar agreement) and (g) security agreement or mortgage, in each case as set forth on the Loan Asset Checklist.

“Required Reports” means, collectively, the Quarterly Servicing Report required pursuant to Section 6.07(b), the Quarterly Servicing Report Certificate required pursuant to Section 6.07(c), the financial statements of the Borrower required pursuant to Section 6.07(d) and (e), the tax returns required pursuant to Section 6.07(f), the financial statements and valuation reports of each Obligor required pursuant to Section 6.07(g), the annual statements as to compliance required pursuant to Section 6.09, and the annual independent public accountant’s report required pursuant to Section 6.10.

“Responsible Officer” means, with respect to any Person, any duly authorized officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any Equity Interests in the Borrower now or hereafter outstanding; (ii) any management fees and incentive payments (in cash) to the general partner of the Borrower or the Investment Manager, (iii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of Equity Interests in the Borrower now or hereafter outstanding, (iv) any payment made to redeem, purchase, purchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Equity Interests in the Borrower now or hereafter outstanding, and (v) any payment of management fees by the Borrower.

“Retained Interest” means with respect to any Revolving Loan Asset or Delayed Draw Loan Asset, all obligations to provide additional funding (in excess of principal amounts outstanding) with respect to such Loan Asset.

“Revolving Loan Asset” means a Loan Asset that is not a Term Loan Asset and that is a senior secured obligation (including revolving loans, funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities, letter of credit facilities and other similar loans and investments) that contains an unfunded commitment arising from an extension of credit to an Obligor, pursuant to the terms of which amounts borrowed may be repaid and subsequently reborrowed; provided that a Loan Asset will be a Revolving Loan Asset only to the extent of undrawn commitments of the Borrower and until all commitments to make advances to the related Obligor expire or are terminated or irrevocably reduced to zero.

“Revolving Note” means a revolving note in the form attached hereto as Exhibit L.

“Revolving Period” means the date commencing on the Closing Date and ending on the Commitment Termination Date.

“Rule 17g-5” means Rule 17g-5 under the Securities Exchange Act of 1934, as such rule may be amended from time to time, and subject to the interpretations provided by the Securities and Exchange Commission or its staff from time to time.

“S&P” means Standard & Poor’s Ratings Group, a Standard & Poor’s Financial Services LLC business (or its successors in interest).

“Sanctions” has the meaning specified in Section 4.01.

“Scheduled Commitment Termination Date” means July ~~2~~3, ~~2027~~2028.

“Scheduled Maturity Date” means ~~June 30~~July 3, ~~2028~~2029.1

“Scheduled Payment” means each scheduled payment of principal or interest required to be made by an Obligor on the related Loan Asset, as adjusted pursuant to the terms of the related Loan Agreement.

“Second Amendment Effective Date” means September 16, 2022.

“Second Lien Loan Asset” means any Loan Asset that does not satisfy the requirements set forth in the definition of First Lien Loan Asset and First Lien Last Out Loan Asset and that (i) is secured by a valid and perfected Lien on substantially all of the Obligor’s assets constituting Underlying Collateral for the Loan Asset, subject only to the prior lien provided to secure the obligations under a “first lien” loan pursuant to customary commercial terms, and any other “permitted liens” as defined in the applicable Loan Agreement for such Loan Asset or such comparable definition if “permitted liens” is not defined therein (including, without limitation, priority Liens on certain current assets, including accounts receivable, to secure working capital facilities) that are reasonable and customary for similar loans (provided such liens do not directly secure indebtedness for borrowed money except as otherwise provided in this definition), (ii) provides that the payment obligation of the Obligor on such Loan Asset is “senior debt” and, except for the express priority provisions under the documentation of the “first lien” lenders (including customary terms applicable to a second lien lender under customary intercreditor provisions, including such as after an event of default in connection with a first priority lien or with respect to the liquidation of the Obligor or certain specified collateral for such Loan), is either senior to, or pari passu with, all other Indebtedness for borrowed money of such Obligor, (iii) for which the principal Underlying Collateral is not comprised of equity interests in the Obligor’s subsidiaries and Affiliates, and (iv) the Investment Manager has determined in good faith and in a commercially reasonable manner that the enterprise value of the related Obligor or the Underlying Collateral securing the Loan Asset on or about the Cut-Off Date thereof equals or exceeds the outstanding principal balance of the Loan Asset plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral.

“Secured Party” means each of the Administrative Agent, each Lender (together with its successors and assigns), the Collateral Agent, and solely with respect to its rights hereunder, each Affected Party and each Indemnified Party.

“Senior Net Leverage Ratio” means, with respect to any Loan Asset for any relevant test period under the related Loan Agreement, the meaning of “Senior Net Leverage Ratio”, “Senior Leverage Ratio”, “First Lien Net Leverage Ratio”, “First Lien Leverage Ratio”, or any comparable term relating to senior secured indebtedness defined in the related Loan Agreement, and in any case not so defined, the ratio of (a) first lien or senior secured indebtedness (as defined in the related Loan Agreement or comparable term thereof, including such Loan Asset) of the applicable Obligor as of the date of determination, excluding any junior indebtedness and any unsecured indebtedness of such Obligor, minus the Unrestricted Cash of such Obligor as of such date to (b) EBITDA as calculated by the Borrower in good faith using information from and calculations consistent with the relevant financial models, proforma financial statements, compliance statements and financial reporting packages provided by the relevant Obligor; provided, that in calculating “Senior Net Leverage Ratio” in any case, EBITDA of the applicable Obligor shall in any event be deemed to be no greater than EBITDA of such Obligor as computed in accordance with the definition of “EBITDA” hereunder.

1 ~~July 2, 2028 is a Sunday~~

“Servicing Termination Notice” has the meaning assigned to that term in Section 6.01(b). “Servicing File” means, for each Loan Asset, (a) copies of each of the Required Loan Documents and (b) any other portion of the Loan Asset File which is not part of the Required Loan Documents.

“Servicing Standard” means, with respect to any Loan Assets included in the Collateral, to service and administer such Loan Assets on behalf of the Secured Parties in accordance with Applicable Law, the terms of this Agreement, the Loan Agreements, all customary and usual servicing practices for loans like the Loan Assets and, to the extent consistent with the foregoing, (1) utilizing the standards, policies and procedures that the Borrower reasonably believes to be customarily followed by institutional managers of similar standing relating to assets of the nature and character of the Collateral, (2) utilizing the same care, skill, prudence and diligence with which the

Borrower services and administers loans for its own account or for the account of others; and (3) with a view to maximize the value of the Loan Assets; and without regard to: (i) any relationship that the Borrower or any Affiliate of the Borrower may have with any Obligor or any Affiliate of any Obligor, (ii) the Borrower’s obligations to incur servicing and administrative expenses with respect to a Loan Asset, (iii) the Borrower’s right to receive compensation for its services hereunder or with respect to any particular transaction, (iv) the ownership by the Borrower or any Affiliate thereof of any Loan Assets, (v) the ownership, servicing or management for others by the Borrower of any other loans or property by the Borrower or (vi) any relationship that the Borrower or any Affiliate of the Borrower may have with any holder of other loans of the Obligor with respect to such Loan Assets.

“Settlement” has the meaning set forth in Section 2.02(g)(i). “Settlement Date” has the meaning set forth in Section 2.02(g)(i).

“Sixth Amendment Effective Date” means August 13, 2026.

“SNB” means Webster Bank, N.A. (f/k/a Sterling National Bank), a national banking association, together with its successors and assigns.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Advance” means an Advance that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “ABR”.

“Solvent” means, as to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“State” means one of the fifty states of the United States or the District of Columbia.

“Structured Finance Obligation” means any obligation issued by a special purpose vehicle secured directly by, referenced to, or representing ownership of the cash flows of a pool of receivables or other financial assets, either fixed or revolving, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and mortgage backed securities or any resecuritization thereof, synthetic variants of any of the foregoing (where relevant), credit-linked notes and credit-linked loans, or any similar obligation deemed to be a “Structured Finance Obligation” for regulatory purposes by the Administrative Agent in its reasonable discretion.

“Subsidiary” means with respect to a person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such person.

“Substitute Eligible Loan Asset” means each Eligible Loan Asset Transferred by the Borrower to the Custodian, on behalf of the Secured Parties and subject to the Custodial Agreement, pursuant to Section 2.06(a) or Section 2.06(c)(ii).

“Substitution” has the meaning assigned to that term in Section 2.06(a). “Swing Lender” means SNB.

“Swing Loan” has the meaning set forth in Section 2.02(f).

“Swing Loan Excess Amount” means, at any time, an amount equal to the lesser of (i) $15,000,000, and (ii) $~~75,000,000~~95,000,000 minus the Swing Lender’s Commitment at such time.

“Synthetic Security” means a security or swap transaction (other than a letter of credit or a Participation) that has payments of interest or principal on one or more reference obligations or the credit performance of one or more reference obligations.

“Taxes” means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

“Term Loan Asset” means a Loan Asset that is a term loan that has been fully funded and does not contain any unfunded commitment on the part of the Borrower arising from an extension of credit by the Borrower to an Obligor.

“Term SOFR” means:

(a) for any calculation with respect to a SOFR Advance, the Term SOFR Reference Rate for a tenor of ninety days on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor; and

(b) for any calculation with respect to an ABR Advance on any day, the Term SOFR Reference Rate for a tenor of ninety days on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Tier 1 Obligor”: (a) With respect to First Lien Loan Assets, Obligors for which the Senior Net Leverage Ratio of the applicable Obligor with respect to such First Lien Loan Asset is less than 3.25 to 1.00, and (b) with respect to First Lien Last Out Loan Assets and Second Lien Loan Assets, Obligors for which the Total Net Leverage Ratio of the applicable Obligor with respect to such First Lien Last Out Loan Asset and Second Lien Loan Asset is less than 3.75 to 1.00.

“Tier 2 Obligor”: (a) With respect to First Lien Loan Assets, Obligors for which the Senior Net Leverage Ratio of the applicable Obligor with respect to such First Lien Loan Asset is less than 4.00 to 1.00 but greater than or equal to 3.25 to 1.00, and (b) with respect to First Lien Last Out Loan Assets and Second Lien Loan Assets, Obligors for which the Total Net Leverage Ratio of the applicable Obligor with respect to such First Lien Last Out Loan Asset and Second Lien Loan Asset is less than 4.25 to 1.00 but greater than or equal to 3.75 to 1.00.

“Tier 3 Obligor”: (a) With respect to First Lien Loan Assets, Obligors for which the Senior Net Leverage Ratio of the applicable Obligor with respect to such First Lien Loan Asset is less than 5.00 to 1.00 but greater than or equal to 4.00 to 1.00, and (b) with respect to First Lien Last Out Loan Assets and Second Lien Loan Assets, Obligors for which the Total Net Leverage Ratio of the applicable Obligor with respect to such First Lien Last Out Loan Asset and Second Lien Loan Asset is less than 5.00 to 1.00 but greater than or equal to 4.25 to 1.00.

“Total Net Leverage Ratio” means, with respect to any Loan Asset for any relevant test period under the related Loan Agreement, the meaning of “Total Net Leverage Ratio”, “Total Leverage Ratio”, or any comparable term relating to total indebtedness defined in the related Loan Agreement, and in any case not so defined, the ratio of (a) total indebtedness (as defined in the related Loan Agreement or comparable term thereof, including such Loan Asset) of the applicable Obligor as of the date of determination, minus the Unrestricted Cash of such Obligor as of such date to (b) EBITDA as calculated by the Borrower in good faith using information from and calculations consistent with the relevant financial models, pro forma financial statements, compliance statements and financial reporting packages provided by the relevant Obligor; ; provided, that in calculating “Total Net

Leverage Ratio” in any case, EBITDA of the applicable Obligor shall in any event be deemed to be no greater than EBITDA of such Obligor as computed in accordance with the definition of “EBITDA” hereunder.

“Transaction Documents” means this Agreement, the Collection Account Agreement, the Fee Letters, the Sale Agreement, each collateral assignment agreement and each document, instrument or agreement related to any of the foregoing.

“Transferee Letter” has the meaning assigned to that term in Section 10.04(a).

“Transfer” means the inclusion (by acquisition, transfer, assignment or otherwise) of any Eligible Loan Asset or other Portfolio Asset in the Collateral pursuant to Article II.

“UCC” means the Uniform Commercial Code as from time to time in effect in the state of New York or any other state the laws of which are required to be applied in connection with the security interests in the Collateral.

“Underlying Collateral” means, with respect to a Loan Asset any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Loan Asset, as applicable, including, without limitation, mortgaged property or a pledge of the stock, membership or other ownership interests in the related Obligor and all proceeds from any sale or other disposition of such property or other assets.

“Underwriting File” means, with respect to each Loan Asset, copies of, or online access to, the underwriting memorandum of the Borrower, including the internal monitoring “dashboard” relating to such Loan Asset.

“Unfunded Exposure Amount” means, on any date of determination, with respect to any Loan Asset, the aggregate amount (without duplication) of the unfunded Revolving Commitment and unfunded Delayed Draw Commitments associated with such Loan Asset.

“Unfunded Exposure Equity Amount” means, on any date of determination, with respect to any Loan Asset, an amount equal to (a) the Unfunded Exposure Amount with respect to such Loan Asset minus (b) the product of (i) the Unfunded Exposure Amount with respect to such Loan Asset multiplied by (ii) the Assigned Value of such Loan Asset and multiplied by (iii) the Advance Rate applicable to such Loan Asset.

“United States” means the United States of America.

“Unmatured Event of Default” means any event that, if it continues uncured, will, with lapse of time, notice or lapse of time and notice, constitute an Event of Default.

“Unrestricted Cash” has the meaning assigned to the term “Unrestricted Cash” or any comparable term defined in the related Loan Agreement, and in any case not so defined, means all cash of the applicable Person available for use for general corporate, partnership, limited partnership or limited liability company purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any Lien (other than blanket liens permitted under or granted in accordance with such Loan Agreement) as reflected on the most recent financial statements of the relevant Obligor that have been delivered to the Borrower.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Valuation Price” means, with respect to any Loan Asset as of any date, the fair market value (expressed as a percentage of the Outstanding Principal Balance) of such Loan Asset based on a valuation provided by an Approved Valuation Firm selected and approved by the Borrower that is valuing such Loan Asset.

“Volcker Rule” means Section 419 of Dodd-Frank, together with the interpretations, regulations, rules and pronouncements of any Governmental Authority with respect thereto.

“Warranty Event” means, as to any Loan Asset, the discovery (i) that as of the related Cut-Off Date for such Loan Asset there existed a breach of any representation or warranty relating to such Loan Asset (other than any representation or warranty that the Loan Asset satisfies the criteria of the defined term “Eligible Loan Asset”), or (ii) following the Cut-Off Date for such Loan Asset, of a Dispute.

“Warranty Loan Asset” means (i) any Loan Asset that fails to satisfy any Eligibility Criteria as of the Cut-Off Date for such Loan Asset or a Loan Asset with respect to which a Warranty Event has occurred, or (ii) any Loan Asset, or if not affecting the full Loan Asset, the portion thereof, subject to a Dispute following the Cut-Off Date.

“Weighted Average Advance Rate” means, as of any date of determination, the amount (expressed as a percentage) equal to (1) the sum of the products for each Eligible Loan Asset of (i) the Advance Rate for such Eligible Loan Asset as of such date multiplied by (ii) (a) the Adjusted Borrowing Value of such Eligible Loan Asset as of such date minus (b) the Excess Concentration Amount attributable to such Eligible Loan Asset on such date, divided by (2) (i) the aggregate Adjusted Borrowing Value of all Eligible Loan Assets minus (ii) the Excess Concentration Amount as of such date; provided as of such date; provided that if the calculation of “Weighted Average Advance Rate” equals greater than:

(i)
~~65~~67.5% at any time that the Borrowing Base contains 20 or more Eligible Loan Assets the Weighted Average Advance Rate shall be deemed to equal (and in no event shall ever exceed) ~~65~~67.5%,
(ii)
62.5% at any time that the Borrowing Base contains less than 20, but 12 or more, Eligible Loan Assets, the Weighted Average Advance Rate shall be deemed to equal (and in no event shall ever exceed) 62.5%, and
(iii)
55% at any other time, the Weighted Average Advance Rate shall be deemed to equal (and in no event exceed) 55%.

For the purpose of determining the number of Eligible Loan Assets for the purpose of the foregoing proviso, all Eligible Loan Assets to a single Obligor Group shall be treated as one Eligible Loan.

SECTION 1.02 Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

SECTION 1.03 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

SECTION 1.04 Interpretation.

In each Transaction Document, unless a contrary intention appears:

(a) the singular number includes the plural number and vice versa;

(b) reference to any Person includes such Person’s successors and assigns but only if such successors and assigns are not prohibited by the Transaction Documents;

(c) reference to any gender includes each other gender;

(d) reference to day or days without further qualification means calendar days;

(e) reference to any time means New York, New York time;

(f) the term “or” is not exclusive;

(g) reference to the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(h) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and

(i) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.

SECTION 1.05 Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II.

THE FACILITY

SECTION 2.01 Advances.

(a) Advances. On the terms and conditions hereinafter set forth, the Borrower may at its option, by delivery of a Notice of Borrowing to the Administrative Agent from time to time on any Business Day from the Closing Date until the end of the Revolving Period, request that the Lenders make Advances to it in an amount which after giving effect to such Advances, would not cause the aggregate Advances Outstanding to exceed the Maximum Availability on such date; provided that no more than two Advances may be made in any one week and no more than seven Advances may be made in any one Month (unless otherwise agreed to by the Administrative Agent in its sole discretion). Upon receipt of such Notice of Borrowing, Administrative Agent shall notify each Lender of the requested Advance. Under no circumstances shall any Lender be required to make any Advance if after giving effect to such Advance and the addition to the Collateral of the Eligible Loan Assets being acquired by the Borrower using the proceeds of such Advance, (i) an Event of Default has occurred or would result therefrom or an Unmatured Event of Default exists or would result therefrom or (ii) the aggregate Advances Outstanding would exceed the Maximum Availability. Notwithstanding anything contained in this Section 2.01 or elsewhere in this Agreement to the contrary (i) no Lender shall be obligated to make any Advance in an amount that would, after giving effect to such Advance, result in the aggregate outstanding Advances funded by such Lender exceeding such Lender’s Commitment (or in the case of the Swing Lender, the Swing Lender’s Commitment plus (solely to the extent used for the making of Swing Loans) the Swing Loan Excess Amount)), and (ii) no Lender shall be required to make any Advance if after giving effect to such Advance, the aggregate amount of Advances Outstanding would exceed the Maximum Availability. Subject to Section 2.02(g), each Advance to be made hereunder shall be made ratably among the Lenders in accordance with their Commitments.

(b) Notes; Notations. Each Lender may request that its Advances hereunder be evidenced by a Revolving Note, in the form attached hereto as Exhibit L, or such other form reasonably satisfactory to the Administrative Agent and the Borrower, and the Borrower agrees to execute deliver such revolving note to any requesting Lender. Each such Lender is hereby authorized to enter on a schedule attached to such note a notation (which may be computer generated) with respect to each Advance under such note made by the applicable Lender of: (i) the date and principal amount thereof, and (ii) each repayment of principal thereof, and any such recordation, absent manifest error, shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of any Lender to make any such notation on the schedule attached to any such note shall not limit or otherwise affect the obligation of the Borrower to repay the Advances in accordance with their respective terms as set forth herein.

SECTION 2.02 Procedure for Advances.

(a) On any Business Day during the Revolving Period, the Borrower may request that the Lenders make Advances, subject to and in accordance with the terms and conditions of Sections 2.01 and 2.02 and subject to the provisions of Section 3.02 hereof.

(b) Each Advance shall be made upon delivery (which may be by electronic mail) of an irrevocable Notice of Borrowing from the Borrower to the Administrative Agent (who shall deliver a copy to each Lender), no later than 10:00 a.m., New York time, one Business Day immediately prior to (or such shorter time as agreed to by the Administrative Agent in consultation with the Lenders, including, in the case of a request for a Swing Loan, not later than 10:00 a.m. (New York City time) on) the proposed date of such Advance (which shall be a Business Day), in the form of a Notice of Borrowing. Each Notice of Borrowing shall include a duly completed Borrowing Base Certificate (updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof), and shall specify:

(i)
the aggregate amount of such Advance, which amount shall not cause the Advances Outstanding to exceed the Maximum Availability; provided that the amount of such Advance must be at least equal to $500,000 or an integral multiple of $100,000 in excess thereof;
(ii)
the proposed date of such Advance; and
(iii)
a representation that all conditions precedent for an Advance described in Article III hereof have been satisfied.

If Swing Lender has not elected to make a Swing Loan pursuant to Section 2.02(f), no later than 1:00 p.m. on the date of each Advance, upon satisfaction of the applicable conditions set forth in Section 3.02, each Lender shall, in accordance with instructions received from the Borrower or the Administrative Agent, make available to the Borrower, in same day funds, an amount equal to such Lender’s Commitment Percentage of such Advance, by payment into the account which the Borrower has designated in writing.

(c) [Reserved]

(d) Subject to Section 2.17 and the other terms, conditions, provisions and limitations set forth herein, the Borrower may borrow, repay or prepay and reborrow Advances without any penalty, fee or premium on and after the Closing Date and prior to the end of the Revolving Period.

(e) The obligation of each Lender to remit its Pro Rata Share of any Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.

(f) In the case of a request for a Advance and so long as the aggregate amount of Swing Loans made since the last Settlement Date, minus all payments or other amounts applied to Swing Loans since the last Settlement Date, plus the amount of the requested Swing Loan, does not exceed $15,000,000, Swing Lender may, in its sole discretion, make an Advance (any such Advance made by Swing Lender pursuant to this Section 2.02(f) being referred to as a “Swing Loan” and all such Advances being referred to as “Swing Loans”) available to the Borrower on the Advance Date applicable thereto by transferring, in same day funds, amount of that requested borrowing, by payment into the account which the Borrower has designated in writing. Each Swing

Loan will be deemed to be an Advance hereunder and shall be subject to all the terms and conditions (including Section 3.02) applicable to other Advances, except that all payments (including interest) on any Swing Loan will be payable to Swing Lender solely for its own account. Swing Lender will not make, and will not be obligated to make, any Swing Loan if Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3.02 will not be satisfied on the requested Advance Date for the applicable borrowing, or (ii) the requested borrowing would cause the aggregate Advances Outstanding to exceed the Maximum Availability.

Notwithstanding anything contained in this Section 2.02(f) or elsewhere in this Agreement to the contrary (i) Swing Lender shall not be obligated to make any Swing Loan in an amount that would, after giving effect to such Swing Loan, exceed the Swing Lender’s Commitment plus (solely to the extent used for the making of Swing Loans) the Swing Loan Excess Amount, less the aggregate outstanding amount of any Advances (including Swing Loans) funded by such Lender, and (ii) Swing Lender shall not be required to make any Swing Loan if after giving effect to such Swing Loan, the aggregate amount of Advances Outstanding would exceed the Maximum Availability. Upon its receipt of the documents required to be delivered to it pursuant to Section 3.02, Swing Lender shall be entitled to rely on the information contained therein, and shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3.02 have been satisfied on the Advance Date applicable thereto prior to making any Swing Loan. The Swing Loans will be secured by the Collateral, constitute Advances and Obligations, and bear interest at the rate applicable from time to time to the Advances.

(g) It is agreed that each Lender's funded portion of the Advances Outstanding is intended by the Lenders to equal, at all times, that Lender's Pro Rata Share of the Advances Outstanding. Such agreement notwithstanding, the Administrative Agent, Swing Lender, and the other Lenders agree (which agreement is not for the benefit of the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Advances, including the Swing Loans, will take place on a periodic basis in accordance with the following provisions:

(i)
The Administrative Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Administrative Agent in its sole discretion (1) on behalf of Swing Lender, with respect to the outstanding Swing Loans, and (2) with respect to Borrower’s payments or other amounts received, as to each by notifying the Lenders of such requested Settlement, no later than 2:00 p.m. (New York City time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date will include a summary statement of the amount of outstanding Advances and Swing Loans for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.21): (A) if the amount of the Advances (including Swing Loans) made by a Lender that is not a Defaulting Lender exceeds that Lender's Pro Rata Share of the Advances Outstanding (including Swing Loans) as of a Settlement Date, then the Administrative Agent shall, by no later than noon (New York City time) on the Settlement Date, transfer in immediately available funds to a deposit account of that Lender (as that Lender may designate) an amount such that each such Lender will, upon receipt of that amount, have as of the Settlement Date, its Pro Rata Share of the Advances Outstanding (including Swing Loans), and (B) if the amount of the Advances Outstanding (including Swing Loans) made by a Lender is less than that Lender's Pro Rata Share of the Advances Outstanding (including Swing Loans) as of a Settlement Date, then that Lender shall no later than noon (New York City time) on the Settlement Date transfer in immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders an amount such that each such Lender will, upon transfer of that amount, have as of the Settlement Date, its Pro Rata Share of the Advances Outstanding (including Swing Loans). All such amounts made available to the Administrative Agent under clause (B) of the immediately preceding sentence will be applied against the amounts of the applicable Swing Loans and, together with the portion of such Swing Loans representing Swing Lender's Pro Rata Share thereof, will constitute Advances of such Lenders. If any such amount is not made available to the Administrative Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, the Administrative Agent will be entitled to recover for its account such amount on demand from that Lender together with interest thereon at the rate applicable from time to time to the Advances.
(ii)
In determining whether a Lender's balance of the Advances Outstanding and Swing Loans is less than, equal to, or greater than that Lender's Pro Rata Share of the Advances Outstanding and Swing Loans as of a Settlement Date, the Administrative Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by the Administrative Agent with respect to principal, interest, fees payable by the Borrower and allocable to the Lenders hereunder, and proceeds of Collateral.
(iii)
Between Settlement Dates, the Administrative Agent, to the extent Swing Loans are outstanding, may pay over to the Administrative Agent or Swing Lender, as applicable, any payments or other amounts received by the Administrative Agent that in accordance with the terms of this Agreement would be applied to the reduction of the Advances Outstanding for application to the Swing Loans. Between Settlement Dates, the Administrative Agent, to the extent no Swing Loans are outstanding, may pay over to Swing Lender any payments or other amounts received by the Administrative Agent that in accordance with the terms of this Agreement would be applied to the reduction of the Advances Outstanding, for application to Swing Lender's Pro Rata Share of the Advances Outstanding. If, as of any Settlement Date, payments or other amounts of the Borrower received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances Outstanding other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to the Administrative Agent for the accounts of the Lenders, and the Administrative Agent shall pay to the Lenders (other than a Defaulting Lender if the Administrative Agent has implemented the provisions of Section 2.21), to be applied to the Advances Outstanding of such Lenders, an amount such that each such Lender will, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances Outstanding. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, and each Lender with respect to the Advances Outstanding other than Swing Loans, will be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, the Administrative Agent, or the Lenders, as applicable.
(iv)
Anything in this Section 2.02(g) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, the Administrative Agent will be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, will be entitled to elect to implement the provisions set forth in Section 2.21.

SECTION 2.03 Determination of Interest Rate; Conversions of Advances; Limitations on Advances.

(a) The Advances shall bear interest during the Interest Period at a rate per annum equal to the product of (i) the Interest Rate for such Interest Period multiplied by (ii) the weighted average daily Advances Outstanding for such Interest Period. Interest shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the Interest Period over a year comprised of 360 days.

(b) The Administrative Agent shall determine the Interest Rate for the Advance Outstanding (including unpaid interest due and payable on a prior Payment Date) to be paid by the Borrower on each Payment Date for the related Interest Period and shall advise the Borrower thereof.

(c) All interest hereunder shall be computed on the basis of a year of 360 days (or in the case of interest computed by reference to the ABR at times when the ABR is based on the Prime Rate, such interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year)), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR or Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(d) In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

SECTION 2.04 Payment Procedures.

(a) On each Payment Date, the Borrower shall pay, to the Administrative Agent for distribution to each Lender for the account of the applicable Lender, pro rata, in accordance with the amounts due to the Lenders under this clause (a), all interest accrued and unpaid as of the last day of the related Interest Period as determined by the Administrative Agent and provided to the Borrower. If the Borrower is unable on any Payment Date to pay all interest amounts in full due and payable on such Payment Date, the Administrative Agent may make such payments from the Interest Reserve Amount up to such shortfall amount under this Section 2.04(a), which amounts shall be deemed to be an Advance made hereunder.

(b) On each Payment Date prior to the occurrence of the Commitment Termination Date the Borrower shall pay to the Administrative Agent for distribution to each Lender for the account of the applicable Lender, pro rata, in accordance with the amounts due to the Lenders under this clause (b) any Non-Utilization Fee that is accrued and unpaid as of the last day of the related Non-Utilization Period.

(c) On each Payment Date following the Commitment Termination Date or, in any case, after the declaration, or automatic occurrence, of the Final Maturity Date, the Borrower shall pay to the Administrative Agent for distribution to each Lender, pro rata, to pay an amount equal to the lesser of (i) the Amortization Reduction Amount, and (ii) Advances Outstanding (together with any accrued and unpaid Prepayment Premium), until Advances Outstanding (together with any accrued and unpaid Prepayment Premium) are paid in full. All

Advances Outstanding shall be immediately due and payable on the Final Maturity Date and the Borrower shall pay to the Administrative Agent for distribution to each Lender, pro rata, all Advances Outstanding on the Final Maturity Date.

(d) The parties hereby agree that if the funds on deposit in the Collection Account are insufficient to pay any amounts due and payable on a Payment Date or otherwise, the Borrower shall nevertheless remain responsible for, and shall pay when due, all amounts payable under this Agreement and the other Transaction Documents in accordance with the terms of this Agreement and the other Transaction Documents, together with interest accrued as set forth in Section 2.07(a), from the Payment Date when due and unpaid hereunder.

SECTION 2.05 Borrowing Base Deficiency Payments.

(a) In addition to any other obligation of the Borrower to cure any Borrowing Base Deficiency pursuant to the terms of this Agreement, if, on any day prior to the Collection Date, any Borrowing Base Deficiency exists, then the Borrower shall within three Business Days of the occurrence thereof, eliminate such Borrowing Base Deficiency in its entirety by effecting one or more (or any combination thereof) of the following actions in order to eliminate such Borrowing Base Deficiency as of such date of determination: (i) repay Advances (together with all accrued and unpaid costs and expenses of the Administrative Agent, the Lenders, in each case in respect of the amount so prepaid), (ii) sell Eligible Loan Assets in accordance with Section 2.06, or (iii) during the Revolving Period, Transfer additional Eligible Loan Assets; provided, that if (1) the Borrower requires additional capital in order to eliminate such Borrowing Base Deficiency in its entirety; (2) the Borrower has the right, at such time, under its Operating Agreement to call capital from its members or partners in amount sufficient, to fund such amount in its entirety; and (3) the Borrower makes such capital call provides evidence thereof to the Administrative Agent and the Lenders reasonably satisfactory to the Lenders within three Business Days of the occurrence of such Borrowing Base Deficiency, any payment due under this Section 2.05(a) shall not be considered due until the date that is the earlier of (x) the date that is 10 Business Days after the occurrence of such Borrowing Base Deficiency and (y) the Business Day following the date upon which the Borrower has received capital in an amount sufficient to make such payment in full. The Borrower agrees to provide prompt notice to the Administrative Agent if any member or partner rejects or otherwise does not agree to fund any such capital call.

(b) No later than 12:00 p.m. on the Business Day prior to the proposed repayment of Advances or Transfer of additional Eligible Loan Assets pursuant to Section 2.05(a), the Borrower shall deliver (i) to the Administrative Agent, notice of such repayment or Transfer and a duly completed Borrowing Base Certificate, updated to the date such repayment or Transfer is being made and giving pro forma effect to such repayment or Transfer, and (ii) to the Administrative Agent and the Collateral Agent, if applicable, a description of any Eligible Loan Asset and each Obligor of such Eligible Loan Asset to be Transferred and added to the updated Loan Asset Schedule. Any notice pertaining to any repayment or any Transfer pursuant to this Section 2.05 shall be irrevocable.

(c) Until such time as any Borrowing Base Deficiency has been cured in full and no other Event of Default or Unmatured Event of Default has occurred, other than a sale under Section 2.06 to the extent set forth therein, the Borrower shall not request the right to transfer (by sale, dividend, distribution or otherwise), and the Administrative Agent and Collateral Agent shall not grant the release of Lien or the transfer of any Eligible Loan Asset from the Collateral.

SECTION 2.06 Substitution and Sale of Loan Assets.

(a) Substitutions. The Borrower may, with the consent of the Administrative Agent in its sole discretion, prior to the Scheduled Commitment Termination Date, replace any Loan Asset (a “Substitution”) so long as no Event of Default has occurred or would result from such Substitution, and no event has occurred or would result from such Substitution, which constitutes an Unmatured Event of Default or a Borrowing Base Deficiency; provided that the Borrower may effect a Substitution as necessary to cure a Borrowing Base Deficiency and any related Unmatured Event of Default arising therefrom; and (iii) simultaneously therewith, the Borrower Transfers (in accordance with all of the terms and provisions contained herein) a Substitute Eligible Loan Asset.

(b) Purchase or Substitution of Charged-Off Assets and Warranty Loan Assets. If on any day prior to the Scheduled Commitment Termination Date a Loan Asset is (or becomes) a Charged-Off Asset or a Warranty Loan Asset, subject to the proviso below, the Borrower may either:

(i)
make a deposit to the Collection Account in immediately available funds in an amount equal to the sum of (1) the lesser of (x) the Borrowing Base Deficiency, if any, arising from the recalculation of the Borrowing Base following the reclassification of such Charged-Off Asset as an ineligible Loan Asset, and (y) the Assigned Value multiplied by the principal amount then outstanding of such Loan Asset, and (2) any expenses or fees with respect to such Loan Asset and costs and damages incurred by the Administrative Agent or any Lender in connection with any violation by such Loan Asset of any predatory or abusive lending law which is an Applicable Law (a notification regarding the amount of such expenses or fees to be provided by the Administrative Agent to the Borrower); provided that the Administrative Agent shall have the right to determine whether the amount so deposited is sufficient to satisfy the foregoing requirements; or
(ii)
during the Revolving Period and subject to the requirements of Section 2.06(e), substitute for such Charged-Off Asset or such Warranty Loan Asset a Substitute Eligible Loan Asset.

(c) Release of Lien. Upon confirmation by the Administrative Agent and Collateral Agent, as the case may be, of:

(i)
the delivery by the Borrower of a Substitute Eligible Loan Asset pursuant to a Substitution under Section 2.06(a) and the fulfillment of the other terms and conditions set forth in Section 2.06(a), as applicable; and
(ii)
the deposit of the amounts set forth in Section 2.06(b)(i) in cash into the Collection Account or the delivery by the Borrower of a Substitute Eligible Loan Asset for each Charged-Off Asset or Warranty Loan Asset under Section 2.06(b)(ii) and the fulfillment of the other terms and conditions set forth in Section 2.06(b) as applicable;

(such date of fulfillment, a “Release Date”),

then, the Charged-Off Asset, Warranty Loan Asset, or the Loan Assets and related Portfolio Assets subject of the Substitution, or the Charged-Off Asset or Warranty Loan Asset, as the case may be, shall be removed from the Collateral and, as applicable, the Substitute Eligible Loan Asset and related Portfolio Assets shall be included in the Collateral. Subject to compliance by the Borrower with the immediately prior sentence, on the Release Date of each subject Loan Asset, Charged-Off Asset or Warranty Loan Asset, as the case may be, the Collateral Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release to the Borrower, without recourse, representation or warranty of any kind or nature, all the right, title and interest in and any Lien of the Collateral Agent, for the benefit of the Secured Parties in, to and under the Loan Asset subject of the Substitution or the Charged-Off Asset or Warranty Loan Asset under this Section 2.06 and any related Portfolio Assets and all future monies due or to become due with respect thereto.

(d) Conditions to Substitutions and Transfers. Any Substitution, or transfer of a Charged-Off Asset or Warranty Loan Asset effected pursuant to Sections 2.06(a) or (b) shall be subject to the satisfaction of the following conditions (as certified in writing to the Administrative Agent and Collateral Agent by the Borrower):

(i)
the Borrower shall deliver a Borrowing Base Certificate to the Administrative Agent in connection with (and reflecting) such sale, substitution or purchase;
(ii)
the Borrower shall deliver a list of all Loan Assets to be sold, substituted or purchased;
(iii)
no selection procedures intended to be adverse to the interests of the Administrative Agent or the Lenders were utilized by the Borrower in the selection of the Loan Assets to be substituted;
(iv)
the Borrower shall notify the Administrative Agent of such substitution or purchase by no later than 12:00 p.m. on the Business Day immediately prior thereto;
(v)
the Borrower shall notify the Administrative Agent of any amount to be deposited into the Collection Account in connection with any substitution or purchase;
(vi)
the representations and warranties contained in Sections 4.01, 4.02 and 4.03 hereof shall continue to be correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on the date of such sale, substitution or purchase, or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date;
(vii)
any repayment of Advances Outstanding in connection with any substitution or purchase of Loan Assets hereunder shall comply with the requirements set forth in Section 2.17; and
(viii)
the Borrower shall pay the reasonable out-of-pocket legal fees and expenses of the Administrative Agent and the Collateral Agent in connection with any such sale, substitution, purchase or dividend (including, but not limited to, expenses incurred in connection with the release of the Lien of the Collateral Agent, on behalf of the Secured Parties, and any other party having an interest in the Loan Asset) in connection with such sale, substitution, purchase or dividend.

SECTION 2.07 Payments and Computations, Etc.

(a) All amounts to be paid or deposited by the Borrower hereunder shall be paid or deposited in accordance with the terms hereof so that funds are received by the Lenders no later than 3:30 p.m. on the day when due in lawful money of the United States in immediately available funds to the account as is designated by the Administrative Agent. The Borrower shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts not paid or deposited when due to any of the Secured Parties hereunder at 2% per annum above the Prime Rate (other than with respect to any Advances Outstanding, which shall accrue at the Interest Rate), payable on demand, from the date of such nonpayment until such amount is paid in full (as well after as before judgment); provided that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Any Obligation hereunder shall not be reduced by any distribution of any portion of Available Collections if at any time such distribution is rescinded or required to be returned by any Lender to the Borrower or any other Person for any reason. All computations of interest and all computations of interest and other fees hereunder shall be made on the basis of a year of 360 days (or in the case of interest computed by reference to the ABR at times when the ABR is based on the Prime Rate, such interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year)), for the actual number of days (including the first but excluding the last day) elapsed.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be deemed due and made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or any fee payable hereunder, as the case may be.

SECTION 2.08 Non-Utilization Fee.

(a) The Borrower shall pay on each Non-Utilization Payment Date to the Administrative Agent for distribution to each Lender for the account of the applicable Lender, pro rata, in accordance with Section 2.04, (subject to Section 2.21 with respect to any Defaulting Lender), an undrawn fee (the “Non-Utilization Fee”) payable in arrears for each Non-Utilization Period (or portion of a Non-Utilization Period), equal to the product for such Non-Utilization Period (or portion thereof) of (i) the number of days in such Non-Utilization Period (or portion thereof) divided by 360, (ii) the applicable Non-Utilization Fee Rate, and (iii) the daily average of the Aggregate Commitments minus the Advances Outstanding during such Non-Utilization Period.

SECTION 2.09 Increased Costs; Capital Adequacy.

(a) If, due to either (i) the introduction of or any change that becomes effective following the date hereof (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation, administration or application following the date hereof of any Applicable Law (including, without limitation, any law or regulation subjecting any Lender to any taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the defined term “Excluded Taxes” and (C) Connection Income Taxes) on its Commitment, or its deposits, reserves, other liabilities or capital attributable thereto), in each case whether foreign or domestic, including under Basel III (including, without limitation, in connection with the calculation of the “liquidity coverage ratio” thereunder) or Dodd-Frank, or (ii) the compliance with any guideline or request following the date hereof from any central bank or other Governmental Authority (whether or not having the force of law), including under Basel III (including, without limitation, in connection with the calculation of the “liquidity coverage ratio” thereunder) or Dodd-Frank, there shall be any increase in the cost, other than Taxes, to the Administrative Agent, any Lender or any Affiliate, participant, successor or assign thereof (each of which shall be an “Affected Party”) of agreeing to make or making, funding or maintaining any Advance (or any reduction of the amount of any payment (whether of principal, interest, fee, compensation or otherwise) to any Affected Party hereunder), as the case may be, or there shall be any reduction in the amount of any sum received or receivable by an Affected Party under this Agreement, under any other Transaction Document, the Borrower shall, from time to time, after written demand by the such Affected Party (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand on behalf of such Affected Party, pay to the Administrative Agent, on behalf of such Affected Party, additional amounts sufficient to compensate such Affected

Party for such increased costs or reduced payments within 30 days after such demand; provided that the amounts payable under this Section 2.09 shall be payable without duplication of amounts payable under Section 2.10 or Section 10.07.

(b) If either (i) the introduction of or any change that becomes effective following the date hereof in or in the interpretation, administration or application following the date hereof of any law, guideline, rule or regulation, directive or request or (ii) the compliance by any Affected Party with any law, guideline, rule, regulation, directive or request following the date hereof, from any central bank, any Governmental Authority or agency, including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, including under Basel III (including, without limitation, in connection with the calculation of the “liquidity coverage ratio” thereunder) or Dodd-Frank, has or would have the effect of reducing the rate of return on the capital of any Affected Party, as a consequence of its obligations hereunder or any related document or arising in connection herewith or therewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy), by an amount deemed by such Affected Party to be material, then, from time to time, after demand by such Affected Party (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand and certifying that such demand is being made as a general policy of such Affected Party in the majority of similar transactions in which such claim had or would have an impact on such Affected Party’s rate of return, capital requirements or other economic loss), the Borrower shall pay the Administrative Agent on behalf of such Affected Party such additional amounts as will compensate such Affected Party for such reduction. For the avoidance of doubt, any increase in cost or reduction in interest with respect to any Affected Party caused by regulatory capital allocation adjustments due to FAS 166, 167 and subsequent statements and interpretations shall constitute a circumstance on which such Affected Party may base a claim for reimbursement under this Section 2.09.

(c) If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section 2.09, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Advances hereunder, then within 30 days after demand by such Affected Party, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts payable or paid by it.

(d) For avoidance of doubt, in connection with the interpretation of clause (a) and (b) of this Section 2.09, any regulatory changes, rules, guidelines or directives under or issued in connection with Basel III (including, without limitation, in connection with the calculation of the “liquidity coverage ratio” thereunder) or Dodd-Frank will be considered as a “change” hereunder, and will not be treated as having been adopted or having come into effect before the date hereof.

(e) In determining any amount provided for in this Section 2.09, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.09, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of such additional or increased costs, which certificate shall be conclusive absent manifest error.

(f) Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.09 shall not constitute a waiver of such Affected Party’s right to demand or receive such compensation.

SECTION 2.10 Taxes.

(a) All payments made by an Obligor with respect to a Loan Asset and all payments made by the Borrower under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes. If any Taxes are required to be withheld from any amounts payable to any Indemnified Party, then if such Taxes are Indemnified Taxes, the amount payable to such Person will be increased (the amount of such increase, the “Additional Amount”) such that every net payment made under this Agreement after withholding for or on account of any Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been made.

(b) The Borrower will indemnify each Indemnified Party for the full amount of Indemnified Taxes payable by such Person in respect of Additional Amounts and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. All payments in respect of this indemnification shall be made within 30 days from the date a written invoice therefor is delivered to the Borrower.

(c) Within 30 days after the date of any payment by the Borrower of any Taxes pursuant to this Section 2.10, the Borrower will furnish to the Administrative Agent and the Lenders at the applicable address set forth on this Agreement, appropriate evidence of payment thereof.

(d) Each Lender (including any assignee thereof) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower two copies of either U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E (claiming the benefits of an applicable tax treaty), W-8IMY, W-8EXP or W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” a statement substantially in the form of Exhibit K to the effect that such Lender is eligible for an exemption from withholding of U.S. taxes under Section 871(h) or 881(c) of the Code and the applicable Form(s) W-8 necessary to substantiate such exemption, or any subsequent versions thereof or successors thereto, in every case with any required attachments and properly completed and duly executed and claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement. In addition, each Lender (including any assignee thereof) that is not a Non-U.S. Lender shall deliver to the Borrower two copies of

U.S. Internal Revenue Service Form W-9, properly completed and duly executed and claiming complete exemption, or shall otherwise establish an exemption, from U.S. backup withholding. Such forms shall be delivered by each Lender on or before the date it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent).

Each Lender agrees that if any form or certification it previously delivered under this Agreement expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Notwithstanding any other provision of this paragraph, a Lender shall not be required to deliver any form pursuant to this paragraph that such Lender is not legally able to deliver, and each Lender shall promptly notify the Borrower or the Collateral Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower or the Collateral Agent (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

(e) A Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under any Transaction Document shall deliver to the Borrower, at the time or times prescribed by applicable law and, other than with respect to U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E, reasonably requested by the Borrower, such properly completed and executed documentation or information prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate (or otherwise permit the Borrower to determine the applicable rate of withholding), provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

(f) If any Lender determines, in its reasonable discretion, that it has received a refund of any Taxes for which it was indemnified by the Borrower pursuant to Section 2.09, this Section 2.10 or Section 10.07 or with respect to which the Borrower has paid Additional Amounts pursuant to this Section 2.10, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under Section 2.09, this Section

2.10 or Section 10.07, as the case may be, with respect to the Taxes or Additional Amounts giving rise to such refund), net of all reasonable out-of-pocket expenses (including additional Taxes, if any) of such Lender, as the case may be, incurred in obtaining such refund, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).

(g) If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1071(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower, the Administrative Agent and, if requested, the Collateral Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower, the Administrative Agent or the Collateral Agent, such documentation prescribed by applicable law (including as prescribed by Section 1071(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower, the Administrative Agent or the Collateral Agent as may be necessary for the Borrower, the Administrative Agent and the Collateral Agent to comply with their respective obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower, the Administrative Agent and, if applicable, the Collateral Agent in writing of its legal inability to do so.

(h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.10 shall survive the termination of this Agreement.

SECTION 2.11 Collateral Assignment of Agreements. The Borrower hereby collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, all of the Borrower’s right and title to and interest in, to and under (but not any obligations under) the Loan Agreements related to each Loan Asset, all other agreements, documents and instruments evidencing, securing or guarantying any Loan Asset and all other agreements, documents and instruments related to any of the foregoing but excluding any Excluded Assets.

SECTION 2.12 Grant of a Security Interest. To secure the prompt and complete payment in full when due, whether at stated maturity, by lapse of time, acceleration or otherwise, of the Obligations due or to become due, direct or indirect, or absolute or contingent, and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to this Agreement and each other Transaction Document, whether now or hereafter existing, the Borrower hereby (a)

collaterally assigns and pledges to the Collateral Agent, on behalf of the Secured Parties, and (b) grants a security interest to the Collateral Agent, on behalf of the Secured Parties, in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all of the Collateral, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located. For the avoidance of doubt, the Collateral shall not include any Excluded Assets, and the Borrower does not hereby assign, pledge or grant a security interest in any such assets. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent, for the benefit of the Secured Parties, of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral, and (c) none of the Administrative Agent, the Collateral Agent, any Lender (nor its successors and assigns), or any Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Administrative Agent, the Collateral Agent, any Lender (nor its successors and assigns), any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 2.13 Evidence of Debt. The Administrative Agent shall maintain, solely for this purpose as the agent of the Borrower, at its address referred to in Section 10.02 a copy of each assignment and acceptance agreement and participation agreement delivered to and accepted by it and a register for the recordation of the name and address of each Lender and the principal amount (and stated interest) of each Lender’s interest (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, each Lender shall treat each person whose name is recorded in the Register as a Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. If a Lender sells a participation, such Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loan or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive and binding for all purposes, absent manifest error, and the Administrative Agent shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

SECTION 2.14 [Reserved].

SECTION 2.15 Release of Loan Assets.

(a) The Borrower may obtain the release of Collateral Agent’s Liens and all of the Lenders’ rights hereunder as to (i) any Loan Asset transferred or substituted in accordance with the applicable provisions of Section 2.06 and any Portfolio Assets pertaining to such Loan Asset and (ii) any Loan Asset or any other asset in the Collateral that expires by its terms and all amounts in respect thereof have been paid in full by the related Obligor and deposited in the Collection Account. The Collateral Agent, for the benefit of the Secured Parties, shall at the sole expense of the Borrower and at the direction of the Administrative Agent, execute such documents and instruments of release as may be prepared by the Borrower, and take other such actions as shall reasonably be requested by the Borrower to effect such release of the Lien created pursuant to this Agreement.

(b) Promptly after the Collection Date has occurred, the Collateral Agent (and to the extent that the Borrower identifies Liens held by such Persons, any Lender or the Administrative Agent), at the direction of the Administrative Agent shall release to the Borrower, for no consideration but at the sole expense of the Borrower, its remaining interests in the Portfolio Assets, free and clear of any Lien resulting solely from an act by the Collateral Agent (and to the extent that the Borrower identifies Liens held by such Persons, any Lender or the Administrative Agent), but without any other representation or warranty, express or implied, by or recourse against the Collateral Agent, any Lender or the Administrative Agent.

SECTION 2.16 Treatment of Amounts Deposited by the Borrower. Amounts deposited by the Borrower in the Collection Account pursuant to Section 2.06 on account of Loan Assets shall be treated as payments of Principal Collections or Interest Collections, as applicable, on Loan Assets hereunder.

SECTION 2.17 Mandatory and Voluntary Prepayments; Reduction of Aggregate Commitments; Termination.

(a) Except as expressly permitted or required herein, including, without limitation, any repayment necessary to cure a Borrowing Base Deficiency, Advances may be prepaid in whole or in part at the option of the Borrower at any time by delivering a Notice of Reduction (which notice shall include a Borrowing Base Certificate) to the Administrative Agent at least two Business Days prior to such reduction. Upon any prepayment, the Borrower shall also pay in full any accrued and unpaid costs and expenses of Administrative Agent and the Lenders related to such prepayment; provided that no reduction in Advances Outstanding shall be given effect unless (i) sufficient funds have been remitted to pay all such amounts in full, as determined by the Administrative Agent, in its sole discretion and (ii) no event has occurred or would result from such prepayment which would constitute an Event of Default or an Unmatured Event of Default. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.17(a) or Section 2.17(b) below to the pro rata reduction of the Advances

Outstanding based on each Lender’s Pro Rata Share. Any notice relating to any repayment pursuant to this Section 2.17(a) or Section 2.17(b) below shall be irrevocable.

(b) [Reserved].

(c) The Borrower may, at its option, permanently reduce the Aggregate Commitments hereunder upon not less than five Business Days’ prior written notice to the Administrative Agent, subject to the payment of any Borrowing Base Deficiency resulting from such permanent reduction, together with accrued and unpaid interest relating thereto, all accrued and unpaid costs and expenses of the Administrative Agent and the Lenders (including the Prepayment Premium to the Administrative Agent, for distribution pro rata to each Lender); provided, in no event shall the Borrower have the right under this Section 2.17(c) to permanently reduce the Aggregate Commitments below $25,000,000 without the prior written consent of the Administrative Agent. Upon the effectuation of any reduction in the Aggregate Commitments, the Administrative Agent shall distribute to each Lender a revised Schedule 1.01(a) indicating the pro rata reduction of each Lender’s Commitment effectuated under this Section 2.17(c) (unless a non-pro rata allocation is otherwise agreed to in writing by any Lender in its sole discretion).

(d) The Borrower may, at its option, terminate this Agreement and the other Transaction Documents upon 10 Business Days’ prior written notice to the Administrative Agent and the other parties to this Agreement and upon payment in full of all outstanding Advances; all accrued and unpaid interest; all accrued and unpaid costs and expenses of the Administrative Agent and the Lenders (including, if such termination occurs prior to July 2, 2022, payment of the Prepayment Premium to the Administrative Agent, for distribution pro rata to each Lender); and payment of all other Obligations (including, without limitation, any fees and expenses of the Collateral Agent due under this Agreement or under the Fee Letters to the extent not previously paid). Any termination of this Agreement shall be subject to Section 10.05.

(e) The Borrower hereby acknowledges and agrees that the Prepayment Premium constitutes additional consideration for the Lenders to enter into this Agreement.

SECTION 2.18 Increase of Aggregate Commitments.

(a) Requests for Increase by the Borrower. The Borrower may, at any time prior to the Revolver Termination Date, propose that the Aggregate Commitments hereunder be increased (each such proposed increase being a “Commitment Increase”) by notice to the Administrative Agent specifying each existing Lender (each an “Increasing Lender”) and/or each additional lender (each an “Assuming Lender”) that shall have agreed to an additional Commitment and the date on which such increase is to be effective (the date on which the conditions set forth in this Section 2.18(a) have been fulfilled, the “Commitment Increase Date”), which date shall be a Business Day at least three Business Days (or such lesser period as the Administrative Agent may reasonably agree) after delivery of such notice and at least 30 days prior to the Scheduled Commitment Termination Date; provided that each Lender may determine in its sole discretion whether or not it chooses to participate in a Commitment Increase; provided, further that, subject to the foregoing, each Commitment Increase shall become effective only upon satisfaction of the following conditions:

(i)
the minimum amount of the aggregate Commitments of the Assuming Lenders, and the increase of the Commitments of the Increasing Lenders, as part of such Commitment Increase shall be

$5,000,000 or a larger multiple of $1,000,000 in excess thereof (or, in each case, in such other amounts as may be agreed by the Administrative Agent, in its sole discretion),
(ii)
immediately after giving effect to such Commitment Increase, the Aggregate Commitments shall not exceed $350,000,000;
(iii)
the Administrative Agent and the Borrower shall have consented to each Assuming Lender (which consent shall not be unreasonably withheld);
(iv)
each Assuming Lender shall have executed and delivered to the Administrative Agent a Joinder Supplement as contemplated by Section 10.04(a);
(v)
no Unmatured Event of Default or Event of Default shall have occurred and be continuing on such Commitment Increase Date or shall result from the proposed Commitment Increase;
(vi)
the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and
(vii)
the Administrative Agent shall have received on or prior to 3:00 p.m. on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Administrative Agent) a certificate of the Borrower stating that each of the applicable conditions to such Commitment Increase set forth in in this Section 2.18 has been satisfied.

(b) Effectiveness of Commitment Increase by Borrower. On each Commitment Increase Date,

(i)
each Assuming Lender part of such Commitment Increase, if any, shall become a Lender hereunder as of such Commitment Increase Date with a Commitment in the amount set forth in the Joinder Agreement; and
(ii)
the Borrower shall deliver to the Administrative Agent and each Lender a written notice of the occurrence of the Commitment Increase Date together with a revised Schedule 1.10(a) (approved by the Administrative Agent) reflecting the Commitment Increase.

SECTION 2.19 Collections and Allocations.

(a) The Borrower shall direct each Obligor, or direct any agent or administrative agent for any Loan Asset to remit all Collections with respect to each Loan Asset, if applicable, to direct the Obligor with respect to such Loan Asset to remit all cash Collections with respect to such Loan Asset directly to the Collection Account. The Borrower shall take commercially reasonable steps to ensure, and shall cause all Affiliates of the Borrower to take commercially reasonable steps to ensure, that only funds constituting cash Collections relating to Loan Assets shall be deposited into the Collection Account.

(b) The Borrower shall promptly identify any Collections received and shall (i) transfer all Available Collections received directly by it to the Collection Account by the close of business two Business Days after such Collections are received and (ii) in the event such Collections are received by an Affiliate of the Borrower, cause such Affiliate to transfer all Available Collections received by such Affiliate to the Collection Account by the close of business ten (10) days after such Collections are received.

(c) So long as no Unmatured Event of Default (including any Borrowing Base Deficiency) or Event of Default has occurred prior to any Notice of Exclusive Control, the Borrower may withdraw from the Collection Account any deposits thereto constituting Excluded Amounts.

(d) Prior to any Notice of Exclusive Control, the Borrower may invest, or cause the investment of, funds on deposit in the Collection Account in Permitted Investments, from the date of this Agreement until the Collection Date. A Permitted Investment acquired with funds deposited in the Collection Account shall mature not later than the Business Day immediately preceding any Payment Date, and shall not be sold or disposed of prior to its maturity unless replaced with a Permitted Investment of equal or greater amount that shall mature not later than the Business Day immediately preceding any Payment Date. All such Permitted Investments shall be registered in the name of the Borrower and otherwise comply with the requirements of the UCC relating to deposit accounts generally. All income and gain realized from any such investment, as well as any interest earned on deposits in the Collection Account shall be credited to the Collection Account. In the event the Borrower directs the funds to be invested in investments which are not Permitted Investments, the Borrower shall deposit in the Collection Account (with respect to investments made hereunder of funds held therein), as the case may be, an amount equal to the amount of any actual loss incurred, in respect of any such investment, immediately upon realization of such loss. None of the Collateral Agent, the Administrative Agent or any Lender shall be liable for the amount of any loss incurred, in respect of any investment, or lack of investment, of funds held in the Collection Account.

SECTION 2.20 Reinvestment of Principal Collections.

On the terms and conditions hereinafter set forth as certified in writing to the Collateral Agent, the Administrative Agent and the Lenders, prior to the end of the Revolving Period, the Borrower may, to the extent of any Principal Collections on deposit in the Collection Account:

(a) so long as no Event of Default, Unmatured Event of Default or Borrowing Base Deficiency shall have occurred or would result therefrom, withdraw such funds for the purpose of (i) reinvesting in additional Eligible Loan Assets to be Transferred hereunder or (ii) making payments in respect of the Advances Outstanding at such time in accordance with and subject to the terms of Section

2.17; or

(b) so long as no Event of Default, Unmatured Event of Default or Borrowing Base Deficiency shall have occurred or would result therefrom, withdraw and use such funds in any other manner in compliance with Applicable Law.

SECTION 2.21 Defaulting Lenders. If any Lender becomes a Defaulting Lender, then the provisions of this Section 2.21 will apply to the applicable Defaulting Lender until the Default Period has ended, to the extent permitted by Applicable Law:

(a) Each such Defaulting Lender’s right to approve or disapprove any amendment, waiver, or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders and Section 10.01.

(b) Until such time as the Default Excess of any such Defaulting Lender has been reduced to zero, any prepayment of the aggregate Advances Outstanding will be applied to the Advances of the Non-Defaulting Lenders in accordance with Section 2.04(a) and (b) with the Adjusted Pro Rata Shares.

(c) The amount of each such Defaulting Lender’s Commitment and Advances will be excluded for purposes of calculating the Non-Utilization Fee, and each such Defaulting Lender will not be entitled to receive any Non-Utilization Fee in connection with such Defaulting Lender’s Commitment for any Default Period relating to such Defaulting Lender.

(d) All or any part of each such Defaulting Lender’s participation in Advances will be reallocated among the Non-Defaulting Lenders in accordance with their respective Adjusted Pro Rata Shares, but only to the extent that (i) the conditions set forth in Section 3.02 are satisfied at the time of such reallocation (and, unless the Borrower has otherwise notified the Administrative Agent at such time, the Borrower will be deemed to have represented and warranted that such conditions are satisfied at such time); and (ii) such reallocation does not cause the aggregate Advances of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No such reallocation will constitute a waiver or release of any claim of any party under this Agreement against a Defaulting Lender arising from that Lender’s having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(e) If each of the Administrative Agent and the Borrower agree that a Defaulting Lender has adequately remedied all matters that resulted in it becoming a Defaulting Lender, then the Advances of the Lenders will be readjusted to reflect the inclusion of such Defaulting Lender’s Commitment and on such date such Defaulting Lender shall purchase at par so much of the Advances of the other Lenders or take such other actions as the Administrative Agent determines to be necessary to cause the aggregate Advances Outstanding to be held by the Lenders in accordance with their respective Commitments and Pro Rata Shares (without giving effect to Section 2.21(d)), whereupon such Lender will cease to be a Defaulting Lender.

(f) No amount of the Commitment of any Lender will be increased or otherwise affected by, and, except as otherwise expressly provided in this Section 2.21, performance by the Borrower of its obligations under this Agreement and the other Transaction Documents will not be excused or otherwise modified as a result of, any Funding Default or the operation of this Section 2.21. The rights and remedies against a Defaulting Lender under this Section 2.21 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Funding Default and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

SECTION 2.22 Inability to Determine Rates. Subject to Section 2.24, if, on or prior to the first day of any Interest Period for any Advance:

(a) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or

(b) the Majority Lenders determine that for any reason in connection with any request for an Advance that Term SOFR for any requested Interest Period does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Advance, and the Majority Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, any Advances will be deemed to have been converted into ABR Advances at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any Additional Amounts required pursuant to Section 2.10. Subject to Section 2.24, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Advances shall be determined by the Administrative Agent without reference to clause (c) of the definition of “ABR” until the Administrative Agent revokes such determination.

SECTION 2.23 Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Advances whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make SOFR Advances, and any right of the Borrower to continue SOFR Advances, shall be suspended, and (b) the interest rate on which ABR Advances shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “ABR”, in each case until each affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Advances to ABR Advances (the interest rate on which ABR Advances shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “ABR”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Advances to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Advances to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any Additional Amounts required pursuant to Section 2.10.

SECTION 2.24 Benchmark Replacement Setting.

(a) Benchmark Replacement.

Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of

“Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00

p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement (subject to rights of the Borrower set forth in the definitions of “Benchmark Replacement” and “Benchmark Replacement Adjustment”) and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The

Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.24(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.24, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 2.24.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the

Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, all affected Advances will be deemed to have been converted to ABR Advances at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

ARTICLE III.

CONDITIONS PRECEDENT

SECTION 3.01 Conditions Precedent to Effectiveness.

(a) This Agreement shall be effective upon, and no Lender shall be obligated to make any Advance hereunder from and after the Closing Date, nor shall any Lender, the Collateral Agent or the Administrative Agent be obligated to take, fulfill or perform any other action hereunder, until, the satisfaction of the following conditions precedent, as determined in the sole discretion of, or waived by, the Administrative Agent:

(i)
this Agreement and all other Transaction Documents and all other agreements and opinions of counsel listed on Schedule 3.01(a) hereto or counterparts hereof or thereof shall have been duly executed by, and delivered to, the parties hereto and thereto, each in form and substance reasonably satisfactory to the Administrative Agent;
(ii)
all reasonable and documented up-front expenses and fees (including legal fees of outside counsel, any fees required under the Fee Letters) required to be paid on or before the Closing Date by the Borrower that are invoiced at least two (2) Business Days before the Closing Date shall have been paid in full;
(iii)
any necessary consents and regulatory approvals shall have been obtained and any required filings, recordings or registrations shall have been made, to the extent required to be done and performed and to have happened prior to the execution, delivery and performance of this Agreement and all related Transaction Documents and to constitute the same legal, valid and binding obligations, enforceable in accordance with their respective terms, shall have been done and performed and shall have occurred in due and strict compliance with all Applicable Law;
(iv)
any and all information submitted to the Administrative Agent by the Borrower, the Borrower or any of their Affiliates is true, accurate, complete in all material respects and not misleading in any material respect;
(v)
the representations and warranties contained in Sections 4.01 and 4.02 are true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects), and there exists no breach of any covenant under the Transaction Documents on and as of the Closing Date;
(vi)
the Administrative Agent shall have received all documentation and other information requested by the Administrative Agent or the Collateral Agent, as applicable, in their sole discretion and reasonably determined to be required by regulatory authorities with respect to the Borrower under applicable

“know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, all in form and substance reasonably satisfactory to the Administrative Agent and each Lender or the Collateral Agent, as applicable;
(vii)
since December 31, 2020, no Material Adverse Effect has occurred;
(viii)
the results of Administrative Agent’s legal due diligence relating to the Borrower, the Eligible Loan Assets and the transactions contemplated hereunder are reasonably satisfactory to Administrative Agent; and
(ix)
the Borrower shall have a valid ownership interest in the agreed-upon initial pool of Eligible Loan Assets.

(b) By its execution and delivery of this Agreement, the Borrower hereby certifies that each of the conditions precedent to the effectiveness of this Agreement set forth in this Section 3.01 have been satisfied.

SECTION 3.02 Conditions Precedent to All Advances. Each Advance (including the Initial Advance, except as explicitly set forth below) to the Borrower from the Lenders shall be subject to the further conditions precedent that:

(a) the Borrower shall have delivered to the Administrative Agent in accordance with Section 2.2(b) a Notice of Borrowing, together with a Borrowing Base Certificate, and, if Eligible Loan Assets are being acquired with the proceeds of the Advance on such Advance Date, a Loan Asset Schedule and containing such additional information as may be reasonably requested by the Administrative Agent;

(b) the Borrower shall have delivered to the Custodian (with a copy to the Collateral Agent) pursuant to the Custodial Agreement, prior to the related Advance Date, a faxed or e-mailed copy of the duly executed original promissory notes of the Loan Assets (and, in the case of any Noteless Loan Asset, a fully executed assignment agreement) and if any Loan Assets are closed in escrow, a certificate from the closing attorneys of such Loan Assets certifying the possession of the Required Loan Documents;

(c) On the related Advance Date of such Advance, the following statements shall be true and correct, and the Borrower by accepting any amount of such Advance shall be deemed to have certified that:

(i)
the representations and warranties contained in Sections 4.01 and 4.02 hereof are true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on the date thereof, or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date, and there exists no breach of any covenant before and after giving effect to the Advance to take place on such Advance Date and to the application of proceeds therefrom, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date);
(ii)
after giving effect to such Advance and the addition to the Collateral of the Eligible Loan Assets (if any) being acquired by the Borrower using the proceeds of such Advance, the Advances Outstanding does not exceed the Borrowing Base;

(iii)
no Event of Default or Unmatured Event of Default has occurred or would result from such Advance or application of proceeds therefrom;
(iv)
since the Closing Date, no Material Adverse Effect has occurred; and
(v)
the perfection of the Borrower’s ownership interests in each new Eligible Loan Asset (to the extent perfection can be effectuated by the filing of a financing statement or control), shall have been effected in full, and all filings (including, without limitation, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Eligible Loan Assets and the Portfolio Assets related thereto and the proceeds thereof shall have been made, taken or performed.

(d) On or prior to such applicable Advance Date, the Borrower shall have provided to the Administrative Agent and the Collateral Agent (which may be provided electronically) the Loan Asset Schedule with respect to each of the Eligible Loan Assets identified in the applicable Loan Asset Schedule for inclusion in the Collateral on the applicable Advance Date.

(e) No Applicable Law shall prohibit, and no order, judgment or decree of any federal, State or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such Advances by any Lender or the proposed Transfer of Eligible Loan Assets in accordance with the provisions hereof.

(f) Neither the Commitment Termination Date nor the Final Maturity Date shall have occurred.

Unless otherwise waived in writing, the failure of the Borrower to satisfy any of the foregoing conditions precedent in respect of any Advance shall not be deemed as a waiver of such conditions precedent by the Administrative Agent or any Lender.

SECTION 3.03 Advances Do Not Constitute a Waiver. No Advance made hereunder shall constitute a waiver of any condition to any Lender’s obligation to make such an Advance unless such waiver is in writing and executed by such Lender.

SECTION 3.04 Conditions to Transfers of Loan Assets. Each Transfer of an additional Eligible Loan Asset pursuant to Section 2.05, a Substitute Eligible Loan Asset pursuant to Section 2.06(a) or (c), an additional Eligible Loan Asset pursuant to Section 2.19 or any other Transfer of a Loan Asset hereunder shall be subject to the further conditions precedent that (as certified to the Collateral Agent by the Borrower):

(a) the Borrower shall have delivered to the Administrative Agent and each Lender (with copies to the Collateral Agent) by no later than 12:00 p.m. two Business Days immediately prior to the related Cut-Off Date: (A) a Borrowing Base Certificate and (B) a Loan Asset Schedule and containing such additional information as may be reasonably requested by the Administrative Agent;

(b) the Borrower shall have delivered to the Custodian (with a copy to the Collateral Agent) pursuant to the Custodial Agreement, no later than 5:00 p.m. on the related Cut-Off Date, a faxed or e-mailed copy of the duly executed original promissory notes of the Loan Assets (and, in the case of any Noteless Loan Asset, a fully executed assignment agreement); provided that, notwithstanding the foregoing, the Borrower shall cause the Loan Asset File and the Required

Loan Documents to be in the possession of Custodian (with a copy to the Collateral Agent) pursuant to the Custodial Agreement within ten Business Days following any related Cut-Off Date as to any Loan Assets;

(c) no Liens (other than Permitted Liens set forth in clause (a) of the definition thereof) exist in respect of Taxes which are prior to the lien of the Collateral Agent on the Eligible Loan Assets to be Transferred on such Cut-Off Date;

(d) all terms and conditions required to be satisfied in connection with qualification of each Loan Asset as an Eligible Loan Asset on such Cut-Off Date (and the Portfolio Assets related thereto), including, without limitation, the perfection of the Borrower’s interests therein, shall have been satisfied in full, and all filings (including, without limitation, UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in such Eligible Loan Assets and the Portfolio Assets related thereto and the proceeds thereof shall have been made, taken or performed;

(e) no Event of Default or Unmatured Event of Default exists, or would result from such Transfer (other than, with respect to any Transfer of an Eligible Loan Asset necessary to cure a Borrowing Base Deficiency in accordance with Section 2.05 or an Unmatured Event of Default arising solely pursuant to such Borrowing Base Deficiency and being cured as a result of such Transfer); and

(f) the representations and warranties contained in Sections 4.01, 4.02 and 4.03 are true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on the date thereof, or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date, and there exists no breach of any covenant contained in Sections 5.01, 5.02, and 5.03 before and after giving effect to the Transfer to take place on such Cut-Off Date, on and as of such day as though made on and as of such date (other than any representation and warranty that is made as of a specific date).

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

SECTION 4.01 Representations and Warranties of the Borrower Relating to the Agreement and the Collateral. The Borrower hereby represents and warrants, as of the Closing Date, as of each applicable Cut-Off Date, as of each applicable Advance Date, as of each Reporting Date and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made (unless a specific date is specified below):

(a) Organization, Good Standing and Due Qualification. The Borrower is (i) a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority necessary to own and service the Loan Assets and the Collateral and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement, (ii) duly qualified to do business as a corporation and has obtained all licenses and approvals under the laws of the States of Delaware and New York, and in all other jurisdictions, in each case, necessary to own its assets and to transact the business in which it is engaged, and (iii) duly qualified, and in good standing under (1) the laws of the States of Delaware and New York, and (2) in each other jurisdiction where the transaction of such business or its ownership and servicing of the Loan Assets and the Collateral and the conduct of its business requires such qualification, except in each case under this clause (iii)(2) where the failure to be so qualified, licensed and approved would not reasonably be expected to have a Material Adverse Effect.

(b) Power and Authority; Due Authorization. The Borrower (i) has the power, authority and legal right to (x) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (y) perform and carry out the terms of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated thereby, and (ii) has taken all necessary action to (x) authorize the execution, delivery and performance of this Agreement and each of the other Transaction Documents to which it is a party and (y) grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral on the terms and conditions of this Agreement, subject only to Permitted Liens.

(c) Binding Obligation; Execution and Delivery. This Agreement and each of the other Transaction Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity.

(d) All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower of this Agreement or any Transaction Document to which it is a party or the validity or enforceability of this Agreement or any such Transaction Document or the Loan Assets or the transfer of an ownership interest or security interest in such Loan Assets, other than such as have been met or obtained and are in full force and effect, in each case, other than those consents, approvals, registrations, filings or actions the failure of which to obtain or make could not reasonably be expected to materially impact the rights and remedies of the Collateral Agent, the Administrative Agent, any Lender and the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document or the ability of any of the Borrower to perform its obligations under this Agreement or any other Transaction Document to which it is a party.

(e) No Violation. The execution, delivery and performance of this Agreement and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto in connection with the Transfer of the Collateral will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Borrower’s certificate of formation or the Operating Agreement, (ii) result in the creation or imposition of any Lien on the Collateral other than Permitted Liens, (iii) violate any Applicable Law in any material respect, or (iv) violate any contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Borrower, threatened in writing against the Borrower or any properties of the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Borrower is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g) Selection Procedures. In selecting the Loan Assets to be Transferred pursuant to this Agreement, no selection procedures have been employed by the Borrower or any Affiliate of the Borrower which are intended to be adverse in any material manner to the interests of the Lenders.

(h) Bulk Sales. The grant of the security interest in the Collateral by the Borrower to the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement, and the execution, delivery and performance of this Agreement and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(i)
No Liens. The Collateral is owned by the Borrower free and clear of any Liens except for Permitted Liens as provided herein. No effective financing statement or other instrument similar in effect covering any Collateral is on file in any recording office except such as may be filed in favor of the Collateral Agent (or in favor of the Borrower and assigned to the Collateral Agent), for the benefit of the Secured Parties, relating to this Agreement or reflecting the transfer of the Collateral to the Borrower.
(j)
Transfer of Collateral. Except as otherwise expressly permitted by the terms of this Agreement, no item of Collateral has been sold, transferred, assigned or pledged by the Borrower to any Person, other than as contemplated by Article II and the Transfer of such Collateral to the Custodian (with a copy to the Collateral Agent), for the benefit of the Secured Parties, pursuant to the terms of this Agreement and the Custodial Agreement.

(k) Indebtedness. The Borrower has no Indebtedness or other indebtedness, secured or unsecured, direct or contingent (including a guaranty of any obligation), other than Indebtedness incurred under or otherwise permitted by the terms of the Transaction Documents.

(l)
Business Purpose. The Borrower is not engaged in any other business other than as contemplated under its Operating Agreement, the applicable Transaction Documents to which it is a party and the Loan Documents in respect of which the Borrower is a lender.

(m) Separate Entity. The Borrower is operated as an entity with assets and liabilities distinct from those of any Affiliates thereof, and the Borrower hereby acknowledges that the Administrative Agent and the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a separate legal entity from its Affiliates.

(n) No Injunctions. No injunction, writ, restraining order or other order of any nature adversely affects the Borrower’s performance of its obligations under this Agreement or any Transaction Document to which the Borrower is a party in any material manner.

(o) Taxes. The Borrower has filed or caused to be filed (on a consolidated basis or otherwise) on a timely basis all United States federal and other material tax returns (including, without limitation, all material foreign, state, local and other tax returns) required to be filed by it and is not liable for Taxes payable by any other Person. The Borrower has paid or made adequate provisions for the payment of all material Taxes, assessments and other governmental charges made against it or any of its property except for those Taxes being contested in good faith by appropriate proceedings and in respect of which it has established proper reserves in accordance with GAAP on its books. Other than Permitted Liens, no Tax lien or similar adverse claim has been filed, and no claim is being asserted, with respect to any such Tax, assessment or other governmental charge. Any Taxes, fees and other governmental charges due and payable by the Borrower, as applicable, in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due.

(p) Location. The Borrower’s location (within the meaning of Article 9 of the UCC) is Delaware. The chief executive office of the Borrower (and the location of the Borrower’s records regarding the Collateral is located at the address set forth under its name in Section 10.02 (or at such other address as shall be designated by such party in a written notice to the other parties hereto).

(q) Tradenames. Except as permitted hereunder, the Borrower’s legal name is as set forth in this Agreement. Except as permitted hereunder, the Borrower has not changed its name since its formation; does not have tradenames, fictitious names, assumed names or “doing business as” names other than as disclosed on Schedule 4.01(q) hereto (as such schedule may be updated from time to time by the Administrative Agent pursuant to Section 5.02(n)); the Borrower’s only jurisdiction of formation is Delaware, and, except as permitted hereunder, the Borrower has not changed its jurisdiction of formation.

(r) Solvency. The Borrower is not the subject of any Bankruptcy Proceedings or Bankruptcy Event. The Borrower is Solvent, and the transactions under this Agreement and any other Transaction Document to which the Borrower is a party do not and will not render the Borrower not Solvent. The Borrower is paying its debts as they become due; and the Borrower, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.

(s) No Subsidiaries. The Borrower has no Subsidiaries.

(t) Value Given. The Borrower has given fair consideration and reasonably equivalent value in exchange for each of the Loan Assets. No such transfer has been made for or on account of an antecedent debt owed by the Borrower and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(u) Reports Accurate. All Quarterly Servicing Report Certificates, Quarterly Servicing Reports, Notices of Borrowing, Borrowing Base Certificates and other written or electronic information, exhibits, financial statements, documents, books, records or reports furnished by the Borrower to the Administrative Agent or the Collateral Agent in connection with this Agreement are, as of their date, accurate, true and correct in all material respects, and no such document or certificate contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading; provided that, solely with respect to written or electronic information furnished by the Borrower that was provided to the Borrower from an Obligor or agent with respect to a Loan Asset, such information is accurate, true and correct in all material respects to the knowledge of the Borrower; provided, further, that the foregoing proviso shall not apply to any information presented in a Quarterly Servicing Report Certificate, Quarterly Servicing Report, Notice of Borrowing or Borrowing Base Certificate. Each Loan Asset designated on any Quarterly Servicing Report as an Eligible Loan Asset and each Loan Asset included as an Eligible Loan Asset in any calculation of Borrowing Base or Borrowing Base Deficiency in any Quarterly Servicing Report is an Eligible Loan Asset as of the date of such report or calculation.

(v) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of Proceeds from the sale of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

(w) Commodity Pool. The Borrower is not a commodity pool within the meaning of the Commodity Exchange Act or the rules and regulations of the Commodity Futures Trading Commission.

(x) Servicing Standard. The Borrower has complied in all material respects with the Servicing Standard with regard to the servicing of the Loan Assets. Each of the Loan Assets was underwritten or acquired and is being serviced in conformance with the Servicing Standard and the standard underwriting, credit, collection, operating and reporting procedures and systems of the Borrower.

(y) Event of Default/Unmatured Event of Default. No event has occurred which constitutes an Event of Default, and no event has occurred which constitutes an Unmatured Event of Default (other than any Event of Default or Unmatured Event of Default which has previously been disclosed to the Administrative Agent as such).

(z) [Reserved].

(aa) ERISA. The present value of all vested benefits under each “employee pension benefit plan” as such term is defined in Section 3(2) of ERISA, other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate of the Borrower or to which the Borrower or any ERISA Affiliate of the Borrower contributes or has an obligation to contribute, or has any liability (each, a “Pension Plan”), does not exceed by a material amount the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date for the Pension Plan) determined in accordance with the assumptions used for funding such Pension Plan pursuant to Sections 412 and 430 of the Code for the applicable plan year. No prohibited transactions (within the meaning of ERISA Section 406(a) or (b) or Code Section 4975, for which an exemption is not available or has not previously been obtained from the United States Department of Labor), failure by the Borrower to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code, withdrawal by the Borrower or any ERISA Affiliate of the Borrower from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA), or Reportable Events have occurred with respect to any Pension Plan, which either individually or in the aggregate is reasonably expect to result in a material liability to the Borrower. No notice of intent to terminate a Pension Plan has been filed by the plan administrator under Section 4041 of ERISA, nor has any Pension Plan been terminated under Section 4041 of ERISA, in either event, that is reasonably expected to result in a material liability to the Borrower. The Pension Benefit Guaranty Corporation has not instituted proceedings to terminate or appointed a trustee to administer a Pension Plan under Section 4042 of ERISA, and no event has occurred or condition exists which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

(bb) Broker-Dealer. The Borrower is not a broker-dealer or subject to the Securities Investor Protection Act of 1970.

(cc) Instructions to Obligors or Agents. The Collection Account is the only account to which Obligors or agents, as applicable, have been instructed by the Borrower to send Principal Collections and Interest Collections on the Collateral. The Borrower has not granted any Person other than the Collateral Agent, on behalf of the Secured Parties, an interest in the Collection Account, other than any Permitted Lien pursuant to clause (d) of the definition thereof in favor of the Custodian in connection with the Collection Account.

(dd) Investment Company Act. The Borrower is not required to register as an “investment company” under the provisions of the 1940 Act.

(ee) Compliance with Applicable Law. The Borrower has complied in all material respects with all Applicable Law to which it may be subject, and no item of the Collateral contravenes in any material respect any Applicable Law (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy).

(ff) Collections. The Borrower acknowledges that all Available Collections received by it or its Affiliates or the Custodian with respect to the Collateral transferred or Transferred hereunder are held and shall be held in trust for the benefit of the Collateral Agent.

(gg) Set-Off etc. No Loan Asset has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Borrower or the Obligor thereof, and no Collateral is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Collateral or otherwise, by the Borrower or the Obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Collateral otherwise permitted pursuant to Section 6.04(a) of this Agreement and in accordance with the Servicing Standard.

(hh) Full Payment. As of the applicable Cut-Off Date thereof, the Borrower has no knowledge of any fact which should lead it to reasonably expect that any Loan Asset will not be paid in full.

(ii) Environmental. With respect to each item of Underlying Collateral as of the applicable Cut-Off Date for the Loan Asset related to such Underlying Collateral, to the actual knowledge of a Responsible Officer of the Borrower: (a) the related Obligor’s operations are in compliance in all material respects with all representations and covenants set forth in the applicable Loan Agreement with respect to Environmental Laws; and (b) (i) none of the related Obligor’s operations is the subject of a Federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Hazardous Materials into the environment; and (ii) the related Obligor does not have any material contingent liability in connection with any release of any Hazardous Materials into the environment, in each case, that would either result in a Material Adverse Effect or is likely to result in a legal action being asserted against the Borrower in its capacity as a lender thereunder. As of the applicable Cut-Off Date for the Loan Asset related to such Underlying Collateral, none of the Borrower has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any material violation, alleged material violation, material non-compliance, material liability or potential material liability regarding environmental matters or Environmental Laws with regard to any of the Underlying Collateral, nor does any such Person have knowledge or reason to believe that any such notice will be received or is being threatened in writing.

(jj) Sanctions; Anti-Corruption; Anti-Money Laundering; USA PATRIOT Act.

(i)
None of the Borrower, any of its Subsidiaries or to the knowledge of the Borrower, any director, officer, employee, agent, or Affiliate of the Borrower or any of its Subsidiaries is a Person that is, or is owned or controlled by Persons that are: (a) the subject or the target of any sanctions administered or enforced by the U.S. Department of the Treasury's Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), or (b) located, organized or resident in a country or territory that is the subject of Sanctions.

(ii)
The Borrower, its Subsidiaries and, to the knowledge of the Borrower, their respective directors, officers and employees and, to the knowledge of the Borrower, the agents of the Borrower and its Subsidiaries, are in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law or Anti-Money Laundering Laws. The Borrower and its Subsidiaries have instituted and maintain policies and procedures designed to achieve continued compliance with applicable Sanctions, the FCPA and any other applicable anti-corruption laws or Anti-Money Laundering Laws.
(iii)
Neither the Borrower, any Subsidiary nor, to the knowledge of the Borrower, any Affiliate of the Borrower is (i) a Person that resides or has a place of business in a country or territory which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (ii) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iii) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.

(kk) Security Interest.

(i)
This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Collateral Agent, on behalf of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower;
(ii)
the Collection Account is not in the name of any Person other than the Borrower, subject to the lien of the Collateral Agent, for the benefit of the Secured Parties. The Borrower has not consented to the account bank of the Collection Account to comply with entitlement orders of any Person other than the Collateral Agent, for the benefit of the Secured Parties.
(iii)
the Collection Account constitutes a “deposit account” as defined in the applicable UCC;
(iv)
the Collection Account Agreement (assuming the due authorization, execution and delivery by the parties thereto other than the Borrower), together with this Agreement, grants to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collection Account;
(v)
the Borrower owns and has good and marketable title to (or with respect to assets securing any Loan Assets, a valid security interest in) the Collateral free and clear of any Lien (other than Permitted Liens) of any Person and has taken all steps necessary to perfect its security interest against the applicable Obligors in the assets securing any Loan Assets;
(vi)
other than as expressly permitted by the terms of this Agreement and the security interest granted to the Collateral Agent, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Collateral other than any financing statement (A) related to the security interest granted to the Collateral Agent, on behalf of the Secured Parties, pursuant to this Agreement, or (B) that has been terminated or fully and validly assigned to the Collateral Agent on or prior to the date hereof, or (C) reflecting the transfer of assets on a Release Date pursuant to (and simultaneously with or subsequent to) the consummation of any transaction contemplated under (and in compliance with the conditions set forth in) Section 2.06. Other than Permitted Liens, the Borrower is not aware of any judgment or Tax lien filings against the Borrower;
(vii)
all original executed copies of each underlying promissory note or copies of each Loan Asset Register, as applicable, that constitute or evidence each Loan Asset in the Collateral has been, or subject to the delivery requirements contained herein, will be delivered to the Custodian (with a copy to the Collateral Agent) pursuant to the Custodial Agreement;
(viii)
none of the underlying promissory notes, Loan Asset Registers or security certificates that constitute or evidence any portion of the Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent, on behalf of the Secured Parties;
(ix)
with respect to any Collateral that constitutes a “certificated security,” all original executed copies of each security certificate that constitute or evidence the certificated securities have been delivered to the Custodian (with a copy to the Collateral Agent), on behalf of the Secured Parties and pursuant to the Custodial Agreement and each such security certificate has been Indorsed, by an effective Indorsement, in blank; and
(x)
the Borrower has not delivered the original of any underlying promissory note or Loan Asset Register, as applicable, that constitutes or evidences a Loan Asset to any Person other than the Custodian (with a copy to the Collateral Agent) pursuant to the Custodial Agreement.

SECTION 4.02 Representations and Warranties of the Borrower Relating to the Agreement and the Collateral. The Borrower hereby represents and warrants, as of the Closing Date, as of each applicable Cut-Off Date, as of each applicable Advance Date, as of each Reporting Date and any date which Loan Assets are Transferred hereunder and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:

(a) Ownership, Valid Transfer and Security Interest. The Borrower has good and marketable title to, and is the sole owner of, each Loan Asset. This Agreement constitutes a grant of a security interest in all of the Collateral to the Collateral Agent, for the benefit of the Secured Parties, which upon the filing of the financing statements, shall be a valid and first priority perfected security interest in the Loan Assets forming a part of the Collateral and in that portion of the Loan Assets in which a security interest may be perfected by filing a UCC financing statement subject only to Permitted Liens. Neither the Borrower nor any Person claiming through or under Borrower shall have any claim to or interest in the Collection Account, except for the interest of the Borrower in such property as a debtor for purposes of the UCC and as expressly provided in the Transaction Documents any Permitted Lien pursuant to clause (d) of the definition thereof in favor of the Custodian in connection with the Collection Account.

The Collection Account Agreement, together with this Agreement, grants to the Collateral Agent for the benefit of the Secured Parties a first priority perfected security interest in the Collection Account.

(b) Eligibility of Collateral. (i) The Loan Asset Schedule and the information contained in each Notice of Borrowing, is an accurate and complete listing of all the Loan Assets contained in the Collateral as of the related Cut-Off Date and the information contained therein with respect to the identity of such item of Collateral and the amounts owing thereunder is true and correct as of the related Cut-Off Date, (ii) each Loan Asset designated on any Borrowing Base Certificate as an Eligible Loan Asset and each Loan Asset included as an Eligible Loan Asset in any calculation of Borrowing Base or Borrowing Base Deficiency is an Eligible Loan Asset as of the date of such certificate or calculation, and (iii) with respect to each item of Collateral, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Borrower in connection with the grant of a security interest in each item of Collateral to the Collateral Agent, for the benefit of the Secured Parties, have been duly obtained, effected or given and are in full force and effect. For the avoidance of doubt, any inaccurate representation that a Loan Asset is an Eligible Loan Asset hereunder shall not constitute an Event of Default if the Borrower complies with Section 2.06(c) hereunder.

(c) No Fraud. Each Loan Asset was originated without any fraud or misrepresentation by the applicable originator, or, to the best of the Borrower’s knowledge, on the part of any related Obligor.

SECTION 4.03 Representations and Warranties of each Lender. Each Lender hereby individually represents and warrants, as to itself, that it, acting for its own account, in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in investments. Notwithstanding any provision herein to the contrary, the parties hereto intend that the Advances made hereunder shall constitute a “loan” and not a “security” for purposes of Section 8-102(15) of the UCC.

ARTICLE V.

GENERAL COVENANTS

SECTION 5.01 Affirmative Covenants of the Borrower. From the Closing Date until the Collection Date:

(a) Organizational Procedures and Scope of Business. The Borrower will observe all organizational procedures required by its certificate of formation, Operating Agreement and the laws of its jurisdiction of formation. Without limiting the foregoing, the Borrower will limit the scope of its business to the activities permitted by its Operating Agreement, any prospectus or registration statement, and Applicable Law.

(b) Preservation of Existence. The Borrower will do or cause to be done all things reasonably necessary to preserve and maintain its legal existence, rights, franchises and privileges in the State of Delaware, and qualify and remain in good standing as a corporation under the laws of the State of Delaware, and will promptly obtain and thereafter maintain qualifications to do business as a foreign company in any state in which it does business and where the transaction of such business or its ownership of the Loan Assets and the Collateral and the conduct of its business requires such qualification, except where the failure to be so qualified, licensed and approved would not reasonably be expected to have a Material Adverse Effect.

(c) Deposit of Collections. The Borrower shall promptly (but in no event later than two Business Days after its receipt or ten days after receipt by any of its Affiliates) deposit or cause to be deposited into the Collection Account any and all Available Collections received by the Borrower, any of their Affiliates.

(d) Compliance with Loan Agreements. The Borrower will act in conformity with all material terms and conditions of the Loan Agreements and Required Loan Documents, including the prompt enforcement of its rights thereunder, and will duly fulfill and comply with all obligations in connection with the administration of each item of

Collateral and will do nothing to impair the rights of the Collateral Agent, for the benefit of the Secured Parties, or of the Secured Parties in, to and under the Collateral

(e) Obligor Defaults and Bankruptcy Events. The Borrower shall give notice to the Administrative Agent within five Business Days of the Borrower’s actual knowledge of the occurrence of any material default by an Obligor under any Loan Asset, including any payment default or Bankruptcy Event with respect to any Obligor under any Loan Asset.

(f) Required Loan Documents. The Borrower shall deliver to the Custodian (with a copy to the Collateral Agent) pursuant to the Custodial Agreement an electronic copy of the Required Loan Documents and the Loan Asset Checklist pertaining to each Loan Asset within ten Business Days of the Cut-Off Date pertaining to such Loan Asset.

(g) Taxes. The Borrower will file or cause to be filed its federal and other material tax returns and pay any and all federal and other material Taxes imposed on it or its property as required by the Transaction Documents (except as contemplated in Section 4.01(o)).

(h) Notice of Events of Default. The Borrower shall notify the Administrative Agent with prompt (and in any event within three Business Days) written notice of the occurrence of each Event of Default of which the Borrower has knowledge or has received notice. In addition, no later than two Business Days following the Borrower’s knowledge or notice of the occurrence of any Event of Default, the Borrower will provide to the Administrative Agent a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action that the Borrower proposes to take with respect thereto.

(i)
Notice of Material Events. The Borrower shall promptly notify the Administrative Agent of any event or other circumstance that is reasonably likely to have a Material Adverse Effect.
(j)
Notice of Income Tax Liability. The Borrower shall furnish to the Administrative Agent telephonic or facsimile notice within 10 Business Days (confirmed in writing within five Business Days thereafter) of the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments (i) to the Tax liability of Investment Manager or any “affiliated group” (within the meaning of Section 1504(a)(1) of the Code) of which Investment Manager is a member in an amount equal to or greater than $1,000,000 in the aggregate, or (ii) to the Tax liability of the Borrower itself in an amount equal to or greater than $500,000 in the aggregate. Any such notice shall specify the nature of the items giving rise to such adjustments and the amounts thereof.

(k) Notice of Auditors’ Management Letters. The Borrower shall promptly notify the Administrative Agent after the receipt of any letter, written report or recommendation from its auditors to the board of directors (or similar governing body) of the manager of the Borrower or any audit committee of the Borrower or the manager of the Borrower addressing any significant control deficiency or other financial concern or submitted in connection with the accounts or books of the Borrower or any audit of the Borrower.

(l)
Notice of Breaches of Representations and Warranties under this Agreement. The Borrower shall, upon receipt of notice or discovery thereof, promptly notify the Administrative Agent if any representation or warranty set forth in Section 4.01 or Section 4.02 was incorrect in any material respects (or, if already qualified by materiality or Material Adverse Effect, in all respects) at the time it was given or deemed to have been given and at the same time deliver to the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Borrower shall notify the Administrative Agent in the manner set forth in the preceding sentence before any Cut-Off Date of any facts or circumstances within the knowledge of the Borrower which would render any of the said representations and warranties untrue in any material respects (or, if already qualified by materiality or Material Adverse Effect, in all respects) at the date when such representations and warranties were made or deemed to have been made.

(m) Notice of Proceedings. The Borrower shall notify the Administrative Agent, as soon as possible and in any event within five Business Days, after the Borrower receives written notice or obtains knowledge thereof, of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, interest in the Collateral, or the Borrower. For purposes of this Section 5.01(m), (i) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, interest in the Collateral, or the Borrower in excess of $500,000 shall be deemed to be material and (ii) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Borrower in excess of $1,000,000 shall be deemed to be material.

(n) Notice of ERISA Reportable Events. The Borrower shall notify the Administrative Agent as soon as reasonably practicable after receiving notice of the occurrence of any Reportable Event with respect to any Pension Plan except as would not reasonably be expected to result in a Material Adverse Effect.

(o) Notice of Accounting Changes. As soon as possible and in any event within three Business Days after the effective date thereof, the Borrower will provide to the Administrative Agent notice of any material change in the accounting policies of the Borrower.

(p) [Reserved].

(q) Protection of Security Interest. With respect to the Collateral acquired by the Borrower, the Borrower will, at the expense of the Borrower, (i) take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Collateral free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including, without limitation, (a) with respect to the Loan Assets and that portion of the Collateral in which a security interest may be perfected by filing, filing and maintaining effective financing statements in all necessary or appropriate filing offices, (including any amendments thereto or assignments thereof) and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof) and (b) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (ii) take all action necessary to cause a valid, subsisting and enforceable first priority perfected security interest, subject only to Permitted Liens, to exist in favor of the Collateral Agent (for the benefit of the Secured Parties) in the Borrower’s interests in all of the Collateral being Transferred hereunder including the filing of a UCC financing statement in the applicable jurisdiction adequately describing the Collateral (which may include an “all asset” filing), and naming the Borrower as debtor and the Collateral Agent as the secured party, and filing continuation statements, amendments or assignments with respect thereto in such filing offices (including any amendments thereto or assignments thereof), (iii) in accordance with Section 5.01(bb), permit the Administrative Agent or its agents or representatives to visit the offices of the Borrower during normal office hours and examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the officers or employees of the Borrower having knowledge of such matters; provided, unless an Unmatured Event of Default or Event of Default shall have occurred, such visits shall be limited to no more than two visits during any 12-month period and upon reasonable advance notice and the Administrative Agent and the Lenders shall use reasonable efforts to coordinate their visits as a single group, and (iv) take all additional action that the Administrative Agent or the Collateral Agent may reasonably request to perfect, protect and more fully evidence the respective first priority perfected security interests of the parties to this Agreement in the Collateral, or to enable the Administrative Agent or the Collateral Agent to exercise or enforce any of their respective rights hereunder.

(r) Liens. The Borrower will promptly notify the Administrative Agent of the existence of any Lien on any material portion of the Collateral (other than Permitted Liens) and the Borrower shall defend the right, title and interest of the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Collateral against all claims of third parties.

(s) Other Documents. At any time from time to time upon prior written request of the Administrative Agent, at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement or protecting the interests of the Administrative Agent, the Collateral Agent or Secured Parties under or as contemplated by this Agreement, including the first priority security interest (subject only to Permitted Liens) granted hereunder and of the rights and powers herein granted (including, among other things, authorizing the filing of such UCC financing statements as the Administrative Agent may request).

(t) Compliance with Applicable Law. The Borrower shall at all times comply in all material respects with all Applicable Law applicable to Borrower or any of its assets, including those with respect to servicing the Collateral or any part thereof (including, without limitation, Environmental Laws, and all federal securities laws), and Borrower shall do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business.

(u) Proper Records. The Borrower shall at all times keep reasonably proper books of records and accounts in which full, true and correct entries shall be made of its transactions in substantial conformance with GAAP and set aside on its books from its earning for each fiscal year all such proper reserves in accordance with GAAP.

(v) Satisfaction of Obligations. The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of the Borrower.

(w) Performance of Covenants. The Borrower shall observe, perform and satisfy all the material terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Transaction Documents. The Borrower shall pay and discharge all material Taxes, levies, liens and other charges on it or its assets and on the Collateral that, in each case, in any manner would create any lien or charge upon the Collateral, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.

(x) Tax Treatment. The Borrower and the Lenders shall treat the Advances advanced hereunder as indebtedness of the Borrower (or, so long as the Borrower is treated as a disregarded entity for U.S. federal income tax purposes, as indebtedness of the entity of which it is considered to be a part) for U.S. federal income tax purposes and to file any and all tax forms in a manner consistent therewith.

(y) [Reserved].

(z) [Reserved].

(aa) [Reserved].

(bb) Audits. Annually (or more frequently as the Administrative Agent, for itself and as agent for the Lenders may require after the occurrence of and during the continuance of an Event of Default) and at the sole cost and expense of the Borrower (i) cause an independent nationally recognized accounting firm or an independent audit and consulting firm specializing in securitization transactions reasonably satisfactory to the Administrative Agent, to enter the premises of the Borrower and any Person to whom the Borrower delegates all or any portion of its duties under any Transaction Document to which it is a party during normal office hours and examine and audit the books, records and accounts of the Borrower and such other Person relating to its business, financial condition, operations and the Borrower’s and such other Person’s performance under the Transaction Documents to which it is a party, (ii) permit such firm to discuss the Borrower’s and such other Person’s affairs and finances with the officers, partners, employees and accountants of any of them, (iii) cause such firm to provide to the Administrative Agent and each Lender, with a report in respect of the foregoing, which shall be in form and scope reasonably satisfactory to the Administrative Agent, and (iv) authorize such firm to discuss such affairs, finances and performance with representatives of the Administrative Agent and Lender and their designees; provided, however, that, so long as no Unmatured Event of Default or Event of Default has occurred, the Administrative Agent and the Lenders shall use reasonable efforts to coordinate their inspections as a single group.

(cc) Access to Records. Permit the Administrative Agent or any Person designated by the Administrative Agent or the Lenders to, during normal hours, visit and inspect at reasonable intervals its and any Person to which it delegates any of its duties under the Transaction Documents to which it is a party books, records and accounts relating to its business, financial condition, operations, assets and its performance under the Transaction Documents to which it is a party and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants, all as often as the Administrative Agent may reasonably request, including to (i) review the Borrower’s books and records relating to, and collection and administration of, the Collateral in order to assess compliance by the Borrower with the Servicing Standard, as well as with the Transaction Documents and to conduct an audit of the Collateral and Required Loan Documents in conjunction with such a review, and (ii) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Borrower and relating to the Collateral; provided, that until such time as an Unmatured Event of Default or Event of Default shall have occurred, such visits shall be limited to no more than two visits during any 12-month period and upon reasonable advance notice and the Administrative Agent.

(dd) Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. The Borrower will maintain in effect policies and procedures designed to promote compliance by the Borrower, its Subsidiaries, and their respective directors, officers, employees, and agents with applicable Sanctions and with the FCPA and any other applicable anti-corruption laws and Anti-Money Laundering Laws.

(ee) KYC Requirements. The Borrower shall provide all documentation and other information reasonably requested by the Administrative Agent and the Collateral Agent an in their sole discretion or required by regulatory authorities with respect to the Borrower under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, all in form and substance reasonably satisfactory to the Administrative Agent and each Lender Agent.

(ff) Post-Closing Requirements. Within 30 days after the Closing Date (or such longer period as the Administrative Agent may determine in its sole discretion), the Borrower shall deliver to the Collateral Agent (i) a fully executed Account Control Agreement and (ii) a fully executed Custodial Pledge Agreement, in each case, in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 5.02 Negative Covenants of the Borrower. From the Closing Date until the Collection Date:

(a) Protection of Title. The Borrower shall not take any action which would directly or indirectly impair or adversely affect Borrower’s title to the Collateral.

(b) Transfer Limitations. The Borrower shall not transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in the Collateral to any person other than the Collateral Agent for the benefit of the Secured Parties, or engage in financing transactions or similar transactions with respect to the Collateral with any person other than the Administrative Agent and the Lenders, in each case, except as otherwise expressly permitted by the terms of this Agreement.

(c) Debt. Other than as set forth on Schedule 5.02(c), the Borrower shall not create, incur or permit to exist any Indebtedness of the Borrower or other indebtedness, secured or unsecured, direct or contingent (including a guaranty of any obligation), other than Indebtedness incurred under (i) the terms of the Transaction Documents, (ii) a Permitted Capital Call Facility, and (iii) unsecured Indebtedness of the Borrower as long as, as of the date of incurrence of such unsecured Indebtedness, (1) no Default or Event of default is continuing or would result therefrom, and (2) the Interest Coverage Ratio as of the most recent Determination Date for which a Quarterly Servicing Report has been delivered shall not be less than 225%.

(d) Liens. The Borrower shall not create, incur or permit to exist any Lien in or on any of the Collateral subject to the Lien granted by the Borrower pursuant to this Agreement, or any of its other assets or properties, other than Permitted Liens.

(e) Organizational Documents. The Borrower shall not modify in any material manner or terminate any of the organizational or operational documents of the Borrower without the prior written consent of the Administrative Agent.

(f) Merger, Acquisitions, Sales, etc. The Borrower shall not (i) change its organizational structure, (ii) enter into any transaction of merger or consolidation or amalgamation, or asset sale (other than pursuant to Section 2.06), or (iii) liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution), in each case without the prior written consent of the Administrative Agent.

(g) Use of Proceeds. The Borrower shall use the proceeds of each Advance (x) to finance the acquisition by the Borrower of investments permitted under the Offering Memorandum, (y) to fulfill payment obligations under the Transaction Documents, and (z) to make any distribution or payment permitted or required hereunder. The Borrower will not, directly or indirectly, use the proceeds of each Advance, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law or Anti-Money Laundering Law, or (ii) (A) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (B) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Advances, whether as Administrative Agent, Lender, or otherwise).

(h) Limited Assets. The Borrower shall not hold or own any assets that are not part of the Collateral or powers and rights incidental to the Transaction Documents, except as permitted pursuant to its Operating Agreement.

(i) Tax Treatment. The Borrower shall not elect to be, or take any other action that is reasonably likely to result in the Borrower being, treated as a corporation for U.S. federal income tax purposes and shall take all steps necessary to avoid being treated as a corporation for U. S. federal income tax purposes.

(j) Extension or Amendment of Collateral. The Borrower will not, except as otherwise permitted in Section 6.04(a) of this Agreement and in accordance with the Servicing Standard, extend, amend or otherwise modify the terms of any Loan Asset (including the Underlying Collateral).

(k) Restricted Junior Payments. The Borrower shall not make or permit to be made any Restricted Junior Payment, except that, at all times prior to the Final Maturity Date and so long as no Borrowing Base Deficiency, Event of Default or Unmatured Event of Default has occurred or would result therefrom, the Borrower may declare and make Restricted Junior Payments that comply with the terms of its Operating Agreement and Applicable Law.

(l) ERISA Matters. Except as would not reasonably be expected to result in a Material Adverse Effect, the Borrower will not (a) engage, and will exercise its commercial efforts not to permit any ERISA Affiliate of the Borrower within its control to engage, in any prohibited transaction (within the meaning of ERISA Section 406(a) or (b) or Code Section 4975) for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (b) fail to meet the minimum funding standard set forth in Section 302(a) of ERISA and Section 412(a) of the Code with respect to any Pension Plan, (c) fail to make any payments to a Multiemployer Plan that the Borrower may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (d) terminate any Pension Plan so as to result, directly or indirectly in any liability to the Borrower, or (e) permit to exist any occurrence of any Reportable Event with respect to any Pension Plan.

(m) Instructions to Obligors. The Borrower will not make any change in its instructions to Obligors regarding payments to be made with respect to the Collateral to the Collection Account (other than to require and direct all such payments to be made to the Collection Account), unless the Administrative Agent has directed, or otherwise has consented in writing to, such change.

(n) Change of Jurisdiction, Location, Names or Location of Loan Asset Files. The Borrower shall not change the jurisdiction of its formation, make any change to its name or use any tradenames, fictitious names, assumed names, “doing business as” names or other names (other than those listed on Schedule 4.01(q) hereto, as such schedule may be revised from time to time to reflect name changes and name usage permitted under the terms of this Section 5.02(n) after compliance with all terms and conditions of this Section 5.02(n) related thereto) unless, prior to the effective date of any such change in the jurisdiction of its formation, name change or use, the Borrower receives prior written consent from the Administrative Agent of such change (such consent not to be unreasonably withheld or delayed) and delivers to the Administrative Agent such financing statements as the Administrative Agent may request to reflect such name change or use, together with such other documents and instruments as the Administrative Agent may request in connection therewith. The Borrower shall not change the location of its principal place of business and chief executive office unless prior to the effective date of any such change of location, the Borrower notifies the Administrative Agent of such change of location in writing.

SECTION 5.03 Financial Covenants.

From the Closing Date until the Collection Date:

(a) Interest Coverage Ratio. At all times, the Interest Coverage Ratio (as set forth in the latest Quarterly Servicing Report) shall not be less than 150%

(b) Tangible Net Worth. The Borrower shall maintain a Tangible Net Worth of $25,000,000 or greater, measured as of the last day of any fiscal quarter “Tangible Net Worth” means, as of any date of determination, determined on a consolidated basis and in accordance with GAAP, the result of (a) such Person’s total stockholders’ or members’ equity, minus (b) the sum of all intangible assets of such Person under GAAP.

ARTICLE VI.

ADMINISTRATION AND SERVICING OF CONTRACTS

SECTION 6.01 Appointment and Designation.

(a) Initial Servicing. The Borrower has the authority to service, administer and exercise rights and remedies in respect of the Collateral and agrees to perform the Loan Asset Servicing with respect to the Loan Asset pursuant to the terms hereof until such time as it receives a Servicing Termination Notice from the Administrative Agent. The Borrower hereby acknowledges that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Borrower hereunder.

(b) Servicing Termination Notice. The Borrower hereby agrees that, upon the occurrence, and during the continuation, of an Event of Default (unless waived in accordance with Section 10.01 hereof), the Administrative Agent, by written notice to the Borrower (a “Servicing Termination Notice”), may (and shall, upon the direction of the Majority Lenders) terminate the Loan Asset Servicing by the Borrower under this Agreement. On and after the receipt by the Borrower of a Servicing Termination Notice pursuant to this Section 6.01(b), the Borrower shall continue to perform all Loan Asset Servicing under this Agreement until the date specified in the Servicing Termination Notice or otherwise specified by the Administrative Agent in writing or, if no such date is specified in such Servicing Termination Notice or otherwise specified by the Administrative Agent, until a date mutually agreed upon by the Borrower and the Administrative Agent. After such date, the Borrower agrees that it will terminate its Loan Asset Servicing hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to a successor Person, and the successor Person shall assume the Loan Asset Servicing on the terms and subject to the conditions herein set forth, and the Borrower shall use its best efforts to assist such successor Person in assuming such obligations. Such successor to the its Loan Asset Servicing shall have no liability or obligation with respect to any Borrower indemnification obligations. The Borrower shall have no liability with respect to any action performed by any such replacement after the date that such replacement takes over the Loan Asset Servicing or any claim of a third party based on any alleged action or inaction of such Person.

(c) Appointment of Replacement Servicer. At any time following the delivery of a Servicing Termination Notice, the Administrative Agent may, at its discretion (and shall, upon the direction of the Majority Lenders) appoint a new Person to perform the Loan Asset Servicing (the “Replacement Servicer”), subject to the terms and conditions agreed to by the Administrative Agent and such Replacement Servicer, which appointment shall take effect upon the Replacement Servicer accepting such appointment by a written assumption in form and substance satisfactory to the Administrative Agent in its sole discretion. Any Replacement Servicer shall be an established financial institution, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of assets similar to the Collateral.

(d) Liabilities and Obligations of Replacement Servicer.

(i)
Upon its appointment pursuant to and in accordance with Section 6.01(c) (the date of such appointment, the “Assumption Date”), the Replacement Servicer shall be the successor in all respects to the Loan Asset Servicing under this Agreement, and, from and after the Assumption Date, all references in this Agreement to the Borrower’s performance of the Loan Asset Servicing (except as otherwise expressly specified herein) shall be deemed to refer to such Replacement Servicer.
(ii)
The Replacement Servicer shall take all commercially reasonable actions as may be necessary and sufficient to commence performance of all of the Loan Asset Servicing under this Agreement as soon as possible following the Assumption Date, and, in any event, shall be subject to all of the responsibilities, duties and liabilities with respect to the Loan Asset Servicing from and after the Assumption Date; provided that the Replacement Servicer, shall have (i) no liability with respect to any action performed by any other Person performing the Loan Asset Servicing prior to the Assumption Date or any claim of a third party based on any alleged action or inaction of any such other Person, (ii) no liability or obligation with respect to any Borrower indemnification obligations, and (iii) no liability for any failure of the predecessor Person to perform the Loan Asset Servicing or any loss or damages arising from such failure that results from the actions or inactions of such predecessor Person on or before the Assumption Date.

(e) Authority and Power. All authority and power granted to the Borrower under this Agreement with respect to the Loan Asset Servicing shall automatically cease and terminate upon termination of this Agreement.

(f) Subcontracts. The Borrower may subcontract with or delegate to any other Person for the Loan Asset Servicing; provided that (i) the Borrower shall select any such Person with reasonable care and shall be solely responsible for the fees and expenses payable to any such Person, (ii) the Borrower shall not be relieved of, and shall remain liable for, the performance of the duties and obligations of the Borrower pursuant to the terms hereof without regard to any subcontracting or delegation arrangement and (iii) any such subcontract shall be terminable upon the occurrence and continuance of an Event of Default.

(g) Borrower Cooperation. Without limiting the generality of the Borrower’s obligations under Section 6.01(b), the Borrower agrees to cooperate and use its commercially reasonable efforts in effecting the transition of the responsibilities and rights of servicing of the Collateral, including, without limitation, the transfer to the Replacement Servicer for the administration by it of all cash amounts that shall at the time be held by the Borrower for deposit, or have been deposited by the Borrower, or thereafter received with respect to the Collateral and the delivery to the Replacement Servicer in an orderly and timely fashion of all files and records with respect to the Collateral and a computer data file in readable form containing all information necessary to enable the Replacement Servicer to service the Collateral. In addition, the Borrower agrees to cooperate and (i) use its commercially reasonable efforts to provide to the Replacement Servicer, at the expense of the Borrower, reasonable access to (A) employees of the Borrower having relevant information (as determined by the Borrower), such access to be provided (1) upon prior written request, (2) during normal business hours at the premises of the Borrower, (3) in the presence of such Responsible Officers of the Borrower as the Borrower shall determine, and (4) solely for informational purposes (it being understood for avoidance of doubt that employees of the Borrower shall act solely at the direction of the Borrower) and (B) any and all of the books, records (in electronic or other form) or other information reasonably requested by it to enable the Replacement Servicer to assume the servicing functions hereunder and under this Agreement and (ii) maintain a list of key servicing personnel and contact information.

SECTION 6.02 Loan Asset Servicing Duties of the Borrower.

(a) Duties. The Borrower shall take or cause to be taken all such actions as may be necessary or advisable to service, administer and collect on the Collateral from time to time, all in accordance with Applicable Law and the Servicing Standard. Prior to the occurrence of an Event of Default, but subject to the terms of this Agreement (including, without limitation, Section 6.04), the Borrower has the sole and exclusive authority to make any and all decisions with respect to the Collateral and take or refrain from taking any and all actions with respect to the Collateral. Without limiting the foregoing, the duties of the Borrower shall include the following:

(i)
supervising the Collateral, including (A) communicating with Obligors, (B) negotiating and executing amendments, restatements, supplements and other modifications (including, without limitation, in respect of restructuring agreements, prepackaged plans and other documents related to restructuring arrangements), (C) negotiating and providing consents and waivers, (D) enforcing and collecting on the Collateral and (E) otherwise managing the Collateral;
(ii)
maintaining all necessary servicing records with respect to the Collateral and providing such reports to the Administrative Agent and each Lender in respect of the servicing of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Administrative Agent or any Lender may reasonably request; provided that the Borrower acknowledges that certain information contained in such reports relies upon the accuracy and delivery of reports and information from Obligors pursuant to their reporting obligations under Loan Agreements;
(iii)
maintaining and implementing administrative and operating procedures (including, without limitation, an ability to recreate servicing records evidencing the Collateral in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral;
(iv)
promptly delivering to the Administrative Agent, each Lender, or the Collateral Agent from time to time, such information and servicing records (including information relating to its performance under this Agreement) as the Administrative Agent, each Lender, or the Collateral Agent may from time to time reasonably request (to the extent, if relating to information to be obtained from an Obligor, such information is reasonably available and would not violate confidentiality restrictions);
(v)
maintaining and updating the Underwriting File with respect to Loan Assets and promptly delivering (or providing online access) to the Administrative Agent, each Lender, or the Collateral Agent, from time to time, updates of all information and reports contained therein, together with such related information and records as the Administrative Agent, each Lender, or the Collateral Agent may from time to time reasonably request;

(vi)
identifying each Loan Asset clearly and unambiguously in its servicing records to reflect that such Loan Asset has been Transferred to and is owned by the Borrower and that the Borrower is Transferring a security interest therein to the Secured Parties pursuant to this Agreement;
(vii)
notifying the Administrative Agent and each Lender following notice or discovery thereof, of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim (1) that is or is threatened in writing to be asserted by an Obligor with respect to any Loan Asset (or portion thereof) of which it has knowledge or has received notice; or (2) that could reasonably be expected to have a Material Adverse Effect;
(viii)
notifying the Administrative Agent and each Lender of any material change to the Servicing Standard;
(ix)
maintaining the perfected first priority security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral;
(x)
maintaining the Loan Asset File with respect to Loan Assets included as part of the Collateral;
(xi)
directing the Collateral Agent to make payments pursuant to the terms of the Servicing Report in accordance with Section 2.04;
(xii)
(A) directing the sale of Warranty Loan Assets pursuant to Section 2.06(c) and

(B) directing the sale or substitution of Collateral in accordance with Section 2.06;

(xiii)
providing assistance to the Borrower with respect to the purchase and sale of and payment for the Loan Assets;
(xiv)
instructing the Obligors or the relevant agents, as the case may be, on the Loan Assets to make payments directly into the Collection Account;
(xv)
delivering the Loan Asset Files to the Custodian pursuant to the Custodial Agreement and the Loan Asset Schedule to the Collateral Agent;
(xvi)
taking all actions necessary in establishing the Assigned Value; and
(xvii)
complying with such other duties and responsibilities as may be required of the Borrower by this Agreement.

(b) Loan Recommendations. The Borrower shall be responsible to review each Loan Asset proposed to be included in the Collateral to assess whether such Loan Asset satisfies the Eligibility Criteria. If the Borrower seeks to include any Loan Asset in the calculation of the Borrowing Base hereunder (including all Loan Assets to be included in the Collateral on the Closing Date), the Borrower, at least two Business Days prior to the related Cut-Off Date shall provide to the Administrative Agent and the Collateral Agent a schedule that (i) identifies each Loan Asset proposed to be included in the Collateral, and (ii) certifies that each such Loan Asset satisfies in full the Eligibility Criteria as the date of such schedule and as of its related Cut-Off Date.

(c) Duties Survive. Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent, the Collateral Agent, each Lender and the Secured Parties of their rights hereunder shall not release the Borrower from any of their duties or responsibilities with respect to the Collateral. The Secured Parties, the Administrative Agent, each Lender and the Collateral Agent shall not have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Borrower hereunder.

(d) Priority of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to the Borrower shall be applied as a collection of a payment by such Obligor to the extent of any amounts then due and payable thereunder before being applied to any other obligation of such Obligor, unless otherwise provided in the related Loan Agreement or under the Servicing Standard.

(e) Servicing Standard. The Borrower will comply in all material respects with the Servicing Standard in regard to the Collateral. The Borrower will not agree to or otherwise suffer or permit to occur of any change in the Servicing Standard, that is adverse to the interests or rights and remedies of the Collateral Agent, the Administrative Agent, any Lender and the Secured Parties.

(f) Loan Asset Register.

(i)
The Borrower shall maintain, or cause to be maintained, with respect to each Noteless Loan Asset a register (which may be in physical or electronic form and readily identifiable as the loan asset register) (each, a “Loan Asset Register”) in which it will record, or cause to be recorded, (v) the amount of such Noteless Loan Asset, (w) the amount of any principal or interest due and payable or to become due and payable from the Obligor thereunder, (x) the amount of any sum in respect of such Noteless Loan Asset received from the Obligor, (y) the date of origination and Transfer of such Noteless Loan Asset and (z) the maturity date of such Noteless Loan Asset.
(ii)
At any time a Noteless Loan Asset is included as part of the Collateral pursuant to this Agreement, the Borrower shall deliver to the Administrative Agent and the Collateral Agent a copy of the related Loan Asset Register, together with a certificate of a Responsible Officer of the Borrower (in the form of Exhibit J) certifying to the accuracy of such Loan Asset Register as of the applicable Cut-Off Date.

(g) Insurance Policies. The Borrower has caused, and will cause, to be performed any and all acts reasonably required to be performed to preserve the rights and remedies of the Collateral Agent and the Secured Parties in any Insurance Policies applicable to Loan Assets (to the extent the Borrower or an Affiliate of the Borrower is the agent or servicer under the applicable Loan Agreement) including, without limitation, in each case, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights; provided that, unless the Borrower is the sole lender under such Loan Agreement, the Borrower shall only take such actions that are customarily taken by or on behalf of a lender in a syndicated loan facility to preserve the rights of such lender.

SECTION 6.03 Authorization of the Borrower.

(a) Each of the Administrative Agent, each Lender and each Lender hereby authorizes the Borrower (including any successor thereto) to take any and all reasonable steps necessary or desirable in the determination of the Borrower to collect all amounts due under any and all Collateral, including, without limitation, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof. In no event shall the Borrower be entitled to make the Secured Parties, the Administrative Agent, the Collateral Agent or any Lender a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the Administrative Agent’s and each Lender’s consent.

(b) After the declaration or automatic occurrence of the Final Maturity Date, at the direction of the Administrative Agent, the Borrower shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Collateral; provided that the Administrative Agent may, at any time during the continuance of an Event of Default notify any Obligor with respect to any Collateral of the assignment of such Collateral to the Collateral Agent on behalf of the Secured Parties and direct that payments of all amounts due or to become due be made directly to the Administrative Agent or any servicer, collection agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Collateral, and adjust, settle or compromise the amount or payment thereof.

SECTION 6.04 Collection of Payments; Accounts.

(a) Collection Efforts, Modification of Collateral. The Borrower will collect or cause to be collected, all payments called for under the terms and provisions of the Loan Assets included in the Collateral as and when the same become due, all in accordance with the Servicing Standard. The Borrower may not waive, modify or otherwise vary any provision of an item of Collateral in a manner that would impair the collectability of the Collateral or in any manner contrary to the Servicing Standard.

(b) Acceleration. The Borrower shall take all actions to maximize Collections under each Loan Agreement including, when in the Borrower’s judgment it is advisable and consistent with the Servicing Standard, accelerate or vote to accelerate, as applicable, the maturity of all or any Scheduled Payments and other amounts due under any Loan Asset promptly after such Loan Asset becomes defaulted.

(c) Taxes and other Amounts. The Borrower will use commercially reasonable efforts to collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Loan Asset to the extent required to be paid to the Borrower for such application under the applicable Loan Agreement and remit such amounts to the appropriate Governmental Authority or insurer as required by the Loan Agreements.

(d) Payments to Collection Account. On or before the applicable Cut-Off Date, the Borrower shall have instructed all Obligors or the relevant agents, as the case may be, to make all payments in respect of the Collateral directly to the Collection Account; provided that the Borrower is not required to so instruct any Obligor which is solely a guarantor or other surety (or an Obligor that is not designated as the “lead borrower” or another such similar term) unless and until the Borrower calls on the related guaranty or secondary obligation.

(e) Collection Account. Each of the parties hereto hereby agrees that (i) the Collection Account is intended to be a “deposit account” within the meaning of the UCC and (ii) except as otherwise expressly provided herein and in the Collection Account Agreement, prior to the delivery of a Notice of Exclusive Control, the Borrower shall have the right to direct the disposition of funds in the Collection Account; provided that after the delivery of a Notice of Exclusive Control, such rights shall be exclusively held by the Collateral Agent (acting at the direction of the Administrative Agent).

(f) Loan Agreements. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Agent nor any securities intermediary shall be under any duty or obligation in connection with the acquisition by the Borrower, or the grant by the Borrower to the Collateral Agent, of any Loan Asset to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Loan Agreements, or otherwise to examine the Loan Agreements, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including without limitation any necessary consents). The Custodian, on behalf of the Secured Parties, shall hold any Instrument delivered to it evidencing any Loan Asset granted to the Collateral Agent hereunder as custodial agent for the Collateral Agent in accordance with the terms of this Agreement and the Custodial Agreement.

(g) Adjustments. If (i) the Borrower makes a deposit into the Collection Account in respect of any Collections and such Collections were received by the Borrower in the form of a check that is not honored for any reason or (ii) the Borrower makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collections, the Borrower shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

SECTION 6.05 Realization Upon Loan Assets. The Borrower will use reasonable efforts consistent with the Servicing Standard to exercise, or support the exercise of available remedies with respect to a defaulted Loan Asset as to which no satisfactory arrangements can be made for collection of delinquent payments, including, as applicable, foreclosing upon, repossessing or otherwise comparably converting the ownership of any Underlying Collateral relating thereto, and may, consistent with the Servicing Standard and exercising its reasonably good faith judgment to maximize value, hold for value, sell or transfer any equity or other securities it shall have received in connection with a default, workout, restructuring or plan of reorganization with respect to a Loan Asset. The Borrower will comply with the Servicing Standard and Applicable Law in realizing upon such Underlying Collateral, and employ practices and procedures including reasonable efforts consistent with the Servicing Standard to enforce all material obligations of Obligors by foreclosing upon, repossessing and causing the sale of such Underlying Collateral at public or private sale in circumstances other than those described in the preceding sentence. Without limiting the generality of the foregoing, unless the Administrative Agent has specifically given instruction to the contrary, the Borrower may cause the sale of any such Underlying Collateral to the Borrower or its Affiliates for a purchase price equal to the then fair value thereof, any such sale to be evidenced by a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent setting forth the Loan Asset, the Underlying Collateral, the sale price of the Underlying Collateral and certifying that such sale price is the fair value of such Underlying Collateral. The Borrower will remit to the Collection Account the Recoveries received in connection with the sale or disposition of Underlying Collateral relating to a defaulted Loan Asset.

SECTION 6.06 Payment of Certain Expenses by Borrower. The Borrower will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of its independent accountants, Taxes imposed on the Borrower, expenses incurred by the Borrower in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The Borrower will be required to pay all reasonable and documented fees and expenses owing to any bank or trust company in connection with the maintenance of the Collection Account.

SECTION 6.07 Reports to the Administrative Agent Account Statements; Servicing Information.

(a) Notice of Borrowing. On each Advance Date and on each reduction of Advances Outstanding pursuant to Section 2.17, the Borrower will provide a Notice of Borrowing or a Notice of Reduction, as applicable, and a Borrowing Base Certificate, each updated as of such date, to the Administrative Agent. On each date the Assigned Value for any Loan Asset is modified, the Borrower will deliver an updated Borrowing Base Certificate to the Administrative Agent.

(b) Quarterly Servicing Report. On each Quarterly Reporting Date, the Borrower will provide to each Lender, the Administrative Agent, and the Collateral Agent, a quarterly report in substantially the form of Exhibit G (such quarterly statement, a “Quarterly Servicing Report”) which shall include or attach (i) a Borrowing Base Certificate calculated as of the most recent Determination Date, (ii) a summary prepared with respect to each Obligor and with respect to each Loan Asset for such Obligor prepared as of the most recent Determination Date and Collections on such Loan Asset, (iii) calculation of the Financial Covenants as of the most recent Determination Date, (iv) calculations of the unfunded Revolving Commitments, unfunded Delayed Draw Commitments and the Aggregate Unfunded Exposure Amount as of the most recent Determination Date, (v) a copy of each amendment, restatement, supplement, waiver or other modification entered into with respect to a Loan Asset, and whether such amendment, restatement, supplement, waiver or other modification is a Material Modification which shall be signed by a Responsible Officer of the Borrower, and (vi) the amounts to be remitted pursuant to Section 2.04 to the applicable parties (which shall include any applicable wiring instructions of the parties receiving payment) with respect to the Payment Date to occur two Business Days following such Reporting Date

(c) Quarterly Servicing Report Certificate. Together with each Quarterly Servicing Report, the Borrower shall submit to the Administrative Agent, each Lender, and the Collateral Agent, a certificate substantially in the form of Exhibit H (a “Quarterly Servicing Report Certificate”), signed by a Responsible Officer of the Borrower, which shall include a certification by such Responsible Officer that no Event of Default or Unmatured Event of Default has occurred and is continuing (or describing in detail any such Event of Default or Unmatured Event of Default).

(d) Financial Statements of the Borrower. The Borrower will submit to the Administrative Agent, each Lender and the Collateral Agent, (i) within 45 days after the end of each of its first three fiscal quarters, commencing September 30, 2021, unaudited financial statements of the Borrower for the most recent fiscal quarter, (ii) within 120 days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2021, audited financial statements of the Borrower, prepared by a firm of nationally recognized independent public accountants, as of the end of such fiscal year.

(e) [Reserved].

(f) Obligor Financial Statements; Valuation Reports; Other Reports. The Borrower will deliver to the Administrative Agent, the Lenders and the Collateral Agent, with respect to each Obligor, (i) prior to making an Advance with respect thereto, three years’ historical audited or unaudited financial statements (or such lesser period since the date of organization of such Obligor) and related information, (ii) if available prior to making an Advance with respect thereto and to the extent received by the Borrower pursuant to the Loan Agreement, the complete financial reporting package and Underwriting File with respect to such Obligor and with respect to each Loan Asset for such Obligor provided to the Borrower prior to making an Advance with respect thereto, if available and thereafter Quarterly, by such Obligor, which delivery shall be made within 60 days of the end of each Quarter end (or such longer period provided therein with respect to the end of an Obligor’s fiscal quarter or fiscal year), which reporting package shall include any covenant compliance certificates under the related Loan Agreement, (iii) asset and portfolio level monitoring reports prepared by the Borrower with respect to the Loan Assets, and screening memoranda relating to individual Loan Assets as well as the asset mix of all Loan Assets, which delivery shall be made within 60 days of the end of each quarter end (or such longer period provided therein with respect to the end of an Obligor’s fiscal quarter or fiscal year), and (iv) the due dates and dates of collection of each Loan Asset within 10 days of the end of each Quarter. The Borrower will promptly deliver to the Administrative Agent and any Lender, upon reasonable request and to the extent received by the Borrower, all other documents and information required to be delivered by the Obligors to the Borrower with respect to any Loan Asset included in the Collateral.

(g) Amendments to Loan Assets. The Borrower will deliver to the Administrative Agent and the Collateral Agent a copy of any amendment, restatement, supplement, waiver or other modification to the Loan Agreement of any Loan Asset (along with any memoranda or internal documents prepared by the Borrower and provided to its credit committee in connection with such amendment, restatement, supplement, waiver or other modification) (i) with respect to any Material Modification, promptly and in any event within ten Business Days of the effective date of any Material Modification, and (ii) with respect to any amendment, restatement, supplement, waiver or other modification which is not a Material Modification, within 45 days after the end of each quarter end.

SECTION 6.08 [Reserved].

SECTION 6.09 Annual Independent Public Accountant’s Servicing Reports. The Borrower will cause a firm of nationally recognized independent public accountants or other experts selected by it (who may also render other services to the Borrower) to furnish to the Administrative Agent, each Lender and the Collateral Agent within the twelve-month period following the end of each fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 2021, a report covering such fiscal year (or, with respect to the initial report, covering a shorter period agreed to by the Administrative Agent following the Closing Date) to the effect that such accountants have applied certain procedures to be structured by and agreed-upon between the Borrower and the Administrative Agent to certain documents and records relating to the Collateral under any Transaction Document, compared the information contained in the Quarterly Servicing Reports and the Quarterly Servicing Report Certificates delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that the information and the calculations included in reports and certificates Reports were not determined or performed in accordance with the provisions of this Agreement and such servicing was not conducted in compliance with this Article VI, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

ARTICLE VII.

EVENTS OF DEFAULT

SECTION 7.01 Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a)
the Borrower fails to:
(i)
to make any payment of principal when due hereunder; or
(ii)
eliminate any Borrowing Base Deficiency within three Business Days (or, subject to satisfaction of the conditions set forth in Section 2.05(a), ten Business Days) of the occurrence thereof; or

(iii)
make payment of outstanding principal of all outstanding Advances, if any, and all interest and all Fees accrued and unpaid thereon together with all other Obligations on the Final Maturity Date, including, but not limited to, any Prepayment Premium; or
(iv)
make payment of any other Obligation when due hereunder, whether of interest on each Payment Date, fees or payment of any other Obligations under any other Transaction Document when due, and such failure continues unremedied for five Business Days; or

(b) the Borrower defaults in making any payment required to be made under one or more agreements for borrowed money to which it is a party (other than this Agreement), and any such failure continues unremedied for 10 Business Days, or an event of default is declared and the obligations are accelerated under any such facility, in each case, and such default is not cured or remedied within the applicable cure period, if any, provided for under such agreement; or

(c) Investment Manager defaults in making any payment when due (after giving effect to any related grace period) under one or more agreements for borrowed money to which it is a party (other than this Agreement) in an aggregate principal amount in excess of $1,000,000, and any such failure continues unremedied for 10 Business Days, or an event of default is declared and the obligations are accelerated under any such facility (without regard to waivers granted thereunder), and such default is not cured or remedied within the applicable cure period, if any, provided for under such agreement; or

(d) any failure on the part of the Borrower to duly observe or perform (other than covenants or agreements with respect to which another clause of this Section 7.01 expressly relates):

(i)
any covenants or agreements of the Borrower set forth in Sections 5.01(b), (c), (d), (e), (h), (i), (q), (dd) and (ff), Section 5.02, and Section 5.03 of this Agreement, or
(ii)
any other covenants or agreements of the Borrower set forth in this Agreement or the other Transaction Documents and the same continues unremedied for a period of 10 Business Days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Borrower by the Administrative Agent or Collateral Agent, and (ii) the date on which the Borrower acquires knowledge thereof; or

(e) the occurrence of a Bankruptcy Event relating to Investment Manager or the Borrower;

or

(f) a Change of Control shall have occurred; or

(g) any failure by the Borrower to make any payment, transfer or deposit into the Collection Account as required by this Agreement or any Transaction Document which continues unremedied (i) if such failure is due to an event beyond the Borrower’s control, for a period of three Business Days, and (ii) in any other event, for a period of two Business Days; or

(h) (1) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $500,000 against the Borrower or $2,500,000 against the Investment Manager, and such Person, as the case may be, shall not have either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms, (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal or (iii) in the case of Investment Manager, received insurance proceeds in the amount of such judgment, decree or order as a result thereof or (2) the Borrower shall have made any payments of amounts in excess of $500,000, or the Investment Manager shall have made payments of amounts in excess of $2,500,000, in each case, in the settlement of any litigation, claim or dispute (excluding payments made from insurance proceeds); or

(i) (1) any Transaction Document, or any Lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, or Investment Manager (other than as a result of the Collateral Agent (A) failing to make the appropriate initial filings of uniform commercial code financing statements, (B) terminating any such filings, or (C) sending a written notice terminating its exclusive right to deliver any Notice of Exclusive Control),

(2) the Borrower, Investment Manager or any other party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any lien or security interest thereunder, or

(3) any security interest in the Collateral securing any obligation under any Transaction Document shall, in whole or in part, cease to be a first priority perfected security interest except as to Permitted Liens or otherwise expressly permitted to be released in accordance with the applicable Transaction Document (other than as a result of the Collateral Agent (A) failing to make the appropriate initial filings of uniform commercial code financing statements, (B) terminating any such filings, or (C) sending a written notice terminating its exclusive right to deliver any Notice of Exclusive Control); or

(j) the failure on the part of the Borrower to make any payment, transfer or deposit into the Collection Account, as required by this Agreement or any Transaction Document, which continues unremedied for a period of two Business Days after the Borrower acquires notice or knowledge of such failure; or

(k) the failure on the part of the Borrower to deliver any report, certificate, statement or other document required to be delivered under clauses (b), (c), or (d) of Section 6.07, or under Section

6.09 and such failure continues for five Business Days after the date when due; or

(l) either (A) a Governmental Authority with the authority to determine the permissibility of the Lenders’ making Advances hereunder or the appropriateness of the accounting or regulatory capital treatment thereof asserts that (i) the Borrower is (or may be deemed to be) a “covered fund” under the Volcker Rule, and (ii) the terms of this Agreement create (or may be deemed to create) an

“ownership interest” (as defined in the Volcker Rule) in the Borrower or (B) the Administrative Agent has reasonably determined that an event of the type described in the foregoing subclause (A) of this clause (n) is likely, with notice or lapse of time, occur; or

(m) the Borrower shall become required to register as an “investment company” within the meaning of Section 8 of the 1940 Act or the arrangements contemplated by the Transaction Documents shall require registration as an “investment company” within the meaning of the 1940 Act, or the business and other activities of the Borrower, including but not limited to, the acceptance of the Advances by the Borrower made by the Lenders, the application and use of the proceeds thereof by the Borrower and the consummation and conduct of the transactions contemplated by the Transaction Documents to which the Borrower is a party result in a violation by the Borrower or any other party to the Transaction Documents of the 1940 Act or the rules and regulations promulgated thereunder; or

(n) the Internal Revenue Service shall file notice of a lien, other than a Permitted Lien, pursuant to Section 6323 of the Code with regard to any assets of the Borrower or Investment Manager and such lien shall not have been released within 10 Business Days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower and such lien shall not have been released within 10 Business Days; or

(o) any representation, warranty or certification made by the Borrower in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made, and continues to be unremedied for a period of 30 days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Borrower by the Administrative Agent or the Collateral Agent (which shall be given at the direction of the Administrative Agent) and (ii) the date on which a Responsible Officer of the Borrower acquires knowledge thereof; or

(p) the Borrower ceases to have a valid, perfected first priority ownership interest in all of the Collateral (subject to Permitted Liens) (other than as a result of the Collateral Agent (A) failing to make the appropriate initial filings of uniform commercial code financing statements, (B) terminating any such filings, or (C) sending a written notice terminating its exclusive right to deliver any Notice of Exclusive Control); or

(q) the Borrower makes any assignment or attempted assignment of its respective rights or obligations under this Agreement or any other Transaction Document without first obtaining the specific written consent of each of the Lenders and the Administrative Agent, which consent may be withheld by any Lender or the Administrative Agent in the exercise of its sole and absolute discretion; or

(r) the Borrower or Investment Manager fails to observe or perform any covenant, agreement or obligation with respect to the management and distribution of funds received with respect to the Collateral, and such failure is not cured within five days;

then, the Administrative Agent or the Majority Lenders, may, by notice to the Borrower, declare the Final Maturity Date to have occurred; provided that, in the case of any events described in Section 7.01(e) above, the Final Maturity Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, (i) the Administrative Agent or the Majority Lenders may remove Borrower from the performance of the Loan Asset Servicing and replace Borrower with a Replacement Servicer hereunder, (ii) the Administrative Agent or the Majority Lenders may declare the Advances to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) and any other Obligations to be immediately due and payable, and (iii) all proceeds and distributions in respect of the Portfolio Assets shall be distributed by the Collateral Agent (acting at the direction of the Administrative Agent in its discretion) to the Obligations (provided that the Borrower shall in any event remain liable to pay such Advances and all such amounts and Obligations immediately). In addition, upon any such declaration or upon any such automatic occurrence, the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent, shall have, in addition to all other rights and remedies under this

Agreement or otherwise, all rights and remedies provided under the UCC of the applicable jurisdiction and other Applicable Law, which rights shall be cumulative. Without limiting any obligation of the Borrower hereunder (which shall continue following the occurrence of any Event of Default until such time as the Administrative Agent elects to remove Borrower from the performance of the Loan Asset Servicing and replace Borrower with a Replacement Servicer hereunder), the Borrower confirms and agrees that the Collateral Agent, on behalf of the Secured Parties and at the direction of the Administrative Agent, following an Event of Default, shall, at its option, have the sole right to enforce the Borrower’s rights and remedies under each Assigned Document, but without any obligation on the part of the Administrative Agent, the Lenders or any of their respective Affiliates to perform any of the obligations of the Borrower under any such Assigned Document. Following the occurrence of and during the continuance of any Event of Default, the Interest Rate shall be increased pursuant to the increase set forth in the defined term “Applicable Spread”, effective as of the date of the occurrence of such Event of Default, and shall apply following the occurrence of and during the continuance of such Event of Default.

SECTION 7.02 Additional Remedies of the Administrative Agent.

(a) If, (i) upon the Administrative Agent’s or the Majority Lenders’ declaration that the Advances made to the Borrower hereunder are immediately due and payable pursuant to Section 7.01 upon the occurrence of an Event of Default, or (ii) on the Final Maturity Date, the aggregate outstanding principal amount of the Advances, all accrued and unpaid Fees and interest and any other Obligations are not immediately paid in full, then the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent (acting as directed by the Majority Lenders), in addition to all other rights specified hereunder, shall have the right, in its own name and as agent for the Lenders and Administrative Agent, to immediately sell (at the Borrower’s expense) in a commercially reasonable manner, in a recognized market (if one exists) at such price or prices as the Administrative Agent may reasonably deem satisfactory, any or all of the Collateral and apply the proceeds thereof to the Obligations in accordance with the terms hereof.

(b) The parties recognize that it may not be possible to sell all of the Collateral on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for the assets constituting the Collateral may not be liquid. Accordingly, the Administrative Agent may elect, in its sole discretion, the time and manner of liquidating any of the Collateral, and nothing contained herein shall obligate the Administrative Agent to liquidate any of the Collateral on the date the Administrative Agent or the Majority Lenders declare the Advances made to the Borrower hereunder to be immediately due and payable pursuant to Section 7.01 or to liquidate all of the Collateral in the same manner or on the same Business Day.

(c) If the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent proposes to sell the Collateral or any part thereof in one or more parcels at a public or private sale, at the request of the Collateral Agent or the Administrative Agent, as applicable, the Borrower shall make available to (i) the Administrative Agent, on a timely basis, all information (including any information that the Borrower is required by law or contract to be kept confidential) relating to the Collateral subject to sale, including, without limitation, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials requested by the Administrative Agent, and (ii) each prospective bidder, on a timely basis, all reasonable information relating to the Collateral subject to sale, including, without limitation, copies of any disclosure documents, contracts, financial statements of the applicable Obligors, covenant certificates and any other materials reasonably requested by each such bidder.

(d) The Borrower agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and the Borrower, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Collateral Agent, or the Administrative Agent on its behalf, or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Collateral Agent (acting at the direction of the Administrative Agent) or such court may determine.

(e) Any amounts received from any sale or liquidation of the Collateral pursuant to this Section 7.02 in excess of the Obligations will be applied by the Collateral Agent in accordance with Section 2.04 or as a court of competent jurisdiction may otherwise direct.

(f) The Administrative Agent and the Lenders shall have, in addition to all the rights and remedies provided herein and provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the UCC of any applicable state, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), all rights and remedies available to the Lenders at law, in equity or under any other agreement between any Lender and the Borrower.

(g) Except as otherwise expressly provided in this Agreement or in a written waiver signed by the Persons required under Section 10.01, no remedy provided for by this Agreement shall be exclusive of any other remedy, each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

(h) The Borrower hereby irrevocably appoints each of the Collateral Agent and the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement of the rights and remedies after the occurrence and during the continuance of an Event of Default provided for in this Agreement, including without limitation the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Collateral Agent or the Administrative Agent, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Collateral Agent or the Administrative Agent or all proper bills of sale, assignments, releases and other instruments as may be designated in any such request. Notwithstanding anything to the contrary in any power of attorney furnished hereunder, the Administrative Agent shall not exercise any power of attorney unless an Event of Default has occurred.

(i) (1) If the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent elects to sell the Collateral in whole, but not in part, at a public or private sale, the Borrower may exercise its right of first refusal to purchase the Collateral, in whole but not in part, prior to such sale at a purchase price that is not less than the amount of the Obligations as of the date of such proposed sale. The Borrower’s right of first refusal shall terminate at 4:00 p.m. on the second Business Day following the Business Day on which the Borrower receives notice of the Collateral Agent’s or the Administrative Agent’s election to sell such Collateral, such notice to attach copies of all Eligible Bids received by the Collateral Agent or the Administrative Agent in respect of such Collateral.

(2) If the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent elects to sell less than all of the Collateral in one or more parcels at a public or private sale, the Borrower may exercise its right of first refusal to purchase such portion of the Collateral prior to such sale at a purchase price of not less than the highest Eligible Bid received in respect of such portion of the Collateral as of the date of such proposed sale, as notified by the Collateral Agent or the Administrative Agent to the Borrower. The Borrower’s right of first refusal shall terminate at 4:00 p.m. on the second Business Day following the Business Day on which the Borrower receives notice of the Collateral Agent’s or the Administrative Agent’s election to sell such portion of the Collateral, if such notice is delivered by 12:00 p.m. on such Business Day.

(3) If the Borrower elects not to exercise its right of first refusal as provided in clauses (1) or (2) above, the Collateral Agent (acting as directed by the Administrative Agent) or the Administrative Agent shall sell such Collateral or portion thereof for a purchase price equal to the highest of the Eligible Bids then received. For the avoidance of doubt, any determination of the highest Eligible Bid shall only consider bids for the same parcels of the Collateral.

(4) It is understood that the Borrower may submit its bid for the Collateral or any portion thereof as a combined bid with the bids of other members of a group of bidders, and shall have the right to find bidders to bid on the Collateral or any portion thereof.

(5) It is understood that the Borrower’s right of first refusal shall apply to each proposed sale of the same parcel of the Collateral.

ARTICLE VIII.

INDEMNIFICATION

SECTION 8.01 Indemnities by the Borrower.

(a) Without limiting any other rights which the Affected Parties, the Secured Parties, the Administrative Agent, the Lenders, the Collateral Agent, or any of their respective Affiliates may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Affected Parties, the Secured Parties, Administrative Agent, the Lenders, the Collateral Agent, and each of their respective Affiliates, assigns, officers, directors, employees and agents (each, an “Indemnified Party” for purposes of this Article IX) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements of a single law firm and local counsel in each relevant jurisdiction, awarded against or actually incurred by such Indemnified Party arising out of or as a result of this Agreement or in respect of any of the Collateral (all of the foregoing being collectively referred to as “Indemnified Amounts”), excluding, however,

Indemnified Amounts to the extent resulting solely from (a) gross negligence, bad faith or willful misconduct on the part of such Indemnified Party as determined in a final decision by a court of competent jurisdiction or (b) Loan Assets which are uncollectible due to the Obligor’s financial inability to pay. Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from any of the following (to the extent not resulting from the conditions set forth in (a) or (b) above):

(i)
any Loan Asset treated as or represented by the Borrower to be an Eligible Loan Asset which is not at the applicable time an Eligible Loan Asset, the inclusion, in any computations made by it in connection with any Borrowing Base Certificate or other report prepared by it hereunder, of any Loan Assets which were not Eligible Loan Assets as of the date of any such computation, any Loan Asset being determined as a Warranty Loan Asset or the purchase by any party or origination of any Loan Asset which violates Applicable Law;
(ii)
reliance on any representation or warranty made or deemed made by the Borrower or any of its officers under or in connection with this Agreement or any Transaction Document, including any Quarterly Servicing Report, Quarterly Servicing Report Certificate or any other information or report delivered by or on behalf of the Borrower pursuant hereto which shall have been false or incorrect in any material respect when made or deemed made or delivered;
(iii)
the failure by the Borrower to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law with respect to any item of Collateral, or the nonconformity of any item of Collateral with any such Applicable Law;
(iv)
the failure to vest and maintain vested in the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in the Collateral, free and clear of any Lien other than Permitted Liens, whether existing at the time of the related Advance or at any time thereafter;
(v)
the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Loan Assets included in the Collateral or the other Portfolio Assets related thereto, whether at the time of any Advance or at any subsequent time;
(vi)
any dispute, claim, offset or defense (other than the discharge in bankruptcy of an Obligor) to the payment of any Loan Asset included in the Collateral (including, without limitation, a defense based on such Loan Asset (or the Loan Agreement evidencing such Loan Asset) not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Collateral or the furnishing or failure to furnish such merchandise or services;
(vii)
any failure of the Borrower to perform its duties or obligations in accordance with the provisions of the Transaction Documents to which it is a party or any failure by the Borrower or any Affiliate thereof to perform its respective duties under any Collateral;

(viii)
any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Borrower to qualify to do business or file any notice or business activity report or any similar report;
(ix)
any action taken by the Borrower in the enforcement or collection of the Collateral which results in any claim, suit or action of any kind pertaining to the Collateral or which reduces or impairs the rights of the Administrative Agent or Lender with respect to any Loan Asset or the value of any such Loan Asset or any action or inaction by the Borrower that causes the Collateral Agent, for the benefit of the Secured Parties, not to have a first priority perfected security interest in the Collateral, free and clear of any Lien other than Permitted Liens, whether existing at the time of the related Advance or any time thereafter;
(x)
any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the Underlying Collateral or services that are the subject of any Collateral;
(xi)
any claim, suit or action of any kind arising out of or in connection with Environmental Laws relating to the Borrower or the Collateral, including any vicarious liability;
(xii)
the failure by the Borrower to pay when due any Taxes for which the Borrower is liable, including, without limitation, sales, excise or personal property Taxes payable in connection with the Collateral;
(xiii)
any repayment by the Administrative Agent, the Lenders or a Secured Party of any amount previously distributed in payment of Advances or payment of interest or Fees or any other amount due hereunder, in each case which amount the Administrative Agent, the Lenders or a Secured Party believes in good faith is required to be repaid;
(xiv)
the commingling by the Borrower of Collections required to be remitted to the Collection Account with other funds;
(xv)
any investigation, litigation or proceeding related to this Agreement (or the Transaction Documents), or the use of proceeds of Advances or the Collateral, or the administration of the Loan Assets by the Borrower or any litigation, proceedings or investigation against the Borrower;
(xvi)
any failure by the Borrower to give reasonably equivalent value in consideration of any item of Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;
(xvii)
the use of the proceeds of any Advance in a manner other than as provided in this Agreement and the Transaction Documents;
(xviii)
any failure of the Borrower or any of its agents or representatives to remit to the Collection Account within two Business Days of receipt, Collections with respect to the Collateral remitted to the Borrower or any such agent or representative; or

(xix)
failure or delay in assisting a Replacement Servicer in assuming the Loan Asset Servicing to service and administer the Collateral, or failure or delay in complying with instructions from the Administrative Agent with respect thereto.

(b) Any amounts subject to the indemnification provisions of this Section 8.01 shall be paid by the Borrower to the Administrative Agent on behalf of the applicable Indemnified Party within 10 Business Days following receipt by the Borrower of the Administrative Agent’s written demand therefor on behalf of the applicable Indemnified Party (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts). The Administrative Agent, on behalf of any Indemnified Party making a request for indemnification under this Section 8.01, shall submit to the Borrower a certificate setting forth in reasonable detail the basis for and the computations of the Indemnified Amounts with respect to which such indemnification is requested, which certificate shall be conclusive absent demonstrable error.

(c) If the Borrower has made any payments in respect of Indemnified Amounts to the Administrative Agent on behalf of an Indemnified Party pursuant to this Section 8.01 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Borrower in an amount equal to the amount it has collected from others in respect of such Indemnified Amounts, without interest.

(d) The obligations of the Borrower under this Section 8.01 shall survive the resignation or removal of the Administrative Agent, the Lenders, or the Collateral Agent, and the termination of this Agreement.

(e) An indemnification obligation under this Section 8.01 shall not arise solely as a result of a Loan Asset being uncollectible due to the Obligor’s financial inability to pay.

Each applicable Indemnified Party shall deliver to the Indemnifying Party under Section 8.01, within a reasonable time after such Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by such Indemnified Party relating to the claim giving rise to the Indemnified Amounts; provided that failure to deliver such copies shall not relieve the Indemnifying Party of its obligations hereunder unless the indemnifying Party is materially and adversely prejudiced thereby (and in such case, only to the extent so materially and adversely prejudiced by such failure).

SECTION 8.02 Legal Proceedings. In the event an Indemnified Party becomes involved in any action, claim, or legal, governmental or administrative proceeding (an “Action”) for which it seeks indemnification hereunder, the Indemnified Party shall promptly notify the other party or parties against whom it seeks indemnification (the “Indemnifying Party”) in writing of the nature and particulars of the Action; provided that its failure to do so shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure has a material adverse effect on the Indemnifying Party. Upon written notice to the Indemnified Party acknowledging in writing that the indemnification provided hereunder applies to the Indemnified Party in connection with the Action (subject to the exclusion in the first sentence of Section 8.01, the first sentence of Section 8.02 or Section 8.02(d), as applicable), the Indemnifying Party may assume the defense of the Action at its expense with counsel reasonably acceptable to the Indemnified Party. The Indemnified Party shall have the right to retain separate counsel in connection with the Action, and the Indemnifying Party shall not be liable for the legal fees and expenses of the Indemnified Party after the Indemnifying Party has done so; provided that if the Indemnified Party determines in good faith that there may be a conflict between the positions of the Indemnified

Party and the Indemnifying Party in connection with the Action, or that the Indemnifying Party is not conducting the defense of the Action in a manner reasonably protective of the interests of the Indemnified Party, the reasonable legal fees and expenses of the Indemnified Party shall be paid by the Indemnifying Party; provided, further, that the Indemnifying Party shall not, in connection with any one Action or separate but substantially similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees or expenses of more than one separate firm of attorneys (and any required local counsel) for such Indemnified Party, which firm (and local counsel, if any) shall be designated in writing to the Indemnifying Party by the Indemnified Party. If the Indemnifying Party elects to assume the defense of the Action, it shall have full control over the conduct of such defense; provided that the Indemnifying Party and its counsel shall, as reasonably requested by the Indemnified Party or its counsel, consult with and keep them informed with respect to the conduct of such defense. The Indemnifying Party shall not settle an Action without the prior written approval of the Indemnified Party unless such settlement provides for the full and unconditional release of the Indemnified Party from all liability in connection with the Action. The Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection with the defense of the Action.

SECTION 8.03 After-Tax Basis. Indemnification under Section 8.01 and 8.02 shall be in an amount necessary to make the Indemnified Party whole after taking into account any Tax imposed on the Indemnified Party resulting from the receipt of the indemnity provided hereunder, including, without limitation, the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.

ARTICLE IX.

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

SECTION 9.01 The Administrative Agent.

(a) Appointment. Each Lender and each Secured Party hereby appoints and authorizes the Administrative Agent as its agent hereunder and hereby further authorizes the Administrative Agent to appoint additional agents to act on its behalf and for the benefit of each Lender and each Secured Party. Each Lender and each Secured Party further authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.

(c) Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own fraud, gross negligence or willful misconduct as determined in a final decision by a court of competent jurisdiction. Each Lender and each Secured Party hereby waives any and all claims against the Administrative Agent or any of its Affiliates for any action taken or omitted to be taken by the Administrative Agent or any of its Affiliates under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own fraud, gross negligence or willful misconduct as determined in a final decision by a court of competent jurisdiction. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or email) believed by it to be genuine and signed or sent by the proper party or parties.

(d) Actions by Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of any Lender as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Lenders; provided that, notwithstanding anything to the contrary herein, the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise. In the event the Administrative Agent requests the consent of a Lender pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive or negative) from such Person within ten Business Days of such Person’s receipt of such request, then such Lender shall be deemed to have declined to consent to the relevant action.

(e) Notice of Event of Default, Unmatured Event of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default or Unmatured Event of Default, unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a “Notice of Event of Default,” or “Notice of Unmatured Event of Default” as applicable. The Administrative Agent shall (subject to Section 9.01(c)) take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by any Lender acting jointly or as the Administrative Agent shall deem advisable or in the best interest of the Administrative Agent.

(f) Credit Decision with Respect to the Administrative Agent. Each Lender and each Secured Party acknowledges that none of the Administrative Agent or any of its Affiliates has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any of its Affiliates or review or approval of any of the Collateral, shall be deemed to constitute any representation or warranty by any of the Administrative Agent or its Affiliates to any Lender as to any matter, including whether the Administrative Agent has disclosed material information in its possession. Each Lender and each Secured Party acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender and each Secured Party also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party. Each Lender and each Secured Party hereby agrees that the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or its Affiliates which may come into the possession of the Administrative Agent or any of its Affiliates.

(g) Indemnification of the Administrative Agent. Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower), ratably in accordance with its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by the Administrative Agent hereunder or thereunder; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s fraud, gross negligence or willful misconduct as determined in a final decision by a court of competent jurisdiction; provided, further, that no action taken in accordance with the directions of any Lender shall be deemed to constitute fraud, gross negligence or willful misconduct for purposes of this Article X. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent, ratably in accordance with its Pro Rata Share, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Administrative Agent or the Lenders hereunder or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

(h) Successor Administrative Agent. The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving at least five days’ written notice thereof to each Lender and the Borrower and may be removed at any time with cause by the Lenders and the Borrower acting jointly. Upon any such resignation or removal, the Lenders acting jointly shall appoint a successor Administrative Agent, which appointment, prior to the occurrence and continuance of an Event of Default, shall be subject to the consent of the Borrower. Each Lender (and the Borrower, when applicable) agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article X shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If, at the time that the Administrative Agent’s resignation is effective, it is acting as the Swing Lender, such resignation will also operate to effectuate its resignation as the Swing Lender, and it will automatically be relieved of any further obligation to make Swing Loans.

(i) Payments by the Administrative Agent. Unless specifically allocated to a specific Lender pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lenders shall be allocated in accordance with their related Lender’s respective Pro Rata Share on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 p.m. on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day.

SECTION 9.02 The Collateral Agent.

(a) Designation of the Collateral Agent. Each of the Borrower, the Administrative Agent and the Lenders hereby designate and appoint Webster Bank, N.A. (f/k/a Sterling National Bank) to act as Collateral Agent hereunder for the purposes of perfection of a security interest in the Collateral and hereby authorizes the Collateral Agent to take such actions on its behalf and on behalf of each of the Secured Parties and to exercise such powers and perform such duties as are expressly granted to the Collateral Agent by this Agreement. Webster Bank, N.A. (f/k/a Sterling National Bank) hereby accepts such agency appointment to act as Collateral Agent pursuant to the terms of this Agreement and agrees to perform the duties set forth in Section 9.02(b).

(b) Exercise of Powers.

(i)
The Administrative Agent, each Lender and each Secured Party further authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality of the foregoing, each Secured Party hereby appoints the Collateral Agent (acting at the direction of the Administrative Agent) as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent deems necessary or desirable in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Collateral Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Loan Assets now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. Nothing in this Section 9.02(b) shall be deemed to relieve the Borrower of its obligations to protect the interest of the Collateral Agent (for the benefit of the Secured Parties) in the Collateral, including to file financing and continuation statements in respect of the Collateral in accordance with Section 5.01(q) and (aa). In addition, the Collateral Agent may take any actions directed by the Administrative Agent from time to time.
(ii)
Except as expressly provided herein, the Collateral Agent shall not be under any duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement unless and until (and to the extent) expressly so directed by the Administrative Agent. The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the request or direction of any Secured Party, to the extent that this Agreement provides such Secured Party the right to so direct the Collateral Agent, or the Administrative Agent. The Collateral Agent shall not be deemed to have notice or knowledge of any matter hereunder, including an Event of Default, unless a Responsible Officer of the Collateral Agent has received written notice thereof hereunder.
(iii)
The Collateral Agent is authorized to enter into the Collection Account Agreement.

(c) Limitation on Liability.

(i)
The Collateral Agent may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties. The Collateral Agent may rely conclusively on and shall be fully protected in acting upon (i) the written instructions of any designated officer of (A) the Borrower (but solely with respect to a matter on which the Borrower is expressly entitled under this Agreement to instruct the Collateral Agent), (B) the Collateral Agent or (C) the Administrative Agent or (ii) the verbal instructions of the Administrative Agent.
(ii)
The Collateral Agent may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(iii)
The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct or grossly negligent performance or omission of its duties.

(d) No Warranty or Representation; No Implied Duties; No Guaranty.

(i)
The Collateral Agent makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Agent shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it.
(ii)
The Collateral Agent shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Agent. Notwithstanding any provision to the contrary elsewhere in the Transaction Documents, the Collateral Agent shall not have any fiduciary relationship with any party hereto or any Secured Party in its capacity as such, and no implied covenants, functions, obligations or responsibilities shall be read into this Agreement, the other Transaction Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the other parties hereto that the Collateral Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility.
(iii)
The Collateral Agent shall not be required to expend or risk its own funds in the performance of its duties hereunder.
(iv)
It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral.

ARTICLE X.

MISCELLANEOUS

SECTION 10.01 Amendments and Waivers.

(a) (i) No amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Majority Lenders and, (1) solely if such amendment or modification would adversely affect the rights and obligations of the Administrative Agent or the Collateral Agent, the written agreement of the Administrative Agent or the Collateral Agent, as applicable and (2) solely if such amendment or modification would adversely affect the rights and obligations of the Swing Lender, the written agreement of the Swing Lender; and (ii) no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Borrower shall be effective without the written concurrence of the Administrative Agent and the Majority Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) Notwithstanding the provisions of Section 10.01(a), (1) the written consent of all of the Lenders holding Commitments shall be required for any amendment, modification or waiver, (i) modifying the provisions of this Section 10.01 or the definition of “Majority Lenders” hereunder, (ii) releasing any Collateral except as expressly set forth herein, (iii) extending the Scheduled Commitment Termination Date, the Scheduled Maturity Date or the “Revolving Period”, or (iv) of any provision of Section 2.04 or Section 3.02(c)(i) through (iv), and (2) the written consent of the Lender(s) affected thereby shall be required for any amendment, modification or waiver (i) reducing or waiving any outstanding Advances, or the interest thereon or any fee, costs or expenses payable to any Lender hereunder, (ii) postponing any date for any payment of any Advance, or the interest thereon or any fee, costs or expenses payable to any Lender hereunder.

(c) Notwithstanding anything to the contrary contained herein, no Defaulting Lender shall have any right to approve or vote on any amendment, waiver or consent hereunder, except that the Commitment of such Defaulting Lender shall not be increased or extended without the consent of such Defaulting Lender.

SECTION 10.02 Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication (other than to the Borrower) and communication by e-mail) and faxed (other than to the Borrower), e-mailed or delivered, to each party hereto, at its address set forth below:

If to the Borrower:

Star Mountain Lower Middle-Market Capital

Corp. 140 East 45th Street, 37th Floor

New York, New York 10017

Attention: Brett Hickey, Christopher Gimbert and

Matthew Guitard

Telephone: (646) 787-0203

E-Mail:

brett.hickey@starmountaincapital.com chris.gimbert@starmountaincapital.com matthew.guitard@starmountaincapital.com

with a copy to:	Lowenstein Sandler LLP One Lowenstein Drive Roseland, NJ 07068 Attention: Edward S. Nadel Email: ENadel@lowenstein.com

If to the initial Lender, the Administrative Agent and the Collateral Agent:	Webster Bank, N.A. 360 Hamilton Ave, 7th Floor White Plains, NY 10601 Attention: Andrew Shuster Managing Director – Head of Lender Finance Telephone No.: 212-757-8065 Email: ashuster@websterbank.com

With a copy to:	Webster Bank, N.A. One Jericho Plaza Jericho, NY 11753 Attention: Meredith Kaye-Rosen/Myriam Ferguson Telephone No.:845-917-5579/516-327-7704 Email: mkaye@websterbank.com ; mferguson2@websterbank.com

With a copy to:	King & Spalding LLP 1185 Avenue of the Americas New York, New York 10036 Attention: Terry D. Novetsky, Esq. email: tnovetsky@kslaw.com or at such other address as shall be designated by such party in a written notice to the other parties hereto. All notices and communications shall be effective when received.

SECTION 10.03 No Waiver Remedies. No failure on the part of the Administrative Agent, the Collateral Agent, any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 10.04 Binding Effect; Assignability; Multiple Lenders.

(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each Lender, the Collateral Agent, and their respective successors and permitted assigns. Each Lender and their respective successors and assigns may assign (with the consent of the Administrative Agent, such consent not to be unreasonably withheld), or grant a security interest or sell a participation interest in, (i) this Agreement and such Lender’s rights and obligations hereunder and interest herein in whole or in part (including by way of the sale of participation interests therein) or (ii) any Advance (or portion thereof) to any Eligible Assignee; provided that unless an Event of Default has occurred, the consent of the Borrower (such consent not to be unreasonably withheld) shall be required for any Lender to assign to any Eligible Assignee that is not an Affiliate of such Lender. Any assignee that is not already a Lender immediately prior to such assignment shall execute and deliver to the Borrower and the Administrative Agent a fully-executed Transferee Letter substantially in the form of Exhibit I hereto (a “Transferee Letter”) and a fully-executed Joinder Supplement. Any Assuming Lender shall execute and deliver to the Borrower and the Administrative Agent a fully-executed Joinder Supplement. Any Assuming Lender and the parties to any such assignment, grant or sale of a participation interest shall execute and deliver to the related Lender for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties and the applicable Lender. The Borrower may not assign, or permit any Lien to exist upon, any of its rights or obligations hereunder or under any Transaction Document or any interest herein or in any Transaction Document without the prior written consent of each Lender and the Administrative Agent.

(b) Notwithstanding any other provision of this Section 10.04, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of principal and interest) under this Agreement to secure obligations of such Lender to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Lender as a party hereto, as the case may be.

(c) If a Lender (i) is a Defaulting Lender, (ii) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and the Majority Lenders consented (whether pursuant to Section 10.01 or otherwise), or (iii) requests that the Administrative Agent deliver a demand for payment by the Borrower of amounts payable pursuant to Section 2.09 or Section 2.10, then, in addition to any other rights and remedies that any Person may have, the Administrative Agent or the Borrower may, by notice to the applicable Lender within 120 days after such event (with a copy of such notice concurrently delivered to the Administrative Agent), either (1) require such Lender to assign all of its rights and obligations under the Transaction Documents to one or more Eligible Assignees specified by the Borrower or the Administrative Agent within 20 days after the Borrower’s notice~~. The~~, or (2) cause all amounts owing to such Lender under the Transaction Documents to be repaid in full (including through the making of an Advance hereunder), at which time such Lender shall cease to be a Lender hereunder, and such Lender’s Commitment shall be terminated. In the event of any assignment, the Administrative Agent is irrevocably appointed as attorney-in-fact to execute any such assignment if any member of the affected Lender fails to execute same. In the event of any such repayment, such amount may, in the Agent’s discretion, be paid through settlement pursuant to Section 2.02(g), and such Lender agrees to make all payments to effectuate such settlement, but only to the extent that (i) the conditions set forth in Section 3.02 are satisfied at the time of such reallocation (and, unless the Borrower has otherwise notified the Administrative Agent at such time, the Borrower will be deemed to have represented and warranted that such conditions are satisfied at such time); and (ii) such reallocation does not cause the aggregate Advances of any Lender to exceed such Lender’s Commitment. The affected Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Transaction Documents, including all principal, interest and fees through the date of assignment (and including, for the avoidance of doubt, any amounts payable pursuant to Section 2.09(a) or (b) the request for which resulted in the application of this Section 10.04(c)).

(d) Upon the effectuation of any assignment by any Lender of all or any of its rights and obligations under the Transaction Documents pursuant to Section 10.04(a) or Section 10.04(c) and the delivery to the Administrative Agent of all assignment documentation and the Transferee Letter, the Administrative Agent shall revise Schedule 1.01(a) to reflect such assignment.

(e) Each Affected Party and each Indemnified Party shall be an express third party beneficiary of this Agreement.

SECTION 10.05 Term of This Agreement. This Agreement, including, without limitation, the Borrower’s representations and covenants set forth in Articles IV and V shall remain in full force and effect until the Collection Date; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower pursuant to Articles III and IV and the indemnification and payment provisions of Article VIII, IX and XIV and the provisions of Section 2.09, Section 2.10, Section 10.07 and (for a period of one year) Section 10.10 shall be continuing and shall survive any termination of this Agreement.

SECTION 10.06 GOVERNING LAW; JURY WAIVER. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

SECTION 10.07 Costs, Expenses and Taxes.

(a) In addition to the rights of indemnification granted to the Collateral Agent, the Administrative Agent, the Lenders, and their respective Affiliates under Section 9.01 and Section 9.02 hereof, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, the Lenders, and the Collateral Agent, incurred in connection with the pre-closing due diligence, preparation, execution, delivery, administration (including due diligence and periodic auditing and inspections incurred in connection with Section 5.01(bb) or following an Event of Default and all other related fees and expenses), syndication, renewal, amendment or modification of, any waiver or consent issued in connection with, this Agreement, the Transaction Documents and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees, disbursements and other charges of rating agency and accounting costs and fees, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent, the Lenders, and the Collateral Agent, with respect thereto and with respect to advising the Administrative Agent, the Lenders, and the Collateral Agent, as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all reasonable and documented out-of-pocket costs and expenses, if any (including outside counsel fees and expenses), incurred by the Administrative Agent, the Lenders or the Collateral Agent, in connection with the enforcement or potential enforcement of this Agreement or any Transaction Document by such Person and the other documents to be delivered hereunder or in connection herewith. Unless otherwise set forth herein, all costs and expenses shall be payable within 30 days after receipt of written demand therefor.

(b) The Borrower shall pay on demand any and all present and future stamp, sales, excise, property and other similar Taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, enforcement, filing and recording of this Agreement, the other Transaction Documents or any other document providing liquidity support, credit enhancement or other similar support to the Lenders in connection with this Agreement or the funding or maintenance of Advances hereunder.

SECTION 10.08 Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail in portable document format (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. In the event that any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and any agreements or letters (including Fee Letters) executed in connection herewith contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any Fee Letter delivered by the Borrower to the Administrative Agent and the Lenders.

SECTION 10.09 Consent to Jurisdiction; Service of Process.

(a) Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) The Borrower agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Borrower, at its address specified in Section 10.02 or at such other address as the Administrative Agent shall have been notified in accordance herewith. Nothing in this Section 10.09 shall affect the right of the Lenders, the Administrative Agent or the Lenders to serve legal process in any other manner permitted by law.

SECTION 10.10 Confidentiality.

(a) Each of the Administrative Agent, the Lenders, the Collateral Agent, and the Borrower, shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Agreement and all information with respect to the other parties, including all information regarding the business of the Borrower hereto and their respective businesses obtained by it or them and any of the Portfolio Assets in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants, investigators, auditors, attorneys or other agents, including any Rating Agency or valuation firm engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Loan Assets contemplated herein and the agents of such Persons (“Excepted Persons”); provided that each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Administrative Agent, the Lenders, the Collateral Agent, and the Borrower, that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower and its affiliates, (ii) disclose such information as is required by Applicable Law and (iii) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. Notwithstanding the foregoing provisions of this Section 10.10(a), the Borrower may, subject to Applicable Law and the terms of any Loan Agreements, make available copies of the documents in the Servicing Files and such other documents it holds to any of its creditors. It is understood that the financial terms that may not be disclosed except in compliance with this Section 10.10(a) include, without limitation, all fees and other pricing terms, and all Events of Default, and priority of payment provisions.

(b) Anything herein to the contrary notwithstanding, the Borrower hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Lenders or the Collateral Agent by each other, (ii) by the Administrative Agent, the Lenders and the Collateral Agent to any prospective or actual assignee or participant of any of them provided such Person agrees to hold such information confidential, or (iii) by the Administrative Agent, the Lenders and the Collateral Agent, as applicable, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Lenders, the Administrative Agent, and the Collateral Agent may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known; (ii) disclosure of any and all information (a) if required to do so by any applicable statute, law, rule or regulation (including, without limitation Rule 17g-5), (b) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the Lenders’, the Administrative Agent’, or the Collateral Agent’s, business or that of their affiliates, (c) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, any Lender, the Collateral Agent, the Borrower or an officer, director, employer, shareholder or affiliate of any of the foregoing is a party, (d) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower, (e) to any affiliate, independent or internal auditor, agent, employee or attorney of the Collateral Agent having a need to know the same with respect to this Agreement; provided that the disclosing party advises such recipient of the confidential nature of the information being disclosed, or (f) permitted to be disclosed under Section 10.14; or (iii) any other disclosure authorized by the Borrower.

SECTION 10.11 Non-Confidentiality of Tax Treatment.

All parties hereto agree that each of them and each of their employees, representatives, and other agents may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to any of them relating to such tax treatment and tax structure. “Tax treatment” and “tax structure” shall have the same meaning as such terms have for purposes of Treasury Regulation Section 1.6011-4; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, the provisions of this Section 10.11 shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

SECTION 10.12 Waiver of Set Off.

Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against the Administrative Agent, the Lenders or their respective assets.

SECTION 10.13 Headings and Exhibits.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

SECTION 10.14 Ratable Payments.

If any Lender, whether by setoff or otherwise, shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Advances owing to it (other than pursuant to Section 2.09 or Section 2.10) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

SECTION 10.15 Failure of Borrower to Perform Certain Obligations.

If the Borrower fails to perform any of its agreements or obligations under Section 5.01(q), Section 5.02(n), the Administrative Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Borrower upon the Administrative Agent’s demand therefor.

SECTION 10.16 Power of Attorney. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower

(i) to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral. This appointment is coupled with an interest and is irrevocable.

SECTION 10.17 Delivery of Termination Statements, Releases, etc. Upon payment in full of all of the Obligations and the termination of this Agreement, the Administrative Agent and the Collateral Agent shall deliver to the Borrower termination statements, reconveyances, releases and other documents necessary or appropriate to evidence the termination of its Lien securing the Obligations, all at the expense of the Borrower.

SECTION 10.18 “KYC” Requirements; USA PATRIOT Act. The Borrower shall provide all documentation and other information reasonably requested by the Administrative Agent or the Collateral Agent in their sole discretion or required by regulatory authorities with respect to the Borrower under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, all in form and substance reasonably satisfactory to the Administrative Agent and each Lender Agent.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:

STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP.

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]
[Signature Page to

Loan and Servicing Agreement]

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT:

WEBSTER BANK, N.A. (F/K/A STERLING NATIONAL BANK)

By:
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to

Loan and Servicing Agreement]

LENDER:

WEBSTER BANK, N.A. (F/K/A STERLING NATIONAL BANK)

By:
Name:
Title:

[Signature Page to

Loan and Servicing Agreement]

SCHEDULE 1.01(a)

Commitments

Lender	Commitment	Percentage
Webster Bank, N.A. (f/k/a Sterling National Bank)	$~~67,500,000~~87,500,000	~~33.75~~47.30%
Dime Commercial Bank (f/k/a Dime Community Bank)	$25,000,000	~~12.50~~13.51%
~~First Foundation Bank~~	~~$20,000,000~~	~~10.00%~~
Mitsubishi HC Capital America, Inc.	$20,000,000	~~10.00~~10.81%
Woodforest National Bank	$20,000,000	~~10.00~~10.81%
Peapack Private Bank & Trust (f/k/a Peapack-Gladstone Bank)	$17,000,000	~~8.50~~9.19%
Hanmi Bank	$15,500,000	~~7.75~~8.38%
~~Apple Bank~~	~~$15,000,000~~	~~7.50%~~
TOTAL	$~~200,000,000.00~~185,000,
	000.00

SCHEDULE 1.01(b)

Eligibility Criteria

The following criteria the (“Eligibility Criteria”) shall be true and correct with respect to such Loan Asset to be considered an Eligible Loan Asset:

(a)
The Loan Asset was selected and recommended by the Investment Manager, was originated or acquired in the ordinary course of the Borrower’s business in accordance with the Servicing Standard and was approved by the Administrative Agent.
(b)
The Loan Asset is either a First Lien Loan Asset, a First Lien Last-Out Loan Asset or a Second Lien Loan Asset, and including any Revolving Loan Asset and Delayed Draw Loan Asset within any such category, and the applicable Obligor meets the Senior Net Leverage Ratio or Total Net Leverage Ratio requirement, as applicable, to be a Tier 1 Obligor, Tier 2 Obligor or Tier 3 Obligor.
(c)
The Loan Asset is not a Cov-Lite Loan.
(d)
The Loan Asset is not a mezzanine loan, an unsecured loan, a Structured Finance Obligation, a Synthetic Obligation, a DIP Loan Asset, a PIK Loan Asset, a corporate rescue loan, a project finance loan, a shipping/aircraft or infrastructure/construction loan, a single purpose real estate loan or a debt or equity instrument issued in relation to a collateralized loan obligation.
(e)
If such Loan Asset is a Second Lien Loan Asset, the related Obligor for such Loan Asset has EBITDA of at least $10,000,000.
(f)
As of the related Cut-Off Date for such Loan Asset, the related Obligor for such Loan Asset has a Total Net Leverage Ratio of no greater than 6.50 to 1.00; subject, in the case of any Loan Asset owned by the Borrower on or prior to the Fourth Amendment Effective Date that satisfies this condition as of its related Cut-Off Date, but as to which the related Obligor for such Loan Asset had a Total Net Leverage Ratio of 6.50 to 1.00 or higher on the most recent Determination Date preceding the Fourth Amendment Effective Date, to the prior written consent of the Administrative Agent.
(g)
The Loan Asset has a remaining term to maturity as of the related Cut-Off Date of not greater than 7 years.
(h)
The Loan Asset provides for the current payment of cash interest thereunder on at least a quarterly basis, and for a fixed amount of principal payable on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment, in each case, at a price less than par.
(i)
The Borrower has delivered to the Collateral Agent three years historical financial statements of the related Obligor (or such lesser number of years since the date of organization of such Obligor).
(j)
As of the related Cut-Off Date for such Loan Asset, (i) no default or event of default is continuing under the related Loan Agreement or other documentation relating to such Loan Agreement, without consideration of waivers and forbearances Asset (whether identified as such by the Borrower or by the Administrative Agent) and (ii) any payment of interest or principal made with respect to such Loan Asset has not been more than thirty days past due within the preceding twelve months.

(k)
The Loan Asset is not (i) as of the related Cut-Off Date for such Loan Asset, a Delinquent Asset, or (ii) a Charged-Off Asset (in each case whether identified as such by the Borrower or by the Administrative Agent).
(l)
The cash purchase price of such Loan Asset at origination or acquisition by the Borrower is equal to or exceeds 90% of the Outstanding Principal Balance of such Loan Asset, or such lower amount approved by the Administrative Agent in its sole discretion.
(m)
The Loan Asset is denominated and payable only in the United States in U.S. dollars and does not permit the currency to be changed or place of payment to be modified outside of the United States.
(n)
The Loan Agreement and other principal Loan Documents with respect to such Loan Asset are governed by the laws and jurisdiction of the United States.
(o)
The Loan Asset and related Loan Agreement and related documents are in full force and effect and free and clear of Liens.
(p)
The Loan Asset and related Loan Agreement and related documents and Loan Asset File is fully assignable (other than customary market consent rights that may be found in the Loan Documents), and the granting of a security interest hereunder to the Administrative Agent, does not violate, conflict with or contravene any Applicable Law or any contractual or other restriction, limitation or encumbrance.
(q)
If the Obligor is an Obligor of more than one Loan Asset, then each such Loan Asset is (i) cross-collateralized and cross-defaulted, (ii) owned by the Borrower and pledged as Collateral hereunder or (iii) subject to an intercreditor agreement in form and substance satisfactory to the Borrower in its reasonable discretion.
(r)
The Administrative Agent has received, either prior to or within five Business Days of the Cut Off Date for such Loan Asset, the Borrower’s internally approved credit/underwriting presentation (unless such credit/underwriting presentation was not prepared or received by the Borrower in connection with an amendment or other modification to a Loan Asset), the most recent year’s audited financial statements with respect to the applicable Obligor (or if audited financial statements are not available, (i) the most recent year’s quality of earnings report with respect to such Obligor, or (ii) the pro forma financial statements with respect to such Obligor, if such Obligor is a newly formed Person) and most recent covenant compliance certificate, if any, required to be provided to the Borrower with respect to such Loan
(s)
The Loan Agreement qualifies as an “instrument” or a “payment intangible” under article 9 of the UCC.
(t)
The Loan Asset and obligations under the Loan Agreement are not subject to any litigation, dispute, refund, claims of rescission, setoff, netting, counterclaim or defense.
(u)
Payments under the Loan Asset are not subject to withholding tax, fee or governmental charge (unless the Obligor thereon is required under the terms of the related Underlying Instrument to make “gross-up” payments that cover the full amount of such withholding tax, fee or governmental charge on an after-tax basis).
(v)
The Loan Asset is not secured by Margin Stock, nor are the proceeds thereof used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock.

(w)
The Loan Asset is not an equity security, a component of an equity security, nor convertible or exchangeable by its terms into an equity security.
(x)
The Loan Asset is not principally secured by real property.
(y)
The Loan Asset is not a loan participation.
(z)
The Borrower and, to the knowledge of the Borrower, the related Obligor treat the payment obligations under the Loan Asset as indebtedness for tax purposes.
(aa)
The origination of the Loan Asset by the Borrower does not violate Applicable Law, including Dodd-Frank and any “credit risk retention” rules promulgated thereunder.
(bb)
The documents included in the Loan Asset File for such Loan Asset and required to be delivered to the Collateral Agent pursuant to Section 3.04(b) of the Agreement are in the possession of the Collateral Agent as of the date required under Section 3.04(b).
(cc)
The Borrower has all necessary licenses and permits under Applicable Law, to purchase, own and service the Loan Asset in the state where the related Obligor is located.
(dd)
The Loan Asset and the related Loan Agreement do not contain confidentiality restrictions that would prohibit or otherwise prevent the reporting and deliveries required from the Borrower hereunder, (i) prohibit or impede in any material manner the Administrative Agent from conducting its audits in a reasonable manner as contemplated hereunder, or (ii) prohibit or impede any Replacement Servicer from performing their respective duties hereunder or under any other Transaction Document.
(ee)
The acquisition of such Loan will not cause the Borrower or the pool of Collateral to be required to register as an investment company under the 1940 Act.
(ff)
The related Loan Agreement for such Loan Asset requires the Obligor thereunder to (i) pay all maintenance, repair, insurance and taxes related to the Underlying Collateral, (ii) deliver any financial statements by the date that is no later than 60 days after the end of each fiscal quarter, with respect to quarterly reports, and audited financial statements by the date that is no later than 180 days after the end of any fiscal year.
(gg)
The related Obligor for such Loan Asset:
(i)
is a legal entity (and not a natural person), duly formed, existing and in good standing under the laws of a jurisdiction of the United States and whose principal Underlying Collateral is located in the United States;
(ii)
is Solvent and not subject of a Bankruptcy Event;
(iii)
is not a Governmental Authority;
(iv)
is not an Affiliate of the Borrower, the Investment Manager or any of their respective Affiliates ; provided, that in the event that such Obligor is an Affiliate of the Borrower, the Investment Manager or any of their respective affiliates solely as a result of any Equity Interests acquired in connection with any modification or restructuring of the related Loan Asset, such Loan Asset shall not be ineligible as a result of this clause (gg)(iv) as long as the Majority Lenders have consented thereto;
(v)
is not in the business of payday lending, pawn shops, adult entertainment, internet gambling companies, marijuana related businesses, automobile title loans, tax refund anticipation loans, credit repair services, drug paraphernalia, fireworks distributors, tax evasion, assault weapons or firearms manufacturing, businesses engaged in predatory lending practices or strip mining; and
(vi)
is not, and is not an Affiliate of a Person that is, a Sanctioned Person or subject of any action or investigation under any Sanctions Laws, Anti-Corruption Laws and/or Anti-Money Laundering Laws

SCHEDULE 1.01(c)

Industry Categories

•
Aerospace & Defense
•
Air Freight & Logistics
•
Airlines
•
Auto Components
•
Automobiles
•
Banks
•
Beverages
•
Biotechnology
•
Building Products
•
Capital Markets
•
Chemicals
•
Commercial Services & Supplies
•
Communications Equipment
•
Construction & Engineering
•
Construction Materials
•
Consumer Finance
•
Containers & Packaging Distributors
•
Distributors
•
Diversified Consumer Services
•
Diversified Financial Services
•
Diversified Telecommunication Services
•
Services
•
Software
•
Electric Utilities
•
Electrical Equipment
•
Energy Equipment & Services
•
Equity Real Estate Investment Trusts (REITs)
•
Food & Staples Retailing
•
Food Products
•
Gas Utilities

•
Health Care Equipment & Supplies
•
Health Care Providers & Services
•
Health Care Technology
•
Hotels, Restaurants & Leisure
•
Household Durables
•
Household Products
•
Independent Power and Renewable
•
Electricity Producers
•
Industrial Conglomerates
•
Insurance
•
Internet & Direct Marketing Retail
•
Internet Software & Services
•
IT Services
•
Leisure Products
•
Life Sciences Tools & Services
•
Machinery
•
Marine
•
Media
•
Metals & Mining
•
Mortgage Real Estate Investment Trusts (REITs)
•
Multiline Retail
•
Multi-Utilities
•
Oil, Gas & Consumable Fuels
•
Paper & Forest Products
•
Personal Products
•
Pharmaceuticals
•
Professional Services
•
Printing and Publishing
•
Real Estate Management & Development
•
Road & Rail Semiconductors & Semiconductor Equipment Software
•
Specialty Retail
•
Technology Hardware, Storage & Peripherals

•
Textiles, Apparel & Luxury Goods
•
Thrifts & Mortgage Finance
•
Tobacco
•
Trading Companies & Distributors
•
Transportation Infrastructure
•
Water Utilities
•
Wireless Telecommunication Services
•
Entertainment
•
Electronic Equipment, Instruments & Components
•
Road & Rail

SCHEDULE 3.01(a)

Condition Precedent Documents

As required by Section 3.01 of the Agreement, each of the following items must be delivered to the Administrative Agent prior to the effectiveness of the Agreement:

(a)
A copy of this Agreement duly executed by each of the parties hereto;
(b)
A copy of each other Transaction Document duly executed by the parties thereto including, without limitation, the Collection Account Agreement.
(c)
A certificate of an officer of the Borrower, dated the date of this Agreement, certifying(i) the names and true signatures of the incumbent officers of the Borrower authorized to sign on behalf of the Borrower each of the Transaction Documents to which it is a party (on which certificate the Administrative Agent, the Lenders, and the Collateral Agent may conclusively rely until such time as the Administrative Agent and the Lenders shall receive from the Borrower a revised certificate meeting the requirements of this paragraph (b)(i)), (ii) that the copy of the certificate of formation and the Operating Agreement of the Borrower are complete and correct, and that such certificate of formation and the Operating Agreement have not been amended, modified or supplemented other than as attached thereto and are in full force and effect, and (iii) the authorization document of the board of directors approving and authorizing the execution, delivery and performance by such Person of the Transaction Documents to which it is a party;
(d)
A good standing certificate, dated as of a recent date for the Borrower, issued by the Secretary of State of the State of Delaware;
(e)
UCC-1 financing statements describing the Collateral, and naming the Borrower as debtor and the Collateral Agent, on behalf of the Secured Parties, as secured party, and other, similar instruments or documents, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Collateral Agent’s, on behalf of the Secured Parties, interests in all Collateral;
(f)
Copies of tax and judgment lien searches in all jurisdictions reasonably requested by the Administrative Agent and requests for information (or a similar UCC search report certified by a party acceptable to the Administrative Agent), dated a date reasonably near to the Closing Date, and with respect to such requests for information or UCC searches, listing all effective financing statements which name the Borrower (under its present name and any previous name) as debtor and which are filed in the State of Delaware, together with copies of such financing statements (none of which shall cover any Collateral);
(g)
A legal opinion delivered by Lowenstein Sandler LLP, as counsel to the Borrower, reasonably acceptable to the Administrative Agent and addressed to the Administrative Agent, the Lenders, and the Collateral Agent.
(h)
Duly completed copies of IRS Form W-9 (or any successor forms or other certificates or statements that may be required from time to time by the relevant United States taxing authorities or Applicable Law) for the Borrower.

SCHEDULE 4.01(q)

Prior Names, Tradenames, Fictitious Names and “Doing Business As” Names

Prior Names:

1. Star Mountain Credit Opportunities Fund, LP

Annex A

Borrowing Base Model

SEE ATTACHED